$655,000,000

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of February 12, 2004,

as first Amended and Restated as of March 3, 2004,

as second Amended and Restated as of August 27, 2004,

as third Amended and Restated as of February 24, 2006,

as further Amended and Restated as of October 31, 2006,

among

PLY GEM INDUSTRIES, INC.,

as U.S. Borrower,

CWD WINDOWS AND DOORS, INC.

as Canadian Borrower,

PLY GEM HOLDINGS, INC.

and

THE OTHER GUARANTORS PARTY HERETO,

as Guarantors,

THE LENDERS PARTY HERETO,

UBS SECURITIES LLC

and

DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers and Bookrunners,

J.P. MORGAN SECURITIES INC.,

as Co-Arranger,

UBS AG, STAMFORD BRANCH,

as Issuing Bank, Administrative Agent and Collateral Agent,

UBS LOAN FINANCE LLC,

as Swingline Lender,

DEUTSCHE BANK SECURITIES INC.,

as Syndication Agent,

and

JPMORGAN CHASE BANK, N.A.,
as Documentation Agent

Cahill Gordon & Reindel llp
80 Pine Street
New York, NY 10005

TABLE OF CONTENTS

Section                                                                                                                               Page
ARTICLE I

DEFINITIONS
SECTION 1.01	Defined Terms	2
SECTION 1.02	Classification of Loans and Borrowings	42
SECTION 1.03	Terms Generally	42
SECTION 1.04	Accounting Terms; GAAP	42
SECTION 1.05	Resolution of Drafting Ambiguities	42

ARTICLE II

THE CREDITS

ARTICLE III

REPRESENTATIONS AND WARRANTIES

ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS

SECTION 4.01	Conditions to Initial Credit Extension	77
SECTION 4.02	Conditions to All Credit Extensions	80
SECTION 4.03	Conditions to Effectiveness of the Fourth Amendment and Restatement	81

ARTICLE V

AFFIRMATIVE COVENANTS

ARTICLE VI

NEGATIVE COVENANTS

ARTICLE VII

GUARANTEE

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.01	Events of Default	114

ARTICLE IX

COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

SECTION 9.01	Collateral Account	116
SECTION 9.02	Proceeds of Destruction, Taking and Collateral Dispositions	117
SECTION 9.03	Application of Proceeds	118

ARTICLE X

THE AGENTS

ARTICLE XI

MISCELLANEOUS

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ANNEXES

Annex I	Applicable Margin
Annex II	Amortization Table

SCHEDULES

Schedule 1.01(a)	Assumed Debt
Schedule 1.01(c)	Material Indebtedness
Schedule 1.01(d)	Mortgaged Property
Schedule 1.01(e)	Refinancing Indebtedness to Be Repaid
Schedule 1.01(f)	U.S. Subsidiary Guarantors
Schedule 3.03	Governmental Approvals; Compliance with Laws
Schedule 3.05(b)	Real Property
Schedule 3.07(a)	Subsidiaries
Schedule 3.07(c)	Corporate Organizational Chart
Schedule 3.09(c)	Material Agreements
Schedule 3.17	Employee Benefit Plans
Schedule 3.18	Environmental Matters
Schedule 3.19	Insurance
Schedule 3.23	Alcoa Acquisition Documents
Schedule 4.01(g)	Local Counsel
Schedule 4.01(n)(vi)	Landlord Access Agreements
Schedule 4.01(o)(iii)	Title Insurance Amounts
Schedule 4.03(p)	LTM Adjustments
Schedule 5.13(a)	Post-Closing Matters
Schedule 6.01(b)	Existing Indebtedness
Schedule 6.02(c)	Existing Liens
Schedule 6.04(b)	Existing Investments
Schedule 6.09(n)	Existing Affiliate Agreements

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Joinder Agreement
Exhibit G-1	Form of U.S. Landlord Access Agreement
Exhibit G-2	Form of Canadian Landlord Access Agreement
Exhibit H	Restated Form of LC Request
Exhibit I	Form of Lender Addendum
Exhibit J-1	Form of Mortgage
Exhibit J-2	Form of Canadian Mortgage
Exhibit J-3	Form of Leasehold Mortgage
Exhibit K-1	Form of U.S. Term B-1 Note
Exhibit K-2	Form of Canadian Term Note
Exhibit K-3	Form of Revolving Note
Exhibit K-4	Form of Swingline Note
Exhibit K-5	Form of U.S. Term B-2 Note
Exhibit L-1	Form of Perfection Certificate
Exhibit L-2	Form of Perfection Certificate Supplement
Exhibit M-1	Form of U.S. Security Agreement
Exhibit M-2	Form of Canadian Security Agreement
Exhibit N-1	Form of Opinion of Company Counsel
Exhibit N-2	Form of Opinion of Local Counsel
Exhibit N-3	Form of Opinion of Canadian Counsel
Exhibit O	Form of Solvency Certificate
Exhibit P-1	Form of Amended and Restated U.S. Intercompany Note
Exhibit P-2	Form of Amended and Restated Canadian Intercompany Note
Exhibit Q	Form of U.S. Tax Compliance Certificate
Exhibit R	Form of Intercreditor Agreement

CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of February 12, 2004, first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004, third amended and restated as of February 24, 2006 and further amended and restated as of October 31, 2006, among PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower”), CWD Windows and Doors, Inc., a corporation organized under the federal laws of Canada (“Canadian Borrower” and, together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”), PLY GEM HOLDINGS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as co-arranger (in such capacity, “Co-Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank.

WITNESSETH:

WHEREAS, the Borrowers, the Agents and the Lenders entered into this Agreement on February 12, 2004 and first amended and restated this Agreement on March 3, 2004, second amended and restated as of August 27, 2004 and third amended and restated as of February 24, 2006 (as so amended and restated as of such date, the “Existing Credit Agreement”).

WHEREAS, in connection with the Alenco Acquisition, U.S. Borrower requested various Commitments and Credit Extensions on February 24, 2006 which occurred on such date.

WHEREAS, the Alenco Acquisition was consummated on February 24, 2006.

WHEREAS, U.S. Borrower intends to acquire (the “Alcoa Acquisition”) all of the Equity Interests of Alcoa Home Exteriors, Inc. an Ohio corporation (“Alcoa”), pursuant to a securities purchase agreement dated as of September 22, 2006 among Alcoa Securities Corporation and U.S. Borrower (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, the “Alcoa Purchase Agreement”).

WHEREAS, U.S. Borrower desires to (i) rename the U.S. Term Loans under and as defined in the Existing Credit Agreement as “U.S. Term B-1 Loans” and (ii) create a new Class of U.S. Term B-2 Loans under this Agreement in an aggregate principal amount of $187.0 million, having terms identical to the U.S. Term B-1 Loans and having the same rights and obligations as the U.S. Term B-1 Loans as set forth in this Agreement and the other Loan Documents.

WHEREAS, in connection with the Alcoa Acquisition, (i) U.S. Borrower requests that U.S. Term B-2 Loan Lenders extend credit to it in the form of U.S. Term B-2 Loans on the Fourth Amendment Effectiveness Date in an aggregate principal amount of $187.0 million, for purposes of effecting the Alcoa Acquisition and to pay related fees and expenses.

WHEREAS, the Alcoa Acquisition will be consummated on the Fourth Amendment Effectiveness Date.

WHEREAS, U.S. Borrower shall enter into the Second Lien Credit Agreement providing for Second Lien Term Loans in the aggregate principal amount of up to $105,000,000 simultaneously herewith.

WHEREAS, the Borrowers, the Administrative Agent and the Lenders desire, subject to Section 11.06, to further amend and restate this Agreement as set forth herein.

WHEREAS, the proceeds of the Loans are to be used in accordance with Section 3.12.

NOW, THEREFORE, the Lenders are willing to (i) rename U.S. Term Loans as “U.S. Term B-1 Loans”, (ii) extend such credit to the Borrowers and (iii) the Issuing Bank is willing to issue letters of credit for the account of U.S. Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01  Defined Terms

. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR,” when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition and all other payments by Parent or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition (other than fees and expenses related to such Permitted Acquisition), whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by Parent or any of its Subsidiaries.

“Act” shall have the meaning assigned to such term in Section 11.17.

“Additional Term Loans” shall have the meaning assigned to such term in Section 11.02(d).

“Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to Article X.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Advisory Services Agreement” means the advisory services agreement, dated as of February 12, 2004, among U.S. Borrower and Sponsor.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.09, the term “Affiliate” shall also include (i) any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified or (ii) any person that is an executive officer or director of the person specified.

“Agents” shall mean the Arrangers, the Documentation Agent, the Syndication Agent, the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alcoa” shall have the meaning assigned to such term in the preamble hereto.

“Alcoa Acquisition” shall have the meaning assigned to such term in the preamble hereto.

“Alcoa Acquisition Documents” shall mean the collective reference to the Alcoa Purchase Agreement and the other documents listed on Schedule 3.23.

“Alcoa Adjustments” shall mean the adjustments in the amount of $15.0 million listed on Schedule 4.03(p) under the heading “AHE Adjustments to EBITDA”.

“Alcoa Purchase Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alcoa Synergies” shall mean for any period up to $22,000,000 of net cost savings and synergies projected in good faith by U.S. Borrower to be realized in connection with the Alcoa Acquisition and to be realized as a result of specified actions taken during or prior to such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are commenced or committed to no later than 12 months after the Fourth Amendment Effectiveness Date, (C) no cost savings shall be included as Alcoa Synergies to the extent duplicative of any expenses or charges relating to such cost savings that are included in clauses (h) or (i) of the definition of “Consolidated EBITDA”.

“Alenco” shall mean AWC Holding Company, a Delaware corporation.

“Alenco Acquisition” shall mean the acquisition by U.S. Borrower of all of the Equity Interests of Alenco pursuant to the Alenco Purchase Agreement.

“Alenco Acquisition Documents” shall mean the collective reference to the Alenco Purchase Agreement and the other documents listed on Schedule 3.25 to the Existing Credit Agreement.

“Alenco Purchase Agreement” shall mean the securities purchase agreement dated as of February 6, 2006 among FNL Management Corp., the sellers and beneficial sellers party thereto and U.S. Borrower.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.22.

“Applicable Fee” shall mean, for any day, with respect to any Commitment, the applicable percentage set forth in Annex I under the caption “Applicable Fee”.

“Applicable Margin” shall mean, for any day, with respect to any (i) Term Loan, 3.00% for Eurodollar Loans and (y) 2.00% for ABR Loans; provided that if the Total Leverage Ratio of Parent and its Subsidiaries is equal to or less that 4.50 to 1.0 it shall mean with respect to any Term Loan (x) 2.75% for Eurodollar Loans and (y) 1.75% for ABR Loans; and (ii) Revolving Loan, the applicable percentage set forth in Annex I

“Arrangers” shall mean the Joint Lead Arrangers and the Co-Arranger.

“Asset Sale” shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property excluding sales of inventory and dispositions of cash equivalents, in each case, in the ordinary course of business, by Parent or any of its Subsidiaries and (b) any issuance or sale of any Equity Interests of any Subsidiary of Parent, in each case, to any person other than (i) either Borrower, (ii) any Subsidiary Guarantor or (iii) other than for purposes of Section 6.06, any other Subsidiary.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

“Assumed Debt” shall mean the Indebtedness set forth on Schedule 1.01(a) hereto.

“Auto-Renewal Letter of Credit” shall have the meaning assigned to such term in Section 2.18(c)(ii).

“Bailee Letter” shall have the meaning assigned thereto in the Security Agreement.

“Base Rate” shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent in the United States for dollars from time to time; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Borrowing” shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” shall mean a request by U.S. Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Calculation Period” shall have the meaning assigned to such term in Section 2.06(f).

“Canadian Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Canadian Collateral Account” shall mean a collateral account or sub-account established and maintained by the Collateral Agent for the benefit of the Canadian Secured Parties, in accordance with the provisions of Section 9.01.

“Canadian Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Canadian Guarantors” shall have the meaning assigned to such term in Section 7.01.

“Canadian Intercompany Note” shall mean a promissory note substantially in the form of Exhibit P-2.

“Canadian Loan Parties” shall mean Canadian Borrower and the Canadian Guarantors; provided that Parent and U.S. Borrower shall only constitute Canadian Loan Parties in their capacities as Canadian Guarantors.

“Canadian Mortgaged Property” shall mean the Mortgaged Property owned or leased by the Canadian Loan Parties.

“Canadian Obligations” shall mean (a) obligations of Canadian Borrower and the other Canadian Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Canadian Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Canadian Borrower and the other Canadian Loan Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Canadian Borrower and the other Canadian Loan Parties under or pursuant to this Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of Canadian Borrower and the other Canadian Loan Parties under each Hedging Agreement relating to either the Canadian Term Loans or foreign currency exchange rates entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into (provided that each shall provide that it terminates or expires upon, or prior to, the repayment of all Loans hereunder) (each, a “Permitted Canadian Hedging Agreement”) and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Canadian Term Loan Lender, any Affiliate of a Canadian Term Loan Lender, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds, in each case, with respect to Canadian Term Loans.

“Canadian Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders and each party to a Permitted Canadian Hedging Agreement if such person executes and delivers to the Administrative Agent a letter agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 11.03 and 11.09.

“Canadian Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit M-2 among Loan Parties organized under the laws of Canada or a province thereof and Collateral Agent for the benefit of the Canadian Secured Parties.

“Canadian Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to the Canadian Security Agreement delivered on February 12, 2004 or thereafter pursuant to Section 5.10.

“Canadian Security Documents” shall mean the Canadian Security Agreement, the Mortgages entered into by the Canadian Loan Parties and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Canadian Obligations, and all financing statements or instruments of perfection required by this Agreement, the Canadian Security Agreement or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Canadian Security Agreement and any other document or instrument utilized to pledge as collateral for the Canadian Obligations any property.

“Canadian Subsidiary” shall mean a Subsidiary of Canadian Borrower.

“Canadian Subsidiary Guarantor” shall mean a Canadian Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.10.

“Canadian Term Loan” shall mean the term loans made by the Canadian Term Loan Lenders to Canadian Borrower pursuant to Section 2.01(b). Each Canadian Term Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

“Canadian Term Loan Commitment” shall mean, with respect to each Canadian Term Loan Lender, the commitment, if any, of such Canadian Term Loan Lender to make a Canadian Term Loan hereunder on February 24, 2006 in the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Canadian Term Loan Lender. The aggregate amount of the Lenders’ Canadian Term Loan Commitments was $25.0 million on February 24, 2006.

“Canadian Term Loan Lenders” shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum that provide Canadian Term Loan Commitments or make Canadian Term Loans and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption that provides Canadian Term Loan Commitments or makes Canadian Term Loans, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption.

“CapEx Carryfoward Amount” shall have the meaning assigned to such term in Section 6.10(c).

“Capital Expenditures” shall mean, for any period, without duplication, the increase during that period in the gross property, plant or equipment account in the consolidated balance sheet of U.S. Borrower and its Subsidiaries, determined in accordance with GAAP, whether such increase is due to purchase of properties for cash or financed by the incurrence of Indebtedness, but excluding (i) expenditures made in connection with the replacement, substitution or restoration of property pursuant to Section 2.10(f) and (ii) any portion of such increase attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” shall mean, as to any person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or Canada or any agency or instrumentality thereof (provided that the full faith and credit of the United States or Canada is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit of (1) any Lender or Agent or (2) any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States or Canada, any state or province thereof or the District of Columbia having, capital and surplus aggregating in excess of $500.0 million and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any person incorporated in the United States or Canada rated at least A-1 or the equivalent thereof by Standard & Poor’s Rating Service or at least P-1 or the equivalent thereof by Moody’s Investors Service Inc., and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

“Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind and (b) items described in clause (c) or, other than to the extent paid in cash, clauses (f) and (g) of the definition of “Consolidated Interest Expense.”

“Casualty Event” shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Parent or any of its Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

A “Change in Control” shall be deemed to have occurred if:

(a)  Parent at any time ceases to own 100% of the Equity Interests of U.S. Borrower or, prior to an IPO at Parent, Holdings ceases to own 100% of the Equity Interests of Parent or Super Holdings ceases to own 100% of the Equity Interests of Holdings;

(b)  at any time a change of control (as defined in the documentation for any Material Indebtedness) shall occur;

(c)  prior to an IPO, (i) the Permitted Holders cease to own (directly or indirectly), or to have the power to vote or direct the voting of, Voting Stock of U.S. Borrower representing a majority of the voting power of the total outstanding Voting Stock of U.S. Borrower or (ii) the Permitted Holders cease to own (directly or indirectly) Equity Interests representing a majority of the total economic interests of the Equity Interests of U.S. Borrower;

(d)  following an IPO, (i) the Permitted Holders shall fail to own (directly or indirectly), or to have the power to vote or direct the voting of, Voting Stock of U.S. Borrower representing more than 35% of the voting power of the total outstanding Voting Stock of U.S. Borrower, (ii) the Permitted Holders cease to own (directly or indirectly) Equity Interests representing more than 35% of the total economic interests of the Equity Interests of U.S. Borrower or (iii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of U.S. Borrower representing more than the voting power of the Voting Stock of U.S. Borrower owned by the Permitted Holders; or

(e)  following an IPO, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the IPO Entity (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of the IPO Entity, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the IPO Entity.

For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation or any interpretation or application thereof by any Governmental Authority after the date of this Agreement, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Charges” shall have the meaning assigned to such term in Section 11.13.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, U.S. Term B-1 Loans, U.S. Term B-2 Loans, Canadian Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, U.S. Term B-1 Loan Commitment, U.S. Term B-2 Loan Commitment, Canadian Term Loan Commitment or Swingline Commitment, in each case, under this Agreement as originally in effect or pursuant to Sections 11.02(d) or (f), of which such Loan, Borrowing or Commitment shall be a part.

“Co-Arranger” shall have the meaning assigned to such term in the preamble hereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean, collectively, all of the U.S. Security Agreement Collateral, the Canadian Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature pledged as collateral under any Security Document.

“Collateral Account” shall mean the Canadian Collateral Account or the U.S. Collateral Account, as applicable.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Commercial Letter of Credit” shall mean any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by U.S. Borrower or any of its Subsidiaries in the ordinary course of their businesses.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment, U.S. Term B-1 Loan Commitment, U.S. Term B-2 Loan Commitment, Canadian Term Loan Commitment or Swingline Commitment, and any Commitment to make Term Loans of a new Class extended by such Lender as provided in Section 11.02(d).

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Companies” shall mean Parent and its Subsidiaries; and “Company” shall mean any one of them.

“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of U.S. Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Current Assets” shall mean, as at any date of determination, the total assets of U.S. Borrower and its Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of U.S. Borrower and its Subsidiaries in accordance with GAAP.

“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities of U.S. Borrower and its Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of U.S. Borrower and its Subsidiaries in accordance with GAAP.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of U.S. Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of U.S. Borrower (other than any Foreign Subsidiary or any U.S. Subsidiary Guarantor) only if a corresponding amount would be permitted at the date of determination to be distributed to U.S. Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements (other than any municipal loan or related agreements entered into in connection with the incurrence of industrial or economic revenue bonds), instruments, judgments, decrees, orders, statutes, rules and regulations applicable to such Subsidiary or its equityholders):

(a)  Consolidated Interest Expense for such period,

(b)  Consolidated Amortization Expense for such period,

(c)  Consolidated Depreciation Expense for such period,

(d)  Consolidated Tax Expense for such period,

(e)  costs and expenses directly incurred (i) in connection with the Third Amendment Transactions during such period (not to exceed $11.0 million) to the extent actually incurred and expensed within one year of February 24, 2006, and (ii) in connection with the Fourth Amendment Transactions during such period (not to exceed $25.0 million) to the extent actually incurred and expensed within one year of the Fourth Amendment Effectiveness Date

(f)  the aggregate amount of all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

(g)  the amount of management fees and transaction fees paid to Sponsor for such period pursuant to the Advisory Services Agreement in accordance with Section 6.09(e),

(h)  other than for purposes of calculating Excess Cash Flow, Restructuring Expenses in an aggregate amount not to exceed $20.0 million in any Test Period,

(i)  other than for purposes of calculating Excess Cash Flow, amounts related to run rate savings not to exceed $10,000,000 in the aggregate for all periods from vertical integration of previously externally sourced materials from outside vendors which are to be produced internally as if the implemented savings had been in place for the entire duration of such measurement period;

(j)  other than for purposes of calculating Excess Cash Flow, out-of-pocket costs and expenses related to finding and installing a new Chief Executive Officer for U.S. Borrower not to exceed $2,000,000;

(k)  other than for purposes of calculating Excess Cash Flow, net out-of-pocket costs related to acquiring the inventory of a prior vinyl siding supplier of 84 Lumber Company in connection with becoming a vinyl siding provider to 84 Lumber Company not to exceed $5,000,000 in the aggregate for all periods,

(l)  other than for purposes of calculating Excess Cash Flow, out-of-pocket start up costs not to exceed $7,500,000 in the aggregate for all periods in connection with a new manufacturing facility,

(m)  other than for purposes of calculating Excess Cash Flow, expenses incurred in connection with the redemption of phantom stock units in connection with the restructuring of awards under the PlyGem Prime Holdings, Inc. Amended and Restated Phantom Stock Plan in an amount not to exceed $2.5 million in any year;

(n)  other than for purposes of calculating Excess Cash Flow, the Alcoa Adjustments;

(o)  other than for purposes of calculating Excess Cash Flow, the Alcoa Synergies; and

(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis (including any Pro Forma Cost Savings) to give effect to the Alenco Acquisition, Alcoa Acquisition, any Permitted Acquisition, each Permitted Sale and Leaseback Transaction and other Asset Sales for consideration individually or in the aggregate in excess of $3.0 million during any Test Period consummated at any time on or after the first day of the Test Period thereof as if the Alenco Acquisition, the Alcoa Acquisition and each such Permitted Acquisition had been effected on the first day of such period and as if each such Permitted Sale and Leaseback Transaction and other Asset Sale had been consummated on the day prior to the first day of such period.

“Consolidated First Lien Indebtedness” shall mean, as at any date of determination, Consolidated Indebtedness that is not Subordinated Indebtedness and that is secured by a Lien on any assets of Borrower or any of its Subsidiaries other than a Lien that expressly provides that it ranks junior to the Lien granted under the Security Documents to the Collateral Agent for the benefit of the Secured Parties in all respects.

“Consolidated Indebtedness” shall mean, as at any date of determination, without duplication, (x) the aggregate amount of all Indebtedness of U.S. Borrower and its Subsidiaries less (y) cash and Cash Equivalents on hand of U.S. Borrower and its Subsidiaries other than restricted cash that is not held in a Collateral Account (but including cash held in the Ply Gem LC Restricted Account), determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Cash Interest Expense for such Test Period.

“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense (less interest income) of U.S. Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a)  imputed interest on Capital Lease Obligations of U.S. Borrower and its Subsidiaries for such period;

(b)  commissions, discounts and other fees and charges owed by U.S. Borrower or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;

(c)  amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by U.S. Borrower or any of its Subsidiaries for such period;

(d)  cash contributions to any employee stock ownership plan or similar trust made by U.S. Borrower or any of its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than U.S. Borrower or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust for such period;

(e)  all interest paid or payable with respect to discontinued operations of U.S. Borrower or any of its Subsidiaries for such period;

(f)  the interest portion of any deferred payment obligations of U.S. Borrower or any of its Subsidiaries for such period; and

(g)  all interest on any Indebtedness of U.S. Borrower or any of its Subsidiaries of the type described in clause (f) or (j) of the definition of “Indebtedness” for such period;

provided that (A) to the extent directly related to the Third Amendment Transactions or the Fourth Amendment Transactions, debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense and (B) the amortization during such period of other capitalized financing costs shall be excluded from the calculation of Consolidated Interest Expense; provided that in the case of clause (B) the aggregate amount of amortization relating to such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise thereto.

Consolidated Interest Expense shall be calculated on a Pro Forma Basis (including any Pro Forma Cost Savings) to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with the Alenco Acquisition, the Alcoa Acquisition, any Permitted Acquisitions, each Permitted Sale and Leaseback Transaction and other Asset Sales for consideration individually or in the aggregate in excess of $3.0 million during any Test Period as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of U.S. Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)  the net income (or loss) of any person (other than a Subsidiary of U.S. Borrower) in which any person other than U.S. Borrower and its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by U.S. Borrower or (subject to clause (b) below) any of its Subsidiaries during such period;

(b)  the net income of any Subsidiary of U.S. Borrower (other than a Foreign Subsidiary or a U.S. Subsidiary Guarantor) during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement (other than any municipal loan or related agreements entered into in connection with the incurrence of industrial or economic revenue bonds), instrument, judgment, decree, order, statute, rule or regulation applicable to that Subsidiary during such period, except that U.S. Borrower’s equity in net loss of any such Subsidiary for such period, other than any non-cash loss that does not result in an accrual or reserve for cash charges in any future period, shall be included in determining Consolidated Net Income;

(c)  any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by U.S. Borrower or any of its Subsidiaries upon (i) any Asset Sale (other than any dispositions in the ordinary course of business) by U.S. Borrower or any of its Subsidiaries, (ii) the disposition of any Cash Equivalents or (iii) the repayment or cancellation of any Indebtedness of U.S. Borrower or any of its Subsidiaries;

(d)  gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;

(e)  earnings resulting from any reappraisal, revaluation or write-up of assets;

(f)  unrealized gains and losses with respect to Hedging Obligations for such period;

(g)  other than for purposes of the definition of Excess Cash Flow, any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by U.S. Borrower or any of its Subsidiaries during such period; provided that such nonrecurring losses shall not exceed $7.5 million in any Test Period;

(h)  any expenses or reserves for liabilities to the extent that the U.S. Borrower or any of its Subsidiaries is entitled to indemnification therefore under binding agreements; provided that any liabilities for which the U.S. Borrower or such Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that the U.S. Borrower or such Subsidiary will not be indemnified; and

(i)  the net income (or loss) of Thermal Gard, Inc., so long as U.S. Borrower is using commercially reasonable efforts to dispose of it or discontinue its operations.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring and (2) Consolidated Net Income shall be reduced (to the extent not already reduced thereby) by the amount of any payments to or on behalf of Parent made pursuant to Sections 6.08(c) and (d).

“Consolidated Senior Indebtedness” shall mean, as at any date of determination, the difference of Consolidated Indebtedness on such date less the aggregate amount of all Subordinated Indebtedness of the Borrowers and the Subsidiary Guarantors determined on a consolidated basis in accordance with GAAP.

“Consolidated Tax Expense” shall mean, for any period, the tax expense of U.S. Borrower and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

“Contested Collateral Lien Conditions” shall mean, with respect to any Permitted Lien of the type described in clauses (a), (b), (e) and (f) of Section 6.02, the following conditions:

(a) any proceeding instituted contesting such Lien shall operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

(b) to the extent such Lien is in an amount in excess of $2.0 million, the appropriate Loan Party shall maintain cash reserves in accordance with GAAP; and

(c) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall have the meaning assigned to such term in the U.S. Security Agreement.

“Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Bank.

“Debt Issuance” shall mean the incurrence by Parent or any of its Subsidiaries of any Indebtedness after February 12, 2004 (other than as permitted by Section 6.01).

“Debt Service” shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization of all Indebtedness for such period.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Final Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, further, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the first anniversary of the Final Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations.

“Dividend” with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Documentation Agent” shall have the meaning assigned to such term in the preamble hereto.

“dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Embargoed Person” shall have the meaning assigned to such term in Section 6.21.

“Environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation of Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

“Environmental Law” shall mean any and all applicable present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements, and the common law and judicial or agency interpretation, policy or guidance, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health.

“Environmental Permit” shall mean any permit, license, approval, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equipment” shall have the meaning assigned to such term in the U.S. Security Agreement.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on February 12, 2004 or issued after February 12, 2004, but excluding debt securities convertible or exchangeable into such equity.

“Equity Issuance” shall mean, without duplication, (i) any issuance or sale by Parent, Super Holdings or Holdings after February 12, 2004 of any Equity Interests in Parent, Super Holdings or Holdings (including any Equity Interests issued upon exercise of any warrant or option), as applicable, or any warrants or options to purchase such Equity Interests or (ii) any contribution to the capital of Parent, Super Holdings or Holdings; provided, however, that an Equity Issuance shall not include (x) any Preferred Stock Issuance or Debt Issuance, (y) any such sale or issuance by Holdings or Super Holdings of its Equity Interests (including its Equity Interests issued upon exercise of any warrant or option or warrants or options to purchase its Equity Interests but excluding Disqualified Capital Stock), in each case, to directors, officers or employees of any Company and (z) any Excluded Issuance.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to any Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required contribution under Section 412(m) of the Code (or Section 430(j) of the Code, as amended by the Pension Protection Act of 2006) with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412 of the Code of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) except as set forth on Schedule 3.17, the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) except as set forth on Schedule 3.17, the receipt by any Company or its ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Company.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

“Eurodollar Revolving Borrowing” shall mean a Borrowing comprised of Eurodollar Revolving Loans.

“Eurodollar Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“Eurodollar Term Borrowing” shall mean a Borrowing comprised of Eurodollar Term Loans.

“Eurodollar Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Article VIII.

“Excess Amount” shall have the meaning assigned to such term in Section 2.10(h)(ii).

“Excess Cash Flow” shall mean, for any Excess Cash Flow Period, Consolidated EBITDA for such Excess Cash Flow Period, minus, without duplication:

(a) Debt Service for such Excess Cash Flow Period actually paid during such Excess Cash Flow Period;

(b) Capital Expenditures during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (c) was previously delivered) that are paid in cash;

(c) (x) Capital Expenditures that U.S. Borrower or any of its Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period; provided that U.S. Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of U.S. Borrower and certifying that such Capital Expenditures will be made in the following Excess Cash Flow Period or (y) the CapEx Carryforward Amount for such Excess Cash Flow Period less the CapEx Carryforward Amount from the prior Excess Cash Flow Period that is not used in such Excess Cash Flow Period;

(d) the aggregate amount of investments made in cash during such period pursuant to Sections 6.04(e), (i), (j), (k) and (m) (other than investments made with Excluded Issuances);

(e) taxes of U.S. Borrower and its Subsidiaries that were paid in cash during such Excess Cash Flow Period or will be paid within six months after the end of such Excess Cash Flow Period and for which reserves have been established;

(f) Permitted Tax Distributions that are paid during the respective Excess Cash Flow Period or will be paid within six months after the close of such Excess Cash Flow Period;

(g) the absolute value of the difference, if negative, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period over the amount of Net Working Capital at the end of such Excess Cash Flow Period;

(h) losses excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that are paid in cash during such Excess Cash Flow Period;

(i) to the extent added to determine Consolidated EBITDA, costs and expenses incurred in connection with the Alenco Acquisition and the Alcoa Acquisition;

(j) to the extent added to determine Consolidated EBITDA, all items that did not result from a cash payment to U.S. Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period; and

(k) permanent repayments and prepayments of Indebtedness (other than the Obligations) made by U.S. Borrower and its Subsidiaries during such fiscal year to the extent funded with internally generated funds;

provided that any amount deducted pursuant of any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period; plus, without duplication:

(i)  the difference, if positive, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period over the amount of Net Working Capital at the end of such Excess Cash Flow Period;

(ii)  all proceeds received during such Excess Cash Flow Period of any Indebtedness to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such borrowings);

(iii)  to the extent any permitted Capital Expenditures referred to in (c) above do not occur in the Excess Cash Flow Period specified in the certificate of U.S. Borrower provided pursuant to (c) above, such amounts of Capital Expenditures that were not so made in the Excess Cash Flow Period specified in such certificates;

(iv)  any return of capital on or in respect of investments received in cash during such period other than proceeds of an Asset Sale, which investments were made pursuant to Section 6.04(e), (i), (j), (k) or (m) (other than investments made from Excluded Issuances);

(v)  income or gain excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that is realized in cash during such Excess Cash Flow Period (except to the extent such gain is subject to Section 2.10);

(vi)  if deducted in the computation of Consolidated EBITDA, interest income; and

to the extent subtracted in determining Consolidated EBITDA, all items that did not result from a cash payment by U.S. Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period.

“Excess Cash Flow Period” shall mean each fiscal year of U.S. Borrower ending on or after December 31, 2007.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Issuance” shall mean an issuance and sale of Qualified Capital Stock of Super Holdings to the Permitted Holders and any corresponding issuance and sale of Qualified Capital Stock of Parent to Holdings and Holdings to Super Holdings financed with the net proceeds thereof.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient (each a “Recipient,”and collectively the “Recipients”) of any payment to be made by or on account of any obligation of either Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income as a result of a present or former connection between the Recipient and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Recipient having executed, delivered or performed its obligations or received a payment under, or enforced, or otherwise in connection with, this Agreement or any other Loan Document), (b)  in the case of a Foreign Lender, any U.S. federal withholding taxes that are attributable to such Foreign Lender’s failure to comply with the requirements of Section  2.15(e), (c) Taxes that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, immediately prior to such assignment, to receive additional amounts or indemnification from either Borrower with respect to such withholding taxes pursuant to Section 2.15 (or would have been so entitled had the assignor's tax status (residence, etc.) immediately before such assignment been the same as the assignee's tax status immediately after such assignment) and (d) U.S. federal withholding taxes that are imposed as a result of an event occurring after the Lender becomes a Lender other than a Change in Law or regulation or interpretation thereof.

“Executive Order” shall have the meaning assigned to such term in Section 3.22.

“Executive Orders” shall have the meaning assigned to such term in Section 6.21.

“Existing Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Existing Lien” shall have the meaning assigned to such term in Section 6.02(c).

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the confidential Fee Letter, dated September 21, 2006, among Holdings, the Arrangers, UBS Loan Finance LLC, Deutsche Bank Trust Company Americas and JPMorgan Chase Bank, N.A.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees and the Fronting Fees.

“Final Maturity Date” shall mean the latest of the Revolving Maturity Date, the Term Loan Maturity Date and the Second Lien Term Loan Maturity Date.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“FIRREA” shall mean the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Lien Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated First Lien Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended.

“Foreign Lender” shall mean any Lender that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership or entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“Fourth Amendment Effectiveness Date” shall have the meaning assigned to such term in Section 4.03.

“Fourth Amendment Transaction Documents” shall mean the Alcoa Acquisition Documents, the Second Lien Loan Documents and the Loan Documents.

“Fourth Amendment Transactions” shall mean, collectively, the transactions to occur on or prior to the Fourth Amendment Effectiveness Date pursuant to the Fourth Amendment Transaction Documents, including (a) the consummation of the Alcoa Acquisition; (b) the execution, delivery and performance of those Loan Documents which need to be amended or otherwise modified on the Fourth Amendment Effectiveness Date to the extent contemplated hereby and the borrowings to occur on the Fourth Amendment Effectiveness Date hereunder; (c) the execution, delivery and performance of the Second Lien Loan Documents; and (d) the payment of all fees and expenses to be paid on or prior to the Fourth Amendment Effectiveness Date and owing in connection with the foregoing.

“Fourth Confidential Information Memorandum” shall mean that certain confidential information memorandum dated as of October 2006 relating to U.S. Borrower and its subsidiaries.

“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis; provided that with respect to Canadian Borrower and any Canadian Subsidiaries organized under the laws of Canada or a province thereof, for purposes of Sections 3.13, 5.05, 5.07 and 5.09“GAAP” shall mean generally accepted accounting principles in Canada applied on a consistent basis.

“Governmental Authority” shall mean any federal, state, provincial, local or foreign court, central bank or governmental agency, authority, instrumentality or regulatory body or any subdivision thereof.

“Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

“Guaranteed Obligations” shall mean the U.S. Guaranteed Obligations and/or the Canadian Guaranteed Obligations, as applicable.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by Parent and the Subsidiary Guarantors.

“Guarantors” shall mean Parent and the Subsidiary Guarantors.

“Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Holdings” shall mean Ply Gem Investment Holdings, Inc. (formerly known as CI Investment Holdings, Inc.), a Delaware corporation and the direct parent company of Parent.

“Incremental Revolving Commitment” shall have the meaning assigned to such term in Section 11.02(f).

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days as well as purchase price adjustments and deferred purchase payments under the Alenco Purchase Agreement and the Alcoa Purchase Agreement); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (i) all obligations of such person (not including any contingent obligations) for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (j) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).

“Information” shall have the meaning assigned to such term in Section 11.12.

“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 5.04 and all renewals and extensions thereof.

“Insurance Requirements” shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).

“Intercompany Note” shall mean the U.S. Intercompany Note and the Canadian Intercompany Note.

“Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit R.

“Interest Election Request” shall mean a request by either Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Revolving Loan or Swingline Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated and (d) with respect to any Term Loan, the Term Loan Maturity Date.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if available to all affected Lenders, nine or twelve months) thereafter, as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided, however, that an Interest Period shall be limited to the extent required under Section 2.03(e).

“Investments” shall have the meaning assigned to such term in Section 6.04.

“IPO” shall mean the first underwritten public offering by Parent, Holdings or Super Holdings of its Equity Interests after the Fourth Amendment Effectiveness Date pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“IPO Entity” shall mean whichever of Parent, Holdings or Super Holdings effects an IPO.

“Issuing Bank” shall mean, as the context may require, (a) UBS AG, Stamford Branch, with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.18(j) and (k) with respect to Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit F.

“Joint Lead Arrangers” shall have the meaning assigned to such term in the preamble hereto.

“Judgment Currency” shall have the meaning assigned to such term in Section 11.16.

“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.16.

“Landlord Access Agreement” shall mean (x) with respect to a Real Property located in the United States, a U.S. Landlord Access Agreement, substantially in the form of Exhibit G-1 and (y) with respect to a Real Property located in Canada, a Canadian Landlord Access Agreement, substantially in the form of Exhibit G-2, or, in either case, a landlord access agreement in such other form as may reasonably be acceptable to the Collateral Agent.

“LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18, as the same shall be reduced from time to time pursuant to Section 2.07 or Section 2.18. The amount of the LC Commitment is $35.0 million as of the Fourth Amendment Effectiveness Date, but in no event shall exceed the Revolving Commitments.

“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time; provided that the amount in clause (a) will be reduced by (x) for any purpose other than calculating a fee due under this Agreement, the amount of industrial or economic revenue bonds issued in connection with the Assumed Debt and held by a remarketing agent or trustee for the benefit of the Collateral Agent and (y) the amount of cash deposited by U.S. Borrower in the Ply Gem LC Restricted Account. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“LC Request” shall mean a request by U.S. Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit H, or such other form as shall be approved by the Administrative Agent.

“LC Sub-Account” shall have the meaning assigned to such term in Section 9.01(d).

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Lender Addendum” shall mean with respect to any Lender on the Fourth Amendment Effectiveness Date, a lender addendum in the form of Exhibit I, to be executed and delivered by such Lender on the Fourth Amendment Effectiveness Date as provided in Section 11.14.

“Lender Affiliate” shall mean with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such advisor.

“Lenders” shall mean the U.S. Lenders and the Canadian Term Loan Lenders.

“Letter of Credit” shall mean any (i) Standby Letter of Credit and (ii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of U.S. Borrower pursuant to Section 2.18.

“Letter of Credit Expiration Date” shall mean the date which is fifteen days prior to the Revolving Maturity Date.

“LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. “Telerate British Bankers Assoc. Interest Settlement Rates Page” shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, each LC Request or application, the Notes (if any), the Intercreditor Agreement, the Security Documents, each Permitted U.S. Hedging Agreement, each Permitted Canadian Hedging Agreement and, solely for purposes of Section 8.01(e) hereof, the Fee Letter.

“Loan Parties” shall mean Parent, the Borrowers and the Subsidiary Guarantors.

“Loans” shall mean, as the context may require, a Revolving Loan, a U.S. Term B-1 Loan, a U.S. Term B-2 Loan, a Canadian Term Loan or a Swingline Loan (and shall include any Loans contemplated by Sections 11.02(d) or (f)).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse effect on the condition (financial or otherwise), business, operations, assets, liabilities or prospects of Parent and its Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to fully and timely perform any of their obligations under any Loan Document; (c) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document; or (d) a material adverse effect on the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

“Material Indebtedness” shall mean (a) the Indebtedness listed on Schedule 1.01(c) and (b) any other Indebtedness (other than the Loans and Letters of Credit) or Hedging Obligations of Parent or any of its Subsidiaries in an aggregate outstanding principal amount exceeding $15.0 million. For purposes of determining Material Indebtedness, the “principal amount” in respect of any Hedging Obligations of any Loan Party at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if the related Hedging Agreement were terminated at such time.

“Maximum Rate” shall have the meaning assigned to such term in Section 11.13.

“Mortgage” shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Property, which (i) in the case of Real Property owned in fee by a U.S. Loan Party, shall be substantially in the form of Exhibit J-1, (ii) in the case of Real Property owned in fee by a Canadian Loan Party, shall be substantially in the form of Exhibit J-2, and (iii) in the case of leased Real Property, shall be substantially in the form of Exhibit J-3, or, in each case, another form reasonably satisfactory to the Collateral Agent, and, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law and, in each case, which mortgage shall be subject to the Intercreditor Agreement.

“Mortgaged Property” shall mean (a) each Real Property identified on Schedule 1.01(d) hereto and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after February 12, 2004 pursuant to Section 5.10(d) or (e).

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.

“MW Acquisition” shall mean the acquisition by Borrower acquired all of the Equity Interests of MWM Holding, Inc., a Delaware corporation, pursuant to a stock purchase agreement dated as of July 23, 2004 among MWM Holding, Inc., the stockholders listed on Schedule 1 attached thereto and Borrower.

“Net Cash Proceeds” shall mean:

(a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the cash proceeds received by Parent or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by Parent or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and U.S. Borrower’s good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Parent or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) U.S. Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties);

(b) with respect to any Debt Issuance, any Equity Issuance or any other issuance or sale of Equity Interests by Super Holdings or any of its Subsidiaries, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and

(c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

“Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

“New Senior Subordinated Note Documents” shall mean the New Senior Subordinated Notes, the New Senior Subordinated Note Indenture, the New Senior Subordinated Note Guarantees and all other documents executed and delivered with respect to the New Senior Subordinated Notes or the New Senior Subordinated Note Indenture.

“New Senior Subordinated Note Guarantees” shall mean the guarantees of Parent and the U.S. Subsidiary Guarantors pursuant to the New Senior Subordinated Note Indenture.

“New Senior Subordinated Note Indenture” shall mean the indenture pursuant to which the New Senior Subordinated Notes were issued as in effect on August 27, 2004 and thereafter amended from time to time subject to the requirements of this Agreement.

“New Senior Subordinated Notes” shall mean U.S. Borrower’s 9.0% Senior Subordinated Notes due 2012 issued on August 27, 2004 pursuant to the New Senior Subordinated Note Indenture and any registered notes issued by U.S. Borrower in exchange for, and as contemplated by, such notes with substantially identical terms as such notes.

“Non-Guarantor Subsidiary” shall mean each Subsidiary that is not a Subsidiary Guarantor.

“Notes” shall mean any notes evidencing the Term Loans, Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit K-1, K-2, K-3 or K-4.

“Obligations” shall mean the Canadian Obligations and the U.S. Obligations.

“OFAC” shall have the meaning assigned to such term in Section 3.22.

“Offer to Redeem” shall have the meaning assigned to such term in Section 2.10(j).

“Officers’ Certificate” shall mean a certificate executed by the chairman of the Board of Directors (if an officer), the chief executive officer or the president and one of the Financial Officers, each in his or her official (and not individual) capacity.

“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

“Original Agents” shall mean the Agents under the Original Credit Agreement.

“Original Credit Agreement” shall mean this Agreement as entered into by the Borrowers, the Agents and the Lenders on February 12, 2004 and first amended and restated on March 3, 2004.

“Other List” shall have the meaning assigned to such term in Section 6.21.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including all interest, fines, penalties and additions to tax and related expenses with regard thereto) arising from any payment made or required to be made under any Loan Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document.

“Parent” shall have the meaning assigned to such term in the preamble hereto.

“Parent Consolidated Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended, in each case calculated on a consolidated basis for Parent and its Subsidiaries notwithstanding the fact that such definitions and some components thereof only call for calculations based upon U.S. Borrower and its Subsidiaries.

“Participant” shall have the meaning assigned to such term in Section 11.04(e).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean a certificate in the form of Exhibit L-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit L-2 or any other form approved by the Collateral Agent.

“Permitted Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any person, or of any business or division of any person; (b) acquisition of in excess of 50% of the Equity Interests of any person, and otherwise causing such person to become a Subsidiary of such person; or (c) merger or consolidation or any other combination with any person (other than (x) among U.S. Borrower and/or its Subsidiaries as permitted by Sections 6.05(c) and (d) and (y) between Parent and Holdings or Super Holdings in connection with an IPO), if each of the following conditions is met:

(i)  no Default then exists or would result therefrom;

(ii)  after giving effect to such transaction on a Pro Forma Basis, (A) U.S. Borrower shall be in compliance with all covenants set forth in Section 6.10 as of the most recent Test Period (assuming, for purposes of Section 6.10, that such transaction, and all other Permitted Acquisitions consummated since the first day of the relevant Test Period for each of the financial covenants set forth in Section 6.10 ending on or prior to the date of such transaction, had occurred on the first day of such relevant Test Period), and (B) unless expressly approved by the Administrative Agent, the person or business to be acquired shall have generated positive cash flow for the Test Period most recently ended prior to the date of consummation of such acquisition;

(iii)  no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller or the business, person or properties acquired, except (A) to the extent permitted under Section 6.01 and (B) obligations not constituting Indebtedness incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;

(iv)  the person or business to be acquired shall be, or shall be engaged in, a business of the type that U.S. Borrower and its Subsidiaries are permitted to be engaged in under Section 6.15 and the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents to the extent required by Section 5.10 and shall be free and clear of any Liens, other than Permitted Collateral Liens;

(v)  the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

(vi)  all transactions in connection therewith shall be consummated in accordance with all applicable laws of all applicable Governmental Authorities;

(vii)  with respect to any transaction involving Acquisition Consideration of more than $10.0 million, unless the Administrative Agent shall otherwise agree, U.S. Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the person or business to be acquired (audited if available and, in the case of a transaction involving Acquisition Consideration of more than $25.0 million, if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections for the succeeding five years pertaining to the person or business to be acquired and updated projections for U.S. Borrower after giving effect to such transaction, (C) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and (D) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders; and

(viii)  at least 5 Business Days prior to the proposed date of consummation of the transaction, U.S. Borrower shall have delivered to the Agents and the Lenders an Officers’ Certificate certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect.

“Permitted Canadian Hedging Agreement” shall have the meaning assigned to such term in the definition of “Canadian Obligations.”

“Permitted Collateral Liens” means (i) Contested Liens (as defined in the Security Agreement), (ii) the Liens described in clauses (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (m), (n) and (r) of Section 6.02 and (iii) in the case of Mortgaged Property, “Permitted Collateral Liens” shall mean the Liens described in clauses (a), (b), (c), (d), (e), (g), (k) and (n) of Section 6.02; provided, however, upon February 12, 2004 and upon the date of delivery of each additional Mortgage under Section 5.10 or 5.11, Permitted Collateral Liens shall mean only those Liens set forth in Schedule B to the applicable Mortgage.

“Permitted Holders” shall mean (1) Sponsor, Caxton Associates, LLC, Caxton-Iseman (Ply Gem) L.P., Frederick J. Iseman, John Wayne, Shawn Poe, Bryan Sveinson, Michael Haley, Robert A. Ferris, Steven M. Lefkowitz, Lynn Morstad, John D. Roach, Gary Robinette, Jeffrey Klein, John Stephens, Brian Redpath and any other person that is a controlled Affiliate of any of the foregoing and (2) any Related Party of any of the foregoing; provided that in no event shall any operating portfolio company or any holding company for any operating portfolio company (other than U.S. Borrower) be a Permitted Holder.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Parent Debt” shall have the meaning assigned to such term in Section 6.01.

“Permitted Sale and Leaseback Transaction” means one or more Sale and Leaseback Transactions effected as operating leases involving the properties securing the Assumed Debt on February 12, 2004 or involving plants located in Calgary, Alberta or Rocky Mount, Virginia; provided that at the time of and immediately after giving effect to such Permitted Sale and Leaseback Transaction and the application of the proceeds thereof, no Default shall have occurred and be continuing.

“Permitted Tax Distributions” shall mean payments, dividends or distributions by U.S. Borrower to Holdings, Super Holdings or Parent or Parent to Holdings or Super Holdings in order to pay consolidated or combined federal, state or local taxes not payable directly by U.S. Borrower or its Subsidiaries which payments by U.S. Borrower are not in excess of the tax liabilities that would have been payable by U.S. Borrower and its Subsidiaries on a stand-alone basis.

“Permitted U.S. Hedging Agreement” shall have the meaning assigned to such term in the definition of “U.S. Obligations.”

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof, in any case, whether acting in a personal, fiduciary or other capacity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA). For the avoidance of doubt, the term “Plan” shall not include any plan described in the preceding sentence that, as of the date of this Agreement and thereafter, is not maintained or contributed to by any Company (or their ERISA Affiliates) and is maintained or contributed to by Alcoa Securities Corporation (or any of its ERISA Affiliates) and with respect to which the Company has received an indemnification commitment from Alcoa Securities Corporation in respect of all liabilities associated therewith, whether actual or contingent.

“Ply Gem LC Restricted Account” shall mean a restricted deposit account held at the Collateral Agent the amounts in which serve to cash collateralize outstanding Letters of Credit. By its execution of this Agreement, U.S. Borrower consents to and authorizes the establishment and maintenance of such account by the Collateral Agent and pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in, such account and all funds therein. It is understood and agreed that the funds in such account shall be invested only in overnight investments denominated in U.S. dollars.

“PPSA” shall mean the Personal Property Security Act as in effect from time to time (except as otherwise specified) in any applicable Province of Canada.

“Preferred Stock” shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after February 12, 2004.

“Preferred Stock Issuance” shall mean the issuance or sale by Super Holdings or any of its Subsidiaries of any Preferred Stock after February 12, 2004 (other than (x) as permitted by Section 6.01 or (y) any Excluded Issuance).

“Premises” shall have the meaning assigned thereto in the applicable Mortgage.

“Pro Forma Basis” shall mean on a basis reasonably satisfactory to the Administrative Agent.

“Pro Forma Cost Savings” shall mean, with respect to any Test Period, the reductions in costs that occurred during the Test Period that are (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X or (2) implemented, committed to be implemented or the commencement of implementation of which has begun in good faith by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during the Test Period in order to achieve such reduction in costs.

“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment.

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Refinancing” shall mean the repayment in full, and the termination of any commitment to make extensions of credit in connection with, all of the outstanding indebtedness of Parent or any of its Subsidiaries listed on Schedule 1.01(e).

“Register” shall have the meaning assigned to such term in Section 11.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” shall mean U.S. Borrower’s obligations under Section 2.18(e) to reimburse LC Disbursements.

“Related Party” shall mean, with respect to any person, (1) any controlling stockholder, controlling member, general partner, Subsidiary, or spouse or immediate family member (in the case of an individual), of such person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Permitted Holders and/or such other persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any person referred to in the immediately preceding clause (2), acting solely in such capacity.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Required Lenders” shall mean, at any time, Lenders having Loans, LC Exposure and unused Revolving and U.S. Term B-2 Loan Commitments representing more than 50% of the sum of all Loans outstanding, LC Exposure and unused Revolving and U.S. Term B-2 Loan Commitments at such time.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

“Restructuring Expenses” shall mean losses, expenses and charges incurred in connection with restructuring by U.S. Borrower and/or one or more of its Subsidiaries, including in connection with integration of acquired businesses or persons, disposition of one or more Subsidiaries or businesses, exiting of one or more lines of businesses and relocation or consolidation of facilities, including severance, lease termination and other non-ordinary-course, non-operating costs and expenses in connection therewith.

“Revolving Availability Period” shall mean the period from and including February 12, 2004 to but excluding the earlier of (i) the Business Day preceding the Revolving Maturity Date and (ii) the date of termination of the Revolving Commitments.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, with respect to each U.S. Lender, the commitment, if any, of such U.S. Lender to make Revolving Loans hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such U.S. Lender or by an amendment to this Agreement pursuant to Section 11.02(f), or in the Assignment and Assumption pursuant to which such U.S. Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such U.S. Lender pursuant to Section 11.04. The aggregate amount of the Lenders’ Revolving Commitments as of the Fourth Amendment Effectiveness Date is $70.0 million.

“Revolving Exposure” shall mean, with respect to any U.S. Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such U.S. Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such of such Lender’s Swingline Exposure.

“Revolving Lender” shall mean a U.S. Lender with a Revolving Commitment.

“Revolving Loan” shall mean a Loan made by the U.S. Lenders to U.S. Borrower pursuant to Section 2.01(c). Each Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

“Revolving Maturity Date” shall mean the date which is five years after February 12, 2004 or, if such date is not a Business Day, the first Business Day thereafter.

“Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.

“SDN List” shall have the meaning assigned to such term in Section 6.21.

“Second Lien Administrative Agent” shall mean UBS AG, Stamford Branch, in its capacity as administrative agent under the Second Lien Credit Agreement, and its successors and assigns.

“Second Lien Collateral Agent” shall mean UBS AG, Stamford Branch, in its capacity as collateral agent under the Second Lien Credit Agreement, and its successors and assigns.

“Second Lien Credit Agreement” shall mean (i) that certain credit agreement dated as of the date hereof among U.S. Borrower, Parent and the other guarantors party thereto, the lenders party thereto, UBS Securities LLC and Deutsche Bank Securities Inc. as joint lead arrangers, J.P. Morgan Securities Inc. as co-arranger and documentation agent and UBS AG, Stamford Branch, as administrative agent and as collateral agent for the Second Lien Secured Parties, as amended, restated, supplemented or modified from time to time to the extent permitted by this Agreement and the Intercreditor Agreement, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend (subject to the limitations set forth herein and in the Intercreditor Agreement) or refinance in whole or in part the indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent Second Lien Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a Second Lien Credit Agreement hereunder. Any reference to the Second Lien Credit Agreement hereunder shall be deemed a reference to any Second Lien Credit Agreement then in existence.

“Second Lien Loan Documents” shall mean the Second Lien Credit Agreement and the other Loan Documents as defined in the Second Lien Credit Agreement, including each mortgage and other security documents, guaranties and the notes issued thereunder.

“Second Lien Obligations” shall mean the Obligations as defined in the Second Lien Credit Agreement.

“Second Lien Secured Parties” shall mean the Second Lien Administrative Agent, the Second Lien Collateral Agent and each person that is a lender under the Second Lien Credit Agreement.

“Second Lien Security Documents” shall have the meaning assigned to the term “Security Documents” in the Second Lien Credit Agreement.

“Second Lien Term Loan Maturity Date” shall mean November 15, 2011.

“Second Lien Term Loans” shall mean the senior secured second lien term loan facility under the Second Lien Credit Agreement.

“Secured Parties” shall mean the U.S. Secured Parties and the Canadian Secured Parties.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Collateral” shall have the meaning assigned to such term in the U.S. Security Agreement or the Canadian Security Agreement, as applicable.

“Security Agreement” shall mean the U.S. Security Agreement or the Canadian Security Agreement, as applicable.

“Security Documents” shall mean the U.S. Security Documents and the Canadian Security Documents.

“Senior Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Senior Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended.

“Senior Subordinated Note Documents” shall mean the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the Senior Subordinated Note Guarantees and all other documents executed and delivered with respect to the Senior Subordinated Notes or the Senior Subordinated Note Indenture.

“Senior Subordinated Note Guarantees” shall mean the guarantees of Parent and the U.S. Subsidiary Guarantors pursuant to the Senior Subordinated Note Indenture.

“Senior Subordinated Note Indenture” shall mean the indenture pursuant to which the Senior Subordinated Notes were issued as in effect on February 12, 2004 and thereafter amended from time to time subject to the requirements of this Agreement.

“Senior Subordinated Notes” shall mean U.S. Borrower’s 9.0% Senior Subordinated Notes due 2012 issued pursuant to the Senior Subordinated Note Indenture and any registered notes issued by U.S. Borrower in exchange for, and as contemplated by, such notes with substantially identical terms as such notes.

“Sponsor” shall mean Caxton-Iseman Capital, Inc.

“Standby Letter of Credit” shall mean any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers’ compensation liabilities of U.S. Borrower or any of its Subsidiaries, (b) the obligations of third-party insurers of U.S. Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, (c) performance, payment, deposit or surety obligations of U.S. Borrower or any of its Subsidiaries if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, (d) Indebtedness of U.S. Borrower or any of its Subsidiaries permitted to be incurred under Section 6.01 or (e) any other purpose not prohibited hereunder and acceptable to the Issuing Bank.

“Statutory Reserves” shall mean for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurodollar liabilities” (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Subordinated Indebtedness” shall mean Indebtedness of either Borrower or any Guarantor that is by its terms subordinated in right of payment to the Obligations of such Borrower and such Guarantor, as applicable, including the Senior Subordinated Notes and the New Senior Subordinated Notes.

“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of U.S. Borrower.

“Subsidiary Guarantor” shall mean each U.S. Subsidiary Guarantor and each Canadian Subsidiary Guarantor.

“Successful Syndication” shall have the meaning given to such term in the Fee Letter.

“Super Holdings” shall mean Ply Gem Prime Holdings, Inc., a Delaware corporation and the direct parent company of Holdings.

“Supplemental Financing” shall mean the contribution of $32,291,379 million by certain equity investors to Holdings in return for Equity Interests in Holdings, and the contribution of such cash by Holdings to Parent in connection with the funding of the MW Acquisition.

“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 4.01(o)(iii) or (b) otherwise acceptable to the Collateral Agent.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17. The amount of the Swingline Commitment is $15.0 million as of the Fourth Amendment Effectiveness Date, but in no event shall exceed the Revolving Commitments.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.

“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.17.

“Syndication Agent” shall have the meaning assigned to such term in the preamble hereto.

“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Taxes” shall mean (i) any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by the U.S. Internal Revenue Service or any other taxing authority (whether domestic or foreign and including any federal, state, U.S. possession, county, local, provincial or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing, and (ii) any transferee, successor, joint and several, contractual or other liability (including liability pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. law)) in respect of any item described in clause (i).

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Loan Lender” shall mean a Lender with a U.S. Term B-2 Loan Commitment or an outstanding Term Loan.

“Term Loan Maturity Date” shall mean August 15, 2011 or, if such date is not a Business Day, the first Business Day thereafter.

“Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.09(a).

“Term Loans” shall mean the U.S. Term B-1 Loans, U.S. Term B-2 Loans and the Canadian Term Loans.

“Test Period” shall mean, at any time, the four consecutive fiscal quarters of U.S. Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b).

“Third Amendment Transaction Documents” shall mean the Alenco Acquisition Documents and the Loan Documents.

“Third Amendment Transactions” shall mean, collectively, the transactions that occurred on February 24, 2006 pursuant to the Third Amendment Transaction Documents, including (a) the consummation of the Alenco Acquisition; (b) the execution, delivery and performance of those Loan Documents which needed to be amended or otherwise modified on February 24, 2006 to the extent contemplated thereby and the borrowings that occurred on February 24, 2006 thereunder; and (c) the payment of all fees and expenses to be paid on or prior to February 24, 2006 and owed in connection with the foregoing.

“Title Company” shall mean any title insurance company as shall be retained by U.S. Borrower and reasonably acceptable to the Administrative Agent.

“Title Policy” shall have the meaning assigned to such term in Section 4.01(o)(iii).

“Total Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“United States” shall mean the United States of America.

“U.S. Borrower” shall have the meaning assigned to such term in the preamble hereto.

“U.S. Collateral Account” shall mean a collateral account or sub-account established and maintained by the Collateral Agent for the benefit of the U.S. Secured Parties, in accordance with the provisions of Section 9.01.

“U.S. Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“U.S. Guarantors” shall have the meaning assigned to such term in Section 7.01.

“U.S. Intercompany Note” shall mean a promissory note substantially in the form of Exhibit P-1.

“U.S. Lenders” shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum that make U.S. Loans or provide Commitments to U.S. Borrower and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption that makes U.S. Loans or provides a Commitment to U.S. Borrower, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context clearly indicates otherwise, the term “U.S. Lenders” shall include the Swingline Lender.

“U.S. Loan Parties” shall mean Parent, U.S. Borrower and the U.S. Subsidiary Guarantors.

“U.S. Loans” shall mean all Loans other than the Canadian Term Loans.

“U.S. Mortgaged Property” shall mean the Mortgaged Properties owned or leased by the U.S. Loan Parties.

“U.S. Obligations” shall mean (a) obligations of U.S. Borrower and the other U.S. Loan Parties from time to time arising (including by way of Article VII) under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the U.S. Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by U.S. Borrower and the other U.S. Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of U.S. Borrower and the other U.S. Loan Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of U.S. Borrower and the other U.S. Loan Parties under or pursuant to this Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of U.S. Borrower and the other U.S. Loan Parties under each Hedging Agreement relating to either the U.S. Loans or foreign currency exchange rates entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into (provided that each shall provide that it terminates or expires upon, or prior to, the repayment of all Loans hereunder) (each, a “Permitted U.S. Hedging Agreement”) and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any U.S. Lender, any Affiliate of a U.S. Lender, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds, in each case, with respect to U.S. Loans.

“U.S. Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the U.S. Lenders and each party to a Permitted U.S. Hedging Agreement if such person executes and delivers to the Administrative Agent a letter agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 11.03 and 11.09.

“U.S. Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit M-1 among the U.S. Loan Parties and Collateral Agent for the benefit of the Secured Parties.

“U.S. Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to the U.S. Security Agreement delivered on February 12, 2004 or thereafter pursuant to Section 5.10.

“U.S. Security Documents” shall mean the U.S. Security Agreement, the Mortgages entered into by the U.S. Loan Parties and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the U.S. Security Agreement, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the U.S. Security Agreement or any Mortgage and any other document or instrument utilized to pledge as collateral for the Obligations any property.

“U.S. Subsidiaries” shall mean all Subsidiaries of U.S. Borrower other than Canadian Borrower and Canadian Subsidiaries.

“U.S. Subsidiary Guarantor” shall mean each U.S. Subsidiary listed on Schedule 1.01(f), and each other U.S. Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.10.

“U.S. Term Loans” shall mean the U.S. Term B-1 Loans and U.S. Term B-2 Loans.

“U.S. Term Loan Lender” shall mean each U.S. Term B-2 Loan Lender that has a U.S. Term B-2 Loan Commitment and each holder of a U.S. Term Loan.

“U.S. Term B-1 Loan” shall mean the term loans made by the U.S. Term Loan B-1 Lenders to U.S. Borrower on February 24, 2006 pursuant to Section 2.01(a) of the Existing Credit Agreement. Each U.S. Term B-1 Loan shall be either an ABR Term Loan or a Eurodollar Term Loan. As of the Fourth Amendment Effectiveness Date, the aggregate amount of U.S. Term B-1 Loans outstanding is $373.125 million.

“U.S. Term B-1 Loan Commitment” shall mean, with respect to each U.S. Term B-1 Loan Lender, the commitment, if any, of such U.S. Term B-1 Loan Lender to make a U.S. Term B-1 Loan hereunder on February 24, 2006 in the amount set forth on Schedule I to the Lender Addendum executed and delivered by such U.S. Term Loan B-1 Lender. The aggregate amount of the Lenders’ U.S. Term B-1 Loan Commitments as of February 24, 2006 was $375.0 million.

“U.S. Term B-1 Loan Lender” shall mean each U.S. Lender that has a U.S. Term B-1 Loan Commitment or is the holder of a U.S. Term B-1 Loan.

“U.S. Term B-2 Loan” shall mean the term loans made by the U.S. Term Loan B-2 Lenders to U.S. Borrower pursuant to Section 2.01(a). Each U.S. Term B-2 Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

“U.S. Term B-2 Loan Commitment” shall mean, with respect to each U.S. Term B-2 Loan Lender, the commitment, if any, of such U.S. Term B-2 Loan Lender to make a U.S. Term B-2 Loan hereunder on the Fourth Amendment Effectiveness Date in the amount set forth on Schedule I to the Lender Addendum executed and delivered by such U.S. Term Loan B-2 Lender on the Fourth Amendment Effectiveness Date. The aggregate amount of the Lenders’ U.S. Term B-2 Loan Commitments as of the Fourth Amendment Effectiveness Date is $187.0 million.

“U.S. Term B-2 Loan Lender” shall mean each U.S. Lender that has a U.S. Term B-2 Loan Commitment or is the holder of a U.S. Term B-2 Loan.

“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02  Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing,” “Borrowing of Canadian Term Loans”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”) or by Priority Class (e.g., a “First Lien Loan”).

SECTION 1.03  Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated.

SECTION 1.04  Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the Fourth Amendment Effectiveness Date unless otherwise agreed to by U.S. Borrower and the Required Lenders.

SECTION 1.05  Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

ARTICLE II

THE CREDITS

SECTION 2.01  Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly:

(a)  to make a U.S. Term B-2 Loan to U.S. Borrower on the Fourth Amendment Effectiveness Date in the principal amount not to exceed its U.S. Term B-2 Loan Commitment on the Fourth Amendment Effectiveness Date; and

(b)  to make Revolving Loans to U.S. Borrower, at any time and from time to time on or after the Fourth Amendment Effectiveness Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment.

Amounts paid or prepaid in respect of Term Loans may not be reborrowed. Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, U.S. Borrower may borrow, pay or prepay and reborrow Revolving Loans.

SECTION 2.02  Loans

(a)  Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.18(e)(ii), (x) ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $2.5 million or (ii) equal to the remaining available balance of the applicable Commitments and (y) the Eurodollar Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $2.5 million or (ii) equal to the remaining available balance of the applicable Commitments.

(b)  Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)  Except with respect to Loans made pursuant to Section 2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 noon, New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by U.S. Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)  Unless the Administrative Agent shall have received notice from a Lender prior to 11:00 a.m. on the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and such Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of either Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and such Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

(e)  Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Loan Maturity Date, as applicable.

SECTION 2.03  Borrowing Procedure. To request a Revolving Borrowing or Term Borrowing, the applicable Borrower shall deliver, by hand delivery or telecopy, a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii)  in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(a)  whether the requested Borrowing is to be a Borrowing of Revolving Loans, U.S. Term Loans or Canadian Term Loans;

(b)  the aggregate amount of such Borrowing;

(c)  the date of such Borrowing, which shall be a Business Day;

(d)  whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(e)  in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; provided that until the earlier of (x) the date on which the Syndication Agent shall have notified U.S. Borrower that a Successful Syndication has been achieved and (y) 60 days after the Fourth Amendment Effectiveness Date, the Interest Period for any U.S. Term B-2 Loans shall be seven days;

(f)  the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); and

(g)  that the conditions set forth in Sections 4.02(b) through (d) have been satisfied as of the date of the notice.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration (subject to the proviso in clause (e) above). Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04  Evidence of Debt; Repayment of Loans

(a)  U.S. Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each U.S. Term Loan Lender, the principal amount of each U.S. Term Loan of such U.S. Term Loan Lender as provided in Section 2.09, (ii) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date and (iii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, U.S. Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b)  Canadian Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Canadian Term Loan Lender, the principal amount of each Canadian Term Loan of such Canadian Term Loan Lender as provided in Section 2.09.

(c)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(d)  The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)  The entries made in the accounts maintained pursuant to paragraphs (c) and (d) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

(f)  Any Lender by written notice to the applicable Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit K-I, K-2, K-3, K-4 or K-5, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.05  Fees

(a)  Commitment Fee. Each Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (a “Commitment Fee”) equal to the Applicable Fee per annum on the average daily unused amount of each Commitment of such Lender to such Borrower during the period from and including the Fourth Amendment Effectiveness Date to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Fourth Amendment Effectiveness Date, and (B) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)  Administrative Agent Fees. U.S. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between U.S. Borrower and the Administrative Agent (the “Administrative Agent Fees”).

(c)  LC and Fronting Fees. U.S. Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the later of the Fourth Amendment Effectiveness Date and the date on which such fee was last paid to and including the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the later of the Fourth Amendment Effectiveness Date and the date on which such fee was last paid to and including the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Fourth Amendment Effectiveness Date, and (ii) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)  All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that U.S. Borrower shall pay the Fronting Fees directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06  Interest on Loans

(a)  Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b)  Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by either Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal and premium, if any, of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).

(d)  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

(f)  For purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement is calculated with respect to any monetary Obligation relating to the Canadian Term Loans on the basis of a period other than a calendar year (the “Calculation Period”), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined, multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Calculation Period.

(g)  The principle of deemed reinvestment of interest with respect to any monetary Obligation relating to the Canadian Term Loans shall not apply to any interest calculation under this Agreement.

(h)  The rates of interest with respect to any monetary Obligation relating to the Canadian Term Loans stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

SECTION 2.07  Termination and Reduction of Commitments

(a)  The U.S. Term B-2 Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Fourth Amendment Effectiveness Date; the U.S. Term B-1 Loan Commitments and Canadian Term Loan Commitments have already terminated. The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date.

(b)  At its option, the applicable Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

(c)  The applicable Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by a Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by a Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

(d)  The LC Commitment shall automatically be reduced on a dollar for dollar basis by the face amount of letters of credit terminated in connection with any Permitted Sale and Leaseback Transaction one Business Day after the receipt of such proceeds; provided that the LC Commitment shall not be reduced below $20.0 million pursuant to this Section 2.07(d).

SECTION 2.08  Interest Elections

(a)  Each Revolving Borrowing and Term Borrowing initially shall be of the Type and Class specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, the Borrowers shall not be entitled to request any conversion or continuation that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any one time. This Section shall not apply to Swingline Borrowings, which may not be converted or continued. Any interest or conversion election pursuant to this Agreement does not constitute a new Borrowing but simply an adjustment of the basis on which interest payable to the applicable Lenders will be calculated.

(b)  To make an election pursuant to this Section, the applicable Borrower shall deliver, by hand delivery or telecopy, a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable.

(c)  Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)  the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)  if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”; provided that until the earlier of (x) the date on which the Syndication Agent shall have notified U.S. Borrower that a Successful Syndication has been achieved and (y) 60 days after the Fourth Amendment Effectiveness Date, the Interest Period for U.S. Term B-2 Loans shall be seven days.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration (subject to the proviso in clause (iv) above).

(d)  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to U.S. Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09  Amortization of Term Borrowings

(a)  U.S. Borrower shall pay to the Administrative Agent, for the account of the applicable U.S. Term Loan Lenders, on the dates set forth on Annex II, or if any such date is not a Business Day, on the immediately preceding Business Day (each such date, a “Term Loan Repayment Date”), a principal amount of the U.S. Term Loans equal to the amount set forth on Annex II for such date (as adjusted from time to time pursuant to Section 2.10(h)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)  Canadian Borrower shall pay to the Administrative Agent, for the account of the Canadian Term Loan Lenders, on the Term Loan Repayment Dates, a principal amount of the Canadian Term Loans equal to the amount set forth on Annex II for such date (as adjusted from time to time pursuant to Section 2.10(h)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(c)  To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

SECTION 2.10  Optional and Mandatory Prepayments of Loans and Mandatory Offers to Redeem.

(a)  Optional Prepayments. Each Borrower shall have the right at any time and from time to time to prepay any Borrowing made by such Borrower, in whole or in part, subject to the requirements of this Section 2.10; provided that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $2.5 million.

(b)  Revolving Loan Prepayments.

(i)  In the event of the termination of all the Revolving Commitments, U.S. Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit or cash collateralize all outstanding Letter of Credit in accordance with the procedures set forth in Section 2.18(i).

(ii)  In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify U.S. Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then U.S. Borrower shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(iii)  In the event that the sum of all Lenders’ Revolving Exposures exceeds the Revolving Commitments then in effect, U.S. Borrower shall, without notice or demand, immediately first, repay or prepay Revolving Borrowings, and second, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(iv)  In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, U.S. Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(c)  Asset Sales. (I) Not later than three Business Days following the receipt of any Net Cash Proceeds from an Asset Sale pursuant to Section 6.06(b) or (h), U.S. Borrower shall make an Offer to Redeem the maximum principal amount of Borrowings that may be redeemed by applying an amount equal to 100% of such Net Cash Proceeds to such Offer to Redeem in accordance with Sections 2.10(h), (i) and (j); provided that in the case of an Asset Sale pursuant to Section 6.06(h)(X) (i) notwithstanding anything to the contrary in Section 2.10(h) such amount shall first be applied to redeem the Canadian Term Loans and the Obligations related thereto on behalf of the Canadian Borrower and (ii) any such amount remaining after the redemption in full of the Canadian Term Loans and the Obligations related thereto shall be applied in accordance with Section 2.10(c)(II).

(II) Not later than three Business Days following the receipt of any Net Cash Proceeds of any Asset Sale (other than a Permitted Sale and Leaseback Transaction or an Asset Sale pursuant to Section 6.06(b) or (h)) by Parent, U.S. Borrower or any U.S. Subsidiary, U.S. Borrower shall make an Offer to Redeem the maximum principal amount of Borrowings that may be redeemed by applying an amount equal to 100% of such Net Cash Proceeds to make redemptions in accordance with Sections 2.10(h), (i) and (j); and not later than one Business Day following the receipt of any Net Cash Proceeds of any Asset Sale (other than a Permitted Sale and Leaseback Transaction) by Canadian Borrower or any Canadian Subsidiary, the Borrowers shall make an Offer to Redeem the maximum principal amount of Borrowings that may be redeemed by applying an amount equal to 100% of such Net Cash Proceeds to make redemptions in accordance with Sections 2.10(h), (i) and (j); provided, in each case, that:

(i)  so long as no Default shall then exist or would arise therefrom, no such Offer to Redeem shall be required under this Section 2.10(c)(II)(i) with respect to (A) any Asset Sale permitted by Section 6.06(a), (B) the disposition of property which constitutes a Casualty Event, or (C) Asset Sales for fair market value resulting in no more than $750,000 in Net Cash Proceeds per Asset Sale (or series of related Asset Sales) and less than $5.0 million in Net Cash Proceeds in any fiscal year; provided that clause (C) shall not apply in the case of any Asset Sale described in clause (b) of the definition thereof or to an Asset Sale pursuant to Section 6.06(h); and

(ii)  so long as no Default shall then exist or would arise therefrom and the aggregate of Net Cash Proceeds of Asset Sales shall not exceed $35.0 million in any fiscal year of U.S. Borrower (not including for purposes of this limit only, Net Cash Proceeds of Permitted Sale and Leaseback Transactions or an Asset Sale pursuant to Section 6.06(h)), no Offer to Redeem shall be required on such date to the extent that (A) U.S. Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets within 365 days following the date of such Asset Sale (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); and (B) all Net Cash Proceeds in respect of all Asset Sales (other than those referred to in clause (C) of Section 2.10(c)(II)(i)) in excess of $15.0 million in the aggregate at any time shall be held in the applicable Collateral Account and released therefrom only in accordance with the provisions of Article IX; provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 365-day period, such unused portion shall be applied to make an Offer to Redeem on the last day of such period as provided in this Section 2.10(c)(II); and provided, further, that if the property subject to such Asset Sale constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.10 and 5.11.

(d)  Debt Issuance. Not later than one Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance by Parent, U.S. Borrower or any of its U.S. Subsidiaries, U.S. Borrower shall make an Offer to Redeem the maximum principal amount of Borrowings that may be redeemed by applying an amount equal to 100% of such Net Cash Proceeds to make redemptions in accordance with Sections 2.10(h), (i) and (j). Not later than one Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance by Canadian Borrower or any Canadian Subsidiary, the Borrowers, shall make an Offer to Redeem the maximum principal amount of Borrowings that may be redeemed by applying an amount equal to 100% of such Net Cash Proceeds to make redemptions in accordance with Sections 2.10(h) , (i) and (j).

(e)  Equity Issuance or Preferred Stock Issuance. Not later than one Business Day following the receipt of any Net Cash Proceeds of any Equity Issuance, U.S. Borrower shall apply an amount equal to 50% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(h) and (i). Not later than one Business Day following the receipt of any Net Cash Proceeds of any Preferred Stock Issuance by Holdings, Parent, Super Holdings, U.S. Borrower or any of its U.S. Subsidiaries, U.S. Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(h) and (i).

(f)  Casualty Events. Not later than one Business Day following the receipt of any Net Cash Proceeds from a Casualty Event by Parent, U.S. Borrower or any of its U.S. Subsidiaries, U.S. Borrower shall make an Offer to Redeem the maximum principal amount of Borrowings that may be redeemed by applying an amount equal to 100% of such Net Cash Proceeds to make redemptions in accordance with Sections 2.10(h), (i) and (j); and not later than one Business Day following the receipt of any Net Cash Proceeds from a Casualty Event by Canadian Borrower or any Canadian Subsidiary, the Borrowers, shall make an Offer to Redeem the maximum principal amount of Borrowings that may be redeemed by applying an amount equal to 100% of such Net Cash Proceeds to make redemptions in accordance with Sections 2.10(h), (i) and (j); provided, in each case, that:

(i)  so long as no Default shall then exist or arise therefrom, no Offer to Redeem shall be required on such date to the extent that U.S. Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such proceeds are expected to be used to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid or to invest in other fixed or capital assets, no later than 365 days (or such longer period as may be approved by the Administrative Agent) following the date of receipt of such proceeds; provided that if the property subject to such Casualty Event constituted Collateral under the Security Documents, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.10 and 5.11;

(ii)  all Net Cash Proceeds in respect of all Casualty Events in excess of $15.0 million in the aggregate shall be held in the applicable Collateral Account and released therefrom only in accordance with the provisions of Article IX; and

(iii)  if any portion of such Net Cash Proceeds shall not be so applied within such 365-day (or longer) period, such unused portion shall be applied to make an Offer to Redeem on the last day of such period as provided in this Section 2.10(f).

(g)  Excess Cash Flow. No later than the earlier of (i) 90 days after the end of each Excess Cash Flow Period and (ii) the date on which the financial statements with respect to such fiscal year in which such Excess Cash Flow Period occurs are delivered pursuant to Section 5.01(a), U.S. Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to the excess of (x) 50% of Excess Cash Flow for the Excess Cash Flow Period then ended less (y) any voluntary prepayments of Term Loans and any permanent voluntary reductions to the Revolving Commitments to the extent that an equal amount of the Revolving Loans simultaneously is repaid, in each case so long as such amounts are not already reflected in Debt Service, during such Excess Cash Flow Period; provided that only 25% of Excess Cash Flow for the Excess Cash Flow Period then ended need be applied pursuant to this Section 2.10(g) if the Senior Leverage Ratio is less than 1.5:1.0 as of the end of such Excess Cash Flow Period.

(h)  Application of Prepayments and Redemptions.

(i)  Prior to any optional (subject to Section 2.10(a)) or mandatory prepayment or redemption pursuant to any Offer to Redeem hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid or redeemed and shall specify such selection in the notice of such prepayment or Offer to Redeem pursuant to Section 2.10(i), subject to the provisions of this Section 2.10(h). Subject to Section 2.10(h)(iii), any prepayments or redemptions of Term Loans pursuant to Section 2.10(a), (c), (d), (e), (f) or (g) shall be applied to reduce scheduled prepayments required under Sections 2.09(a) and (b) on a pro rata basis among the prepayments remaining to be made on each Term Loan Repayment Date and shall be applied, in the case of prepayments or redemptions to be made solely by U.S. Borrower, first, to U.S. Term Loans on a pro rata basis between the outstanding U.S. Term B-1 Loans and the outstanding U.S. Term B-2 Loans and second if all U.S. Term Loans have been repaid, to Canadian Term Loans on behalf of Canadian Borrower, and, in the case of prepayments or redemptions by the Borrowers, first, by Canadian Borrower to Canadian Term Loans and second, if all Canadian Term Loans have been repaid, by U.S. Borrower to U.S. Term Loans on a pro rata basis between the outstanding U.S. Term B-1 Loans and the outstanding U.S. Term B-2 Loans. After application of redemptions and mandatory prepayments of Term Loans described above in this Section 2.10(h) and to the extent there are redemption or mandatory prepayment amounts remaining after such application, the Revolving Commitments shall be permanently reduced ratably among the Revolving Lenders in accordance with their applicable Revolving Commitments in an aggregate amount equal to such excess, and U.S. Borrower shall comply with Section 2.10(b).

(ii)  Amounts to be applied pursuant to this Section 2.10 to the prepayment or redemption of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, respectively. Any amounts remaining after each such application shall be applied to prepay or redeem Eurodollar Term Loans or Eurodollar Revolving Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding (an “Excess Amount”), only the portion of the amount of such prepayment or redemption as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid or redeemed and, at the election of the applicable Borrower, the balance of such required prepayment shall be either (A) deposited in the applicable Collateral Account and applied to the prepayment or redemption of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while a Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit in either Collateral Account to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.

(iii)  Notwithstanding Sections 2.10(e) and 2.10(g), the aggregate amount of all prepayments by the Borrowers with respect to each Canadian Term Loan pursuant to Sections 2.10(e) and 2.10(g) and Section 2.09 as in effect on the Fourth Amendment Effectiveness Date within the first five years following the Fourth Amendment Effectiveness Date shall not exceed 25% of the initial principal amount of that Canadian Term Loan, except for payments required as a result of an acceleration of the Obligations of the Borrowers pursuant to Article VIII. For greater certainty and notwithstanding any other provision of this Agreement, the failure of the Borrowers to make any prepayment of the Canadian Term Loans contemplated in Sections 2.10(e) and 2.10(g) or Section 2.09 solely as a consequence of the immediately preceding sentence shall not constitute a Default. Nothing in this Section 2.10(h)(iii) shall affect prepayments of U.S. Loans pursuant to Sections 2.10(e) and 2.10(g) or Section 2.09.

(i)  Notice of Prepayment or Offer to Redeem. The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment or Offer to Redeem hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment, (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment and (iv) in the case of an Offer to Redeem, five Business Days prior to the proposed date of redemption. Each such notice shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such termination is revoked in accordance with Section 2.07. Each such notice shall specify the prepayment or redemption date, the principal amount of each Borrowing or portion thereof to be prepaid or redeemed and, in the case of a mandatory prepayment or Offer to Redeem, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment or Offer to Redeem of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment or Offer to Redeem of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments and Offers to Redeem shall be accompanied by accrued interest to the extent required by Section 2.06. The Administrative Agent shall advise the applicable Borrower if an Offer to Redeem is accepted or declined by the Lenders on the Business Day prior to the proposed redemption date. If an Offer to Redeem is declined all funds that were to be used to redeem Borrowings shall revert to the applicable Borrower.

(j)  Mandatory Offers to Redeem. When required by Sections 2.10(c), (d) and (f), each Borrower shall make an offer to redeem Borrowings made by the Borrowers in accordance with the terms of Section 2.10(i), which offer may be accepted or declined by the Lenders in accordance with Section 11.02(e) (an “Offer to Redeem”). If any Offer to Redeem is accepted, all redemptions shall be made in accordance with Section 2.10(h).

SECTION 2.11  Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)  the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

(b)  the Administrative Agent is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to U.S. Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies U.S. Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent agrees to use its commercially reasonable efforts to do promptly after it learns such circumstances cease to exist), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.12  Increased Costs

(a)  If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit or similar requirement against property of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank; or

(ii)  impose on any Lender or the Issuing Bank or the London interbank market any other condition or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered, it being understood that, to the extent duplicative of the provisions of Section 2.15, this Section 2.12 shall not apply to Taxes.

(b)  If any Lender or the Issuing Bank determines (in good faith, but in its sole absolute discretion) that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)  A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to the applicable Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Such Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that neither Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall not begin earlier than the date of effectiveness of the Change in Law.

SECTION 2.13  Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.16, then, in any such event, such Borrower shall compensate each Lender for the loss (other than lost profit or spread), cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the applicable Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 5 days after receipt thereof.

SECTION 2.14  Payments Generally; Pro Rata Treatment; Sharing of Setoffs

(a)  Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 677 Washington Boulevard, Stamford, Connecticut, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars, except as expressly specified otherwise.

(b)  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.

(c)  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise (including by exercise of its rights under Section 9.1 of the Security Agreement), obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by either Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to U.S. Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.

(d)  Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(d), 2.17(d), 2.18(d), 2.18(e) or 11.03(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.15  Taxes

(a)  Any and all payments by or on account of any obligation of either Borrower hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without deduction or withholding for any and all Indemnified Taxes; provided that if either Borrower or any Secured Party shall be required by law to deduct or pay any Indemnified Taxes from or in respect of such payments, then (i) the sum payable shall be increased as necessary so that after making or allowing for all required deductions and payments (including deductions, withholdings or payments applicable to additional sums payable under this Section 2.15) the Administrative Agent, any Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions, withholdings or payments been required, (ii) such Borrower shall make such deductions or withholdings, as are required to be made by it and (iii) such Borrower shall pay the full amount deducted or withheld by it to the relevant Governmental Authority in accordance with applicable law.

(b)  In addition, such Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  Each Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan Document, or otherwise with regard to any Loan Document, (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to either Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)  As soon as practicable after any payment of Indemnified Taxes or Other Taxes and in any event within 30 days of any such payment being due, by either Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)  Each Foreign Lender shall deliver to the Borrowers and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit Q and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Foreign Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement. In addition, each Foreign Lender shall deliver such forms within ten (10) Business Days after receipt of a written notification from the Borrowers that any form previously delivered by such Foreign Lender is invalid or is due to expire or to become obsolete. Each Foreign Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

(f)  If the Administrative Agent or a Lender determines in its reasonable discretion that it is entitled to claim a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.15, it promptly shall notify the applicable Borrower of the availability of such refund claim. Upon receipt of a written request from a Borrower, such Administrative Agent or Lender shall use reasonable efforts to file a timely claim to such taxation authority for such refund, solely at the Borrower’s expense. If the Administrative Agent or a Lender receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) or in respect of any Indemnified Taxes or Other Taxes with respect to which a Borrower has paid additional amounts pursuant to this Section 2.15, it shall within 30 days from the date of such receipt pay over the amount of such refund to the applicable Borrower, net of all reasonable out-of-pocket expenses of such Administrative Agent or Lender (as determined in the Administrative Agent’s or Lender’s reasonable discretion) and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided, however, that (i) each Borrower, upon the request of the Administrative Agent or such Lender (or assignee), agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges (including Taxes) imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) within a reasonable time (not to exceed 20 days) after receipt of written notice that the Administrative Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority and (ii) such Administrative Agent or Lender shall not be required to make any payment under this Section 2.15(f) if an Event of Default shall have occurred and be continuing. Nothing contained in this Section 2.15(f) shall require the Administrative Agent or any Lender (or assignee) to make available its Tax Returns or any other information which it deems confidential to a Borrower or any other person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to a Borrower the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes had never been paid.

(g)  The Administrative Agent and each Lender agrees, upon written request from a Borrower, to use reasonable efforts (subject to overall policy considerations of the Administrative Agent or such Lender, as the case may be, and legal and regulatory restrictions) to avoid or minimize any amounts that might otherwise be payable by a Borrower pursuant to this Section 2.15; provided that such effort shall not impose on the Administrative Agent or any Lender any additional costs or any other economic, legal, regulatory or other disadvantage, as determined in the Administrative Agent’s or such Lender’s sole discretion; provided, further, that nothing in this Section 2.15(g) shall affect or postpone any of the obligations of a Borrower or the rights of any Administrative Agent or Lender pursuant to this Section 2.15.

(h)  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 2.16  Mitigation Obligations; Replacement of Lenders

(a)  Mitigation of Obligations. If any Lender requests compensation under Section 2.12, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers, as applicable, hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.

(b)  Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or any Lender is a non-consenting Lender under Section 11.02(c), or if any Lender defaults in its obligation to fund Loans hereunder, then the applicable Borrower may, at its sole expense and effort (including any processing and recordation fee required to be paid in accordance with Section 11.04 hereto), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee selected by such Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (assuming for this purpose that the Loans of such Lender were being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.

SECTION 2.17  Swingline Loans

(a)  Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to U.S. Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15.0 million or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, U.S. Borrower may borrow, repay and reborrow Swingline Loans.

(b)  Swingline Loans. To request a Swingline Loan, U.S. Borrower shall deliver, by hand delivery or telecopy, a duly completed and executed Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan. The Swingline Lender shall make each Swingline Loan available to U.S. Borrower by means of a credit to the general deposit account of U.S. Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. U.S. Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Extension of Credit contemplated by such request a Default has occurred and is continuing or would result therefrom. Swingline Loans shall be made in minimum amounts of $500,000 and integral multiples of $250,000 above such amount.

(c)  Prepayment. U.S. Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 12:00 (noon), New York City time, on the proposed date of repayment.

(d)  Participations. The Swingline Lender may at any time in its discretion by written notice given to the Administrative Agent (provided such notice requirement shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 A.M., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify U.S. Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from U.S. Borrower (or other party on behalf of U.S. Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve U.S. Borrower of any default in the payment thereof.

SECTION 2.18  Letters of Credit

(a)  General. Subject to the terms and conditions set forth herein, U.S. Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit for its own account or the account of a Subsidiary in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that U.S. Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary). The Issuing Bank shall have no obligation to issue, and U.S. Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, the LC Exposure would exceed the LC Commitment or the total Revolving Exposure would exceed the total Revolving Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by U.S. Borrower to, or entered into by U.S. Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)  Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, U.S. Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m. on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank:

(i)  the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(ii)  the amount thereof;

(iii)  the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);

(iv)  the name and address of the beneficiary thereof;

(v)  whether the Letter of Credit is to be issued for its own account or for the account of one of its Subsidiaries (provided that U.S. Borrower shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary);

(vi)  the documents to be presented by such beneficiary in connection with any drawing thereunder;

(vii)  the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

(viii)  such other matters as the Issuing Bank may require.

A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank:

(ix)  the Letter of Credit to be amended, renewed or extended;

(x)  the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

(xi)  the nature of the proposed amendment, renewal or extension; and

(xii)  such other matters as the Issuing Bank may require.

If requested by the Issuing Bank, U.S. Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, U.S. Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Commitment, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and (iii) the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit, or is to be denominated in a currency other than Dollars.

(c)  Expiration Date. (i) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) in the case of a Standby Letter of Credit, (x) the date which is no later than one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, no later than one year after such renewal or extension) and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is no later than 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, no later than 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

(ii) If U.S. Borrower so requests in any LC Request, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, U.S. Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (i) one year from the date of such renewal and (ii) the Letter of Credit Expiration Date; provided that the Issuing Bank shall not permit any such renewal if (x) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.18(l) or otherwise), or (y) it has received notice on or before the day that is two Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this paragraph, from the Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 are not then satisfied

(d)  Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by U.S. Borrower on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to U.S. Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Administrative Agent shall notify the Revolving Lenders promptly after the issuance, amendment or expiration of any Letter of Credit.

(e)  Reimbursement.

(i)  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, U.S. Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made if U.S. Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by U.S. Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that U.S. Borrower receives such notice; provided that U.S. Borrower may, subject to the conditions to borrowing set forth herein, request (x) in accordance with Section 2.03 that such payment be financed with ABR Revolving Loans in an equivalent amount and, to the extent so financed, U.S. Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans or (y) that such payment be satisfied with the proceeds of Term Loans held in the Ply Gem LC Restricted Account.

(ii)  If U.S. Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from U.S. Borrower in respect thereof and such Revolving Lender’s Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from U.S. Borrower pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from U.S. Borrower thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.

(iii)  If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of such Revolving Lender and U.S. Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of U.S. Borrower, the rate per annum set forth in Section 2.18(h) and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(f)  Obligations Absolute. The Reimbursement Obligation of U.S. Borrower as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of U.S. Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of U.S. Borrower and its Subsidiaries. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to U.S. Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by U.S. Borrower to the extent permitted by applicable law) suffered by U.S. Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)  Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and U.S. Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve U.S. Borrower of its Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(e)).

(h)  Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless U.S. Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that U.S. Borrower reimburses such LC Disbursement, at the rate per annum determined pursuant to Section 2.06(a) until the day after U.S. Borrower is notified of such LC Disbursement and thereafter pursuant to Section 2.06(c). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.18(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)  Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that U.S. Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, U.S. Borrower shall deposit in the LC Sub-Account, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to U.S. Borrower described in paragraph (g) or (h) of Article VIII. Funds in the LC Sub-Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of U.S. Borrower under this Agreement. If U.S. Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to U.S. Borrower within three Business Days after all Events of Default have been cured or waived.

(j)  Additional Issuing Banks. U.S. Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonable withheld), the Issuing Bank and such Revolving Lender(s). Any Lender designated as an issuing bank pursuant to this paragraph (j) shall be deemed (in addition to being a Revolving Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as Issuing Bank, as the context shall require.

(k)  Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior notice to the Lenders, the Administrative Agent and U.S. Borrower. The Issuing Bank may be replaced at any time by written agreement among U.S. Borrower, each Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, U.S. Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, U.S. Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(l)  Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if

(i)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Fourth Amendment Effectiveness Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Fourth Amendment Effectiveness Date and which the Issuing Bank in good faith deems material to it; or

(ii)  the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(m)  Foreign Currency Letters of Credit. If the Issuing Bank agrees pursuant to the last sentence of Section 2.18(b) to issue a Letter of Credit denominated in a currency other than Dollars, then notwithstanding anything herein to the contrary, with respect to any such Letter of Credit, the related LC Exposure, the related Reimbursement Obligation of U.S. Borrower, any reimbursement obligation of any Revolving Lender pursuant to Section 2.18(e), any other obligation owed by or to any Revolving Lender, and any LC Participation Fee or Fronting Fee owed pursuant to Section 2.05(c) shall be calculated and due solely in Dollars. The exchange rate for conversion into Dollars utilized shall be the Dollar equivalent of the applicable foreign currency as reasonably determined by the Issuing Bank and the Administrative Agent based on the rate at which the Issuing Bank could convert or has converted any such foreign currency into Dollars taking into account all transaction costs. Any such exchange rate shall be updated at intervals reasonably determined by the Issuing Bank and the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Fourth Amendment Transactions unless otherwise expressly stated) that:

SECTION 3.01  Organization; Powers. Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

SECTION 3.02  Authorization; Enforceability. The Fourth Amendment Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03  No Conflicts. Except as set forth on Schedule 3.03, the Fourth Amendment Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company or any law, judgment, decree or order of any Governmental Authority, (c) will not violate or result in a default or require any consent or approval under any indenture, agreement, Organizational Document or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

SECTION 3.04  Financial Statements; Projections

(a)  U.S. Borrower has, prior to the Fourth Amendment Effectiveness Date, delivered to the Lenders the consolidated balance sheets of Alcoa (i) as of December 31, 2004 and December 31, 2005 and related statements of income, stockholders’ equity and cash flows of Alcoa for the fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005, audited by and accompanied by the unqualified opinion (other than the qualification related to adoption by Alcoa of first-in, first-out method of accounting on January 1, 2003) of PricewaterhouseCoopers LLP, independent public accountants and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Alcoa prepared in accordance with GAAP (except as set forth in the Alcoa Purchase Agreement) for each fiscal period ending after December 31, 2005 and prior to 30 days prior to the Fourth Amendment Effectiveness Date and for the comparable periods of the preceding fiscal year, in each case to the extent available. Such financial statements have been prepared in accordance with GAAP (except as set forth in the Alcoa Purchase Agreement) consistently applied and present fairly, in all material respects, the financial position of Alcoa as of the dates indicated and the results of operations for the periods then ended. Except as set forth in such financial statements, there are no liabilities of Alcoa of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents, the Senior Subordinated Note Documents, the New Senior Subordinated Note Documents and the Second Lien Loan Documents.

(b)  U.S. Borrower has, prior to the Fourth Amendment Effectiveness Date, delivered to the Lenders U.S. Borrower’s unaudited pro forma statement of income and pro forma EBITDA for the fiscal year ended December 31, 2005, and for the six-month period ended July 1, 2006, as well as its pro forma consolidated balance sheet as of July 1, 2006, in each case after giving effect to the Fourth Amendment Transactions as if they had occurred on such date in the case of the balance sheet and as of the beginning of all periods presented in the case of the statement of income. Such pro forma financial statements have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan Parties on the date hereof and on the Fourth Amendment Effectiveness Date to be reasonable), are based on the best information available to the Loan Parties as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Fourth Amendment Transactions, and present fairly in all material respects the pro forma consolidated financial position and results of operations of U.S. Borrower as of such date and for such periods, assuming that the Fourth Amendment Transactions had occurred at such dates.

(c)  The forecasts of financial performance of Parent and its subsidiaries furnished to the Lenders have been prepared in good faith by U.S. Borrower and based on assumptions believed by U.S. Borrower to reasonable.

(d)  Since December 31, 2005, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05  Properties

(a)  Each Company has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for, in the case of Collateral, Permitted Collateral Liens and, in the case of all other material property, Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted), except to the extent that the failure to be in such condition could not reasonably be expected to result in a Material Adverse Effect, and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

(b)  Schedule 3.05(b) contains a true and complete list of each interest in Real Property (i) owned by any Company as of the date hereof, and describes the type of interest therein held by such Company and (ii) leased, subleased or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, as of the date hereof and describes the type of interest therein held by such Company and whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the Fourth Amendment Transactions.

(c)  No Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event in excess of $7.5 million affecting all or any portion of its property. No Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such act has been obtained in accordance with Section 5.04.

(d)  Each Company owns or has rights to use all of the Collateral and all material rights with respect to any of the foregoing used in, necessary for or material to each Company’s business as currently conducted. The use by each Company of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Company’s use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)  The Equipment of each Company is in good repair, working order and condition, reasonable wear and tear excepted. Each Company shall cause the Equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially practicable make or cause to be made all repairs, replacements and other improvements which are necessary or appropriate in the conduct of each Company’s business.

SECTION 3.06  Intellectual Property

(a)  Ownership/No Claims. Each Loan Party owns, or is licensed to use, all patents, patent applications, trademarks, trade names, servicemarks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. To the knowledge of the Loan Parties, the use of such Intellectual Property by each Loan Party does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)  Registrations. Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business (including those that are listed in Schedules 14(a) and 14(b) to the Perfection Certificate), on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has taken no affirmative action to authorize or enable any other person to use, any copyright, patent or trademark (as such terms are defined in the U.S. Security Agreement) listed in Schedules 14(a) and 14(b) to the Perfection Certificate and (ii) to the knowledge of the Loan Parties, all issuances and registrations listed in Schedules 14(a) and 14(b) to the Perfection Certificate are valid and in full force and effect.

(c)  No Violations or Proceedings. To each Loan Party’s knowledge, on and as of the date hereof, there is no material violation by others of any right of such Loan Party with respect to any copyright, patent or trademark listed in Schedules 14(a) and 14(b) to the Perfection Certificate, respectively, pledged by it under the name of such Loan Party.

SECTION 3.07  Equity Interests and Subsidiaries

(a)  Schedule 3.07(a) sets forth a list of (i) all the Subsidiaries of Super Holdings and their jurisdiction of organization as of the Fourth Amendment Effectiveness Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Fourth Amendment Effectiveness Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Fourth Amendment Effectiveness Date. All Equity Interests of each Company owned by Parent and its Subsidiaries are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of U.S. Borrower, are owned by U.S. Borrower, directly or indirectly through Subsidiaries. All Equity Interests of U.S. Borrower are owned directly by Parent (or, after an IPO, the IPO Entity) and, prior to an IPO, all Equity Interests of Parent are owned directly by Holdings and all Equity Interests of Holdings are owned directly by Super Holdings. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the U.S. Security Agreement, free of any and all Liens, rights or claims of other persons, except the security interest created by the U.S. Security Agreement and the security interest created by the Second Lien Security Documents, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.

(b)  No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Agreement or the exercise of remedies in respect thereof.

(c)  An accurate organization chart, showing the ownership structure of Parent, U.S. Borrower and each Subsidiary on the Fourth Amendment Effectiveness Date, and after giving effect to the Fourth Amendment Transactions, is set forth on Schedule 3.07(c).

SECTION 3.08  Litigation; Compliance with Laws

          (a)  There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or any of the Fourth Amendment Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)  Except for matters covered by Section 3.18, no Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or is in default with respect to any judgment, writ, injunction, decree, rule or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09  Agreements

(a)  No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)  No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

(c)  Schedule 3.09(c) accurately and completely lists all material agreements (other than leases of Real Property set forth on Schedule 3.05(b)) to which any Company is a party which are in effect on the date hereof in connection with the operation of the business conducted thereby and U.S. Borrower has delivered to the Administrative Agent complete and correct copies of all such material agreements, including any amendments, supplements or modifications with respect thereto, and as of the date hereof all such agreements are in full force and effect.

SECTION 3.10  Federal Reserve Regulations

(a)  No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)  No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.

SECTION 3.11  Investment Company Act; Public Utility Holding Company Act. No Company is (a) an “investment company” or a company “controlled” by a person required to register as an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a “holding company,” an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company,” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

SECTION 3.12  Use of Proceeds. The Borrowers will use the proceeds of (a) the Revolving Loans for general corporate purposes, (b) the U.S. Term B-2 Loans extended on the Fourth Amendment Effectiveness Date to effect the Alcoa Acquisition and to pay related fees and expenses, and (c)  the Swingline Loans for general corporate purposes.

SECTION 3.13  Taxes. Each Company has (a) timely filed or caused to be timely filed all federal Tax Returns and all state, local and foreign Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP and (ii) which could not, individually or in the aggregate, have a Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Each Company is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Company has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6111(c), Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code, or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 3.14  No Material Misstatements. No information, report, financial statement, certificate, Borrowing Request, LC Request, exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Fourth Confidential Information Memorandum), taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

SECTION 3.15  Labor Matters. As of the date hereof, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Fourth Amendment Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

SECTION 3.16  Solvency. Immediately after the consummation of the Fourth Amendment Transactions on the Fourth Amendment Effective Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the properties of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following such date or Loan.

SECTION 3.17  Employee Benefit Plans

(a)  Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Company and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on any of the property of any Company. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10.0 million the fair market value of the property of all such underfunded Plans. Except as set forth on Schedule 3.17, using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

(b)  Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, to the extent applicable, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. No Company has incurred any material unpaid obligation in connection with the termination of or withdrawal from any Foreign Plan. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.

SECTION 3.18  Environmental Matters

(a)  Except as set forth in Schedule 3.18 and except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i)  The Companies and their businesses, operations and Real Property are and in the last six years have been in compliance with, and the Companies have no liability under, Environmental Law;

(ii)  The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, all such Environmental Permits are valid and in good standing;

(iii)  There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could result in liability by the Companies under Environmental Law;

(iv)  There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or relating to the operations of the Companies, and to the knowledge of the Companies, there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim;

(v)  No person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation; and

(vi)  No Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location.

(b)  Except as set forth in Schedule 3.18:

(i)  No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

(ii)  No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or property of the Companies;

(iii)  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other Environmental Law; and

(iv)  The Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability under Environmental Law, including those concerning the existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Companies.

SECTION 3.19  Insurance. Schedule 3.19 sets forth a true, complete and correct description of all insurance maintained by each Company as of the Fourth Amendment Effectiveness Date. All insurance maintained by the Companies is in full force and effect, all premiums have been duly paid, no Company has received notice of violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no material default under any Insurance Requirement. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

SECTION 3.20  Security Documents

(a)  The U.S. Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the U.S. Security Agreement Collateral and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the U.S. Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the U.S. Security Agreement), the Liens created by the U.S. Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the U.S. Security Agreement Collateral (other than (A) the Intellectual Property Collateral (as defined in the U.S. Security Agreement) and (B) such U.S. Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.

(b)  The Canadian Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Canadian Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Canadian Security Agreement Collateral and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Canadian Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Canadian Security Agreement), the Liens created by the Canadian Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Canadian Security Agreement Collateral (other than (A) the Intellectual Property Collateral (as defined in the Canadian Security Agreement) and (B) such Canadian Security Agreement Collateral in which a security interest cannot be perfected under the PPSA as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.

(c)  When the U.S. Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such U.S. Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in such Security Agreement) in which a security interest may be perfected under applicable U.S. law, in each case subject to no Liens other than Permitted Collateral Liens.

(d)  Each Mortgage granted by a U.S. Loan Party is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of such U.S. Loan Party’s right, title and interest in and to the U.S. Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent, and when such Mortgages are filed in the offices specified on Schedule 1.01(d) (or, in the case of any such Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.10, or 5.11, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.10 and 5.11), such Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the U.S. Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens permitted by such Mortgage.

(e)  Each Mortgage granted by a Canadian Loan Party is effective to create, in favor of the Collateral Agent or its sub-agent, for its benefit and the benefit of the Canadian Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of such Canadian Loan Party’s right, title and interest in and to the Canadian Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent, and when such Mortgages are filed in the offices specified on Schedule 1.01(d) (or, in the case of any such Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.10 and 5.11, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.10 and 5.11), such Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Canadian Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens permitted by such Mortgage.

(f)  Each Security Document delivered pursuant to Sections 5.10 and 5.11 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the applicable Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Collateral Liens.

SECTION 3.21  Anti-Terrorism Law

(a)  No Loan Party and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b)  No Loan Party and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

(i)  a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)  a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)  a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)  a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)  a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c)  No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 3.22  Subordination of Senior Subordinated Notes. The Obligations are “Senior Debt,” the U.S. Guaranteed Obligations are “Guarantor Senior Debt” and the Obligations and U.S. Guaranteed Obligations are “Designated Senior Debt,” in each case, within the meaning of the Senior Subordinated Note Documents and the New Senior Subordinated Note Documents.

SECTION 3.23  Alcoa Acquisition Documents; Representations and Warranties in Alcoa Purchase Agreement

SECTION 3.24

(a)  Schedule 3.23 lists (i) each exhibit, schedule, annex or other attachment to the Alcoa Purchase Agreement and (ii) each agreement, certificate, instrument, letter or other document contemplated by the Alcoa Purchase Agreement or any item referred to in clause (i) to be entered into, executed or delivered or to become effective in connection with the Alcoa Acquisition or otherwise entered into, executed or delivered in connection with the Alcoa Acquisition. The Lenders have been furnished true and complete copies of each Alcoa Acquisition Document to the extent executed and delivered on or prior to the Fourth Amendment Effectiveness Date.

All representations and warranties of each Company set forth in the Alcoa Purchase Agreement were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Fourth Amendment Effectiveness Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS

SECTION 4.01  Conditions to Initial Credit Extension. The obligation of each Lender and, if applicable, each Issuing Bank to fund the initial Credit Extension requested to be made by it was subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.

(a)  Loan Documents. All legal matters incident to this Agreement, the Credit Extensions hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents and the Perfection Certificate.

(b)  Officers’ Certificate. The Administrative Agent shall have received a certificate, dated February 12, 2004 and signed by the chief executive officer and the chief financial officer of U.S. Borrower, confirming compliance with the conditions precedent set forth in this Section 4.01 and Sections 4.02(b), (c) and (d).

(c)  Financial Statements, Pro Forma Balance Sheet; Projections. The Lenders shall have received and shall be reasonably satisfied with the form and substance of the financial statements described in Section 3.04(b) and with the forecasts of the financial performance of Parent and its Subsidiaries.

(d)  Personal Property Requirements. The Collateral Agent shall have received:

(i)  all certificates, agreements or instruments representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;

(ii)  the Intercompany Note executed by and among Parent and each of its Subsidiaries (other than Canadian Borrower) and the Canadian Intercompany Note executed by and among Canadian Borrower, Parent and each of its Subsidiaries, each accompanied by instruments of transfer undated and endorsed in blank;

(iii)  all other certificates, agreements, including control agreements, or instruments necessary to perfect the Collateral Agent’s security interest in all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of each Loan Party (as each such term is defined in either Security Agreement and to the extent required by either Security Agreement);

(iv)  financing statements in appropriate form for filing under the UCC and PPSA, filings with the United States Patent and Trademark Office, and the United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents under the laws of the United States, Canada or any State or Province thereof and, with respect to all UCC financing statements required to be filed pursuant to the Loan Documents, evidence satisfactory to the Administrative Agent that U.S. Borrower has retained, at its sole cost and expense, a service provider acceptable to the Administrative Agent for the tracking of all such financing statements and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof;

(v)  certified copies of UCC, PPSA, United States Patent and Trademark Office, United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any property of any Loan Party is located and the state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Collateral Liens or any other Liens acceptable to the Collateral Agent);

(vi)  with respect to each location set forth on Schedule 4.01(n)(vi), a Landlord Access Agreement or Bailee Letter, as applicable; provided that no such Landlord Access Agreement shall be required with respect to any Real Property that could not be obtained after the Loan Party that is the lessee or owner of the inventory or other personal property Collateral stored with the bailee thereof, as applicable, shall have used all commercially reasonable efforts to do so; and

(vii)  evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

(e)  Real Property Requirements. The Collateral Agent shall have received:

(i)  a Mortgage, encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the applicable Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Collateral Agent;

(ii)  with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

(iii)  with respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to not less than 115% of the fair market value of such Mortgaged Property and fixtures, which fair market value is set forth on Schedule 4.01(o)(iii), which policy (or such marked-up commitment) (each, a “Title Policy”) shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, separate tax lot revolving credit, and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than Permitted Collateral Liens and exceptions acceptable to the Collateral Agent;

(iv)  with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policy/ies and endorsements contemplated above;

(v)  evidence reasonably acceptable to the Collateral Agent of payment by U.S. Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

(vi)  with respect to each Real Property or Mortgaged Property, copies of all Leases in which U.S. Borrower or any Subsidiary holds the lessor’s interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Collateral Agent;

(vii)  with respect to each Mortgaged Property, each Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property; and

(viii)  Surveys with respect to each Mortgaged Property.

SECTION 4.02  Conditions to All Credit Extensions. The obligation of each Lender and each Issuing Bank to make any Credit Extension (including any Credit Extension on the Fourth Amendment Effectiveness Date) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a)  Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.17(b).

(b)  No Default. The Borrowers and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default shall have occurred and be continuing on such date.

(c)  Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof (other than, in the case of the Fourth Amendment Effectiveness Date only, Section 3.04(d)) or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(d)  No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

(e)  USA Patriot Act. With respect to Letters of Credit issued for the account of a Subsidiary only, the Lenders shall have received, all documentation and other information that may be required by the Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Act, including the information described in Section 11.17.

Each of the delivery of a Borrowing Request or notice requesting the issuance, amendment, extension or renewal of a Letter of Credit and the acceptance by a Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by such Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied. Each Borrower shall provide such information (including calculations in reasonable detail of the covenants in Section 6.10) as the Administrative Agent may reasonably request to confirm that the conditions in this Section 4.02 have been satisfied.

SECTION 4.03  Conditions to Effectiveness of the Fourth Amendment and Restatement. The effectiveness of this Agreement shall be subject to, and occur upon the date of (the “Fourth Amendment Effectiveness Date”), the satisfaction of each of the conditions precedent set forth below.

(a)  Financings and Other Fourth Amendment Transactions, Etc.

(i)  The Fourth Amendment Transactions shall have been consummated or shall be consummated simultaneously on the Fourth Amendment Effectiveness Date, in each case in all material respects in accordance with the terms hereof and the terms of the Fourth Amendment Transaction Documents, without the waiver or amendment of any such terms unless approved by the Joint Lead Arrangers (such approval not to be unreasonably withheld).

(ii)  U.S. Borrower shall have received not less than $105.0 million gross cash proceeds of Second Lien Term Loans under the Second Lien Credit Agreement.

(b)  Indebtedness and Minority Interests. After giving effect to the Fourth Amendment Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness or preferred stock other than (i) the Loans and Credit Extensions hereunder, (ii) the Senior Subordinated Notes, (iii) the New Senior Subordinated Notes, (iv) the Supplemental Financing, (v) Indebtedness permitted under the Existing Credit Agreement, (vi) Second Lien Term Loans and (vii) Indebtedness owed to either Borrower or any Guarantor.

(c)  Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arrangers, the Lenders and the Issuing Bank, (x) a favorable written opinion of (i) Paul Weiss, Rifkind, Wharton & Garrison LLP, special counsel for the Loan Parties, substantially to the effect set forth in Exhibit N-1 modified as appropriate for the Fourth Amendment Transactions, (ii) each local counsel listed on Schedule 4.01(g), substantially to the effect set forth in Exhibit N-2 modified as appropriate for the Fourth Amendment Transactions, and (iii) Bennett Jones LLP, Canadian counsel for the Loan Parties substantially to the effect set forth in Exhibit N-3 modified as appropriate for the Fourth Amendment Transactions, in each case (A) dated the Fourth Amendment Effectiveness Date and (B) addressed to the Agents, the Issuing Bank and the Lenders, and (y) a copy of each legal opinion delivered under the other Fourth Amendment Transaction Documents, accompanied by reliance letters from the party delivering such opinion authorizing the Agents, Lenders and the Issuing Bank to rely thereon as if such opinion were addressed to them.

(d)  Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit O, dated the Fourth Amendment Effectiveness Date and signed by the treasurer or the chief financial officer of U.S. Borrower.

(e)  Requirements of Law. The Lenders shall be satisfied that Parent, its Subsidiaries and the Fourth Amendment Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received reasonably satisfactory evidence of such compliance reasonably requested by them.

(f)  Consents. The Lenders shall be reasonably satisfied that all requisite Governmental Authorities and third parties shall have approved or consented to the Fourth Amendment Transactions, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Fourth Amendment Transactions or the other transactions contemplated hereby.

(g)  Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of Super Holdings, Holdings, Parent, U.S. Borrower and their respective Subsidiaries to fully and timely perform their respective obligations under the Fourth Amendment Transaction Documents, or the ability of the parties to consummate the financings contemplated hereby or by the other Fourth Amendment Transactions.

(h)  Sources and Uses. The sources and uses of the Loans shall be as set forth in Section 3.12.

(i)  Fees. The Arrangers and the Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Fourth Amendment Effectiveness Date, including reimbursement or payment of all out-of-pocket expenses (including the reasonable legal fees and expenses of Cahill Gordon & Reindel llp, special counsel to the Agents, and the fees and expenses of any local counsel and foreign counsel) required to be reimbursed or paid by either Borrower hereunder, under any other Loan Document or under the Fee Letter.

(j)  Collateral Requirements. (A) The Borrowers shall have complied with Sections 5.10(b) and (c) with respect to the Alcoa Acquisition (provided that all actions required to be taken under Sections 5.10(b) and (c) shall have been taken on or prior to the Fourth Amendment Effectiveness Date without giving effect to the 30-day period referred to in such Sections); (B) the Collateral Agent shall have received financing statements in appropriate form for filing under the UCC and PPSA, filings with the United States Patent and Trademark Office and the United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents under the laws of the United States, Canada or any State or Province thereof; (C) the Collateral Agent shall have received the Perfection Certificate (together with all schedules thereto); and (D) the Borrowers shall have performed such other lien searches in relevant jurisdictions with respect to Parent and its Subsidiaries as the Collateral Agent may reasonably request.

(k)  Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent.

(l)  No Material Change. No change shall have occurred since December 31, 2005, and no additional information shall be disclosed to or discovered by the Administrative Agent (including, without limitation, information contained in any review or report required to be provided to it in connection with this Agreement), which the Administrative Agent determines has had or could reasonably be expected to have a material adverse effect on the business, results of operations, condition (financial or otherwise), assets or liabilities of Parent, U.S. Borrower, Alcoa and their respective subsidiaries taken as a whole.

(m)  Authorization. The Administrative Agent shall have received evidence satisfactory to it that this amendment and restatement shall have been approved by the Required Lenders and the Term Loan Lenders in accordance with the provisions of Section 11.02(b).

(n)  Corporate Documents. The Administrative Agent shall have received:

(i)  a certificate of the secretary or assistant secretary of each Loan Party dated the Fourth Amendment Effectiveness Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of each Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

(ii)  a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority); and

(iii)  such other documents as the Administrative Agent may reasonably request.

(o)  USA Patriot Act. The Lenders shall have received, sufficiently in advance of the Fourth Amendment Effectiveness Date, all documentation and other information that may be required by the Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Act, including the information described in Section 11.17.

(p)  Maximum Leverage Ratio. The pro forma Total Leverage Ratio of Parent and its subsidiaries (with adjustments to Consolidated EBITDA as set forth on Schedule 4.03(p)) for the last four-quarter period ending more than 30 days prior to the Fourth Amendment Effectiveness Date shall not be greater than 5.10x.

(q)  Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Fourth Amendment Effectiveness Date and signed by the chief executive officer and the chief financial officer of U.S. Borrower, confirming compliance with the conditions precedent set forth in this Section 4.03 and Sections 4.02(b), (c) and (d).

(r)  U.S. Borrower shall be in compliance with the terms of the New Senior Subordinated Note Indenture.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party warrants, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:

SECTION 5.01  Financial Statements, Reports, etc.

Furnish to the Administrative Agent and each Lender:

(a)  Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year (but no later than the date on which Parent would be required to file a Form 10-K under the Exchange Act if it were subject to Section 15 and 13(d) of the Exchange Act), (i) the consolidated balance sheet of Parent as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto (including a note with a consolidating balance sheet and statements of income and cash flows separating out Parent, U.S. Borrower and the Subsidiaries), all prepared in accordance with Regulation S-X and accompanied by an opinion of Ernst & Young LLP or other independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Parent as of the dates and for the periods specified in accordance with GAAP and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal year, including a discussion of sales by product category, as compared to the previous fiscal year (it being understood that the information required by clause (i) and (ii) may be furnished in the form of a Form 10-K);

(b)  Quarterly Reports. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year (but no later than the date on which Parent would be required to file a Form 10-Q under the Exchange Act if it were subject to Section 15 and 13(d) of the Exchange Act), (i) the consolidated balance sheet of Parent as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto (including a note with a consolidating balance sheet and statements of income and cash flows separating out Parent, U.S. Borrower and the Subsidiaries), all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Parent as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, including a discussion of sales by product category, as compared to the comparable periods in the previous fiscal year (it being understood that the information required by clause (i) and (ii) may be furnished in the form of a Form 10-Q);

(c)  Financial Officer’s Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b) above, a Compliance Certificate certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; (ii) concurrently with any delivery of financial statements under Section 5.01 (a) or (b) above, a Compliance Certificate setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.07(f) and 6.10 (including the aggregate amount of Excluded Issuances for such period and the uses therefor) and, in the case of Section 5.01(a) above, setting forth U.S. Borrower’s calculation of Excess Cash Flow; and (iii) in the case of Section 5.01(a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of Parent and its Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Default insofar as it relates to financial or accounting matters has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

(d)  Financial Officer’s Certificate Regarding Collateral. Concurrently with any delivery of financial statements under Section 5.01(a) above, a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

(e)  Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

(f)  Management Letters. Promptly after the receipt thereof by any Company, a copy of any final “management letter” received by any such person from its certified public accountants and the management’s responses thereto;

(g)  Budgets. No later than 45 days after the first day of each fiscal year of Parent and U.S. Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income for each of U.S. Borrower’s business units and sources and uses of cash and balance sheets and a projection of sales by product category) prepared by each of Parent and U.S. Borrower, respectively, for each quarter of such fiscal year prepared in summary form, accompanied by the statement of a Financial Officer of each of Parent and U.S. Borrower to the effect that the budget of Parent and U.S. Borrower, respectively, is a reasonable estimate for the period covered thereby and, promptly when available, any significant revisions of such budget;

(h)  Organization. Within 90 days after the close of each fiscal year of Parent, Parent shall deliver an accurate organization chart as required by Section 3.07(c), or confirm that there are no changes to Schedule 3.07(c);

(i)  Organizational Documents. Promptly provide copies of any Organizational Documents that have been amended or modified in accordance with the terms hereof and deliver a copy of any notice of default given or received by any Company under any Organizational Document within 15 days after such Company gives or receives such notice; and

(j)  Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02  Litigation and Other Notices

. Furnish to the Administrative Agent and each Lender written notice of the following promptly (and, in any event, within three Business Days of any Company becoming aware thereof):

(a)  any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)  the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

(c)  any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

(d)  the occurrence of a Casualty Event in excess of $5.0 million; and

(e)  (i) the incurrence of any material Lien (other than Permitted Collateral Liens) on, or claim asserted against any of the Collateral or (ii) the occurrence of any other event which could materially affect the value of the Collateral.

SECTION 5.03  Existence; Businesses and Properties

(a)  Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or Section 6.06 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)  Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Leases, Third Amendment Transaction Documents, Fourth Amendment Transaction Documents and documents relating to other transactions entered into since February 12, 2004 except, in the case of all such documents other than the Loan Documents, where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03(b) shall prevent (i) sales of property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not useful to its business or no longer commercially desirable.

SECTION 5.04  Insurance

(a)  Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an “all risk” basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance, (v) worker’s compensation insurance and such other insurance as may be required by any Requirement of Law and (vi) such other insurance against risks as the Administrative Agent may from time to time require (such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Collateral Agent); provided that with respect to physical hazard insurance, neither the Collateral Agent nor the applicable Company shall agree to the adjustment of any claim thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of any Company shall be required during an Event of Default.

(b)  All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the applicable Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Collateral Agent.

(c)  Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Company; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

(d)  With respect to each U.S. Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

(e)  Deliver to the Administrative Agent and the Collateral Agent and the Lenders a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent or the Collateral Agent may from time to time reasonably request.

(f)  No Loan Party that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party’s respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the Premises; provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.04.

SECTION 5.05  Obligations and Taxes

(a)  Pay its material Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP and such contested amounts, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect, (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and (iii) in the case of Collateral, the applicable Company shall have otherwise complied with the Contested Collateral Lien Conditions.

(b)  Timely and correctly file all material Tax Returns required to be filed by it. Withhold, collect and remit all Taxes that it is required to collect, withhold or remit.

(c)  U.S. Borrower does not intend to treat the Loans as being a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4. In the event U.S. Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

SECTION 5.06  Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within 10 days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount exceeding $1.0 million or the imposition of a Lien, a statement of a Financial Officer of U.S. Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.

SECTION 5.07  Maintaining Records; Access to Properties and Inspections; Annual Meetings

(a)  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the property of such Company at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants).

(b)  Within 120 days after the close of each fiscal year of the Companies, at the request of the Administrative Agent or Required Lenders, hold a meeting (at a mutually agreeable location and time or, at the option of the Administrative Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies and the budgets presented for the current fiscal year of the Companies.

SECTION 5.08  Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12 and request the issuance of Letters of Credit only for the purposes set forth in the definition of Commercial Letter of Credit or Standby Letter of Credit, as the case may be.

SECTION 5.09  Compliance with Environmental Laws; Environmental Reports

(a)  Comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Company to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits applicable to its operations and Real Property; and conduct all Responses required by, and in accordance with, Environmental Laws; provided that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

(b)  If a Default caused by reason of a breach of Section 3.18 or Section 5.09(a) shall have occurred and be continuing for more than 20 days without the Companies commencing activities reasonably likely to cure such Default, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of U.S. Borrower, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm and, in the form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.

(c)  Each Loan Party that is an owner of Mortgaged Property shall not install nor permit to be installed in the Mortgaged Property any Hazardous Materials, other than in compliance with applicable Environmental Laws.

SECTION 5.10  Additional Collateral; Additional Guarantors

(a)  Subject to the terms of the Intercreditor Agreement and this Section 5.10, with respect to any property acquired after the Fourth Amendment Effectiveness Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem reasonably necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other applicable Secured Parties, a Lien on such property subject to no other Liens other than Permitted Collateral Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. The Borrowers shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.

(b)  Subject to the terms of the Intercreditor Agreement, with respect to any person that is or becomes a U.S. Subsidiary after the Fourth Amendment Effectiveness Date, promptly (and in any event within 30 days after such person becomes a U.S. Subsidiary) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such U.S. Subsidiary owned by Parent or any of its Subsidiaries, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such U.S. Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new U.S. Subsidiary (A) to execute a Joinder Agreement or such comparable documentation to become a U.S. Subsidiary Guarantor and a joinder agreement to the U.S. Security Agreement, substantially in the form annexed thereto or, in the case of a Foreign Subsidiary (other than a Canadian Subsidiary), execute a security agreement compatible with the laws of such Foreign Subsidiary’s jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the U.S. Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (1) the Equity Interests required to be delivered to the Collateral Agent pursuant to clause (i) of this Section 5.10(b) shall not include any Equity Interests of a Foreign Subsidiary created or acquired after the Fourth Amendment Effectiveness Date and (2) no Foreign Subsidiary shall be required to take the actions specified in clause (ii) of this Section 5.10(b), if, in the case of either clause (1) or (2), doing so would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger a non de minimis increase in the net income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code, as reasonably determined by the Administrative Agent; provided that this exception shall not apply to (A) Voting Stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 65% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B) 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this Section 5.10(b).

(c)  With respect to any person that is or becomes a Canadian Subsidiary after the Fourth Amendment Effectiveness Date, promptly (and in any event within 30 days after such person becomes a Canadian Subsidiary) (i) deliver to the Collateral Agent, a pledge agreement in a form reasonably satisfactory to the Collateral Agent, the certificates, if any, representing all of the Equity Interests of such Canadian Subsidiary owned by Canadian Borrower or a Canadian Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Canadian Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new Subsidiary (A) to execute a Joinder Agreement or such comparable documentation to become a Canadian Subsidiary Guarantor and a joinder agreement to the Canadian Security Agreement, substantially in the form annexed thereto or, in the case of a Subsidiary not organized under the laws of Canada, execute a security agreement compatible with the laws of such Subsidiary’s jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by such security document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent.

(d)  Subject to the terms of the Intercreditor Agreement, promptly grant to the Collateral Agent, within 60 days of the acquisition thereof, a security interest in and Mortgage on (i) each Real Property owned in fee by such U.S. Loan Party as is acquired by such U.S. Loan Party after February 12, 2004 and that, together with any improvements thereon, individually has a fair market value of at least $1.5 million, and (ii) unless the Collateral Agent otherwise consents, each leased Real Property of such U.S. Loan Party which lease individually has a fair market value of at least $1.5 million, in each case, as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.02). Subject to the terms of the Intercreditor Agreement, such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent. Subject to the terms of the Intercreditor Agreement, the Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such U.S. Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage).

(e)  Promptly grant to the Collateral Agent, within 60 days of the acquisition thereof, a security interest in and Mortgage creating a Lien on (i) each Real Property owned in fee by such Canadian Loan Party as is acquired by such Canadian Loan Party after Fourth Amendment Effectiveness Date and that, together with any improvements thereon, individually has a fair market value of at least $1.0 million, and (ii) unless the Collateral Agent otherwise consents, each leased Real Property of such Canadian Loan Party which lease individually has a fair market value of at least $1.0 million, in each case, as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.02). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Canadian Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy (if available in the relevant jurisdiction), Survey and local counsel opinion (including as to title if a Title Policy is unavailable and otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage).

(f)  The parties hereto agree that the provisions of this Section 5.10 (other than this Section 5.10(f)) shall not apply to Non-Guarantor Subsidiaries. Either Borrower may designate any of its Subsidiaries acquired or formed after the Fourth Amendment Effectiveness Date as a Non-Guarantor Subsidiary by written notice to the Administrative Agent; provided, however, that if at any time any Non-Guarantor Subsidiary or group of Non-Guarantor Subsidiaries in the aggregate (other than any Foreign Subsidiary that is not required to take the actions specified in Section 5.10(b)(ii) by operation of the last sentence of Section 5.10(b)) not otherwise subject to Section 5.10(b) has assets with either a book value or fair market value in excess of $2.0 million, then such Borrower shall, and shall cause one or more of such Subsidiaries to, comply with Section 5.10(b) within the time frames set forth therein so that no Non-Guarantor Subsidiary or group of Non-Guarantor Subsidiaries in the aggregate holds property having either a book value or fair market value in excess of $2.0 million.

SECTION 5.11  Security Interests; Further Assurances. Subject to the terms of the Intercreditor Agreement, promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at U.S. Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Collateral Agent or the Required Lenders of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or the Required Lenders may require. If the Administrative Agent, the Collateral Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Borrowers shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA or other applicable law and are otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

SECTION 5.12  Information Regarding Collateral

(a)  Not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction) or (vi) in the case of tangible personal property in Canada, the Province in which such property is located, unless a PPSA financing statement has already been filed in respect of the Loan Party in the province to which the property is re-located until (A) it shall have given the Collateral Agent and the Administrative Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Loan Party also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property or a leased property subject to a Landlord Access Agreement.

(b)  Concurrently with the delivery of financial statements pursuant to Section 5.01(a), deliver to the Administrative Agent and the Collateral Agent a Perfection Certificate Supplement and a certificate of a Financial Officer and the chief legal officer of U.S. Borrower certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests and Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

SECTION 5.13  Post-Closing Matters.

(a) The Borrowers shall comply with Sections 5.10(d) and (e) with respect to the Alcoa Acquisition; provided that the Administrative Agent may extend in its sole discretion the 60-day period referred to in each such Section.

(b)  U.S. Borrower shall cause the delivery of a Control Agreement reasonably satisfactory to the Collateral Agent with respect to Alcoa’s accounts at (i) Bank Midwest, N.A., number 0204009908 and (ii) Mellon Bank, number 010-1944 within 30 Business Days of the Fourth Amendment Effectiveness Date (subject to extension or waiver by the Collateral Agent in its sole discretion).

(c)  To the extent such items have not been delivered as of the Fourth Amendment Effectiveness Date, within ninety (90) days after the Fourth Amendment Effectiveness Date (subject to extension or waiver by the Collateral Agent in its sole discretion) U.S. Borrower shall cause Alcoa to deliver to the Collateral Agent, with respect to the properties located at (i) 100 Cellwood Road, Gaffney, South Carolina, (ii) 1601 Commerce Boulevard, Denison, Texas, (iii) 185 Johnson Drive, Stuarts Draft, Virginia and (iv) 2405 Campbell Road, Sidney, Ohio, the following:

(i)  a Mortgage, encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Collateral Agent;

(ii)  with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

(iii)  with respect to each Mortgage, a Title Policy;

(iv)  with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policies contemplated above;

(v)  evidence reasonably acceptable to the Collateral Agent of payment by the U.S. Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

(vi)  with respect to each Real Property or Mortgaged Property, copies of all Leases in which the U.S. Borrower or any Subsidiary holds the lessor’s interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Collateral Agent;

(vii)  with respect to each Mortgaged Property, each Loan Party shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property;

(viii)  Surveys with respect to each Mortgaged Property; and

(ix)  favorable written opinions of local counsel in the states in which each such Mortgaged Property is located.

(d)  Within a period of sixty (60) days after the Fourth Amendment Effectiveness Date (to the extent not previously delivered), the applicable Loan Party, shall use its commercially reasonable efforts to deliver a Landlord Access Agreement in form and substance reasonably satisfactory to the Collateral Agent, unless the Collateral Agent shall, in its reasonable judgment, waive such delivery, with respect to each of the leased Real Properties referred to in Section 5.13(c).

(e)  To the extent such items have not been delivered as of the Closing Date, within twenty (20) days after the Fourth Amendment Effectiveness Date (subject to extension or waiver by the Collateral Agent in its sole discretion) Borrower shall cause MW Manufacturers Inc. to deliver to the Collateral Agent, with respect to the Mortgaged Property located at Lee County, Mississippi, a certificate as to the good standing of MW Manufacturers Inc. (in so-called “long-form” if available) as of a recent date, from the Secretary of State of Mississippi (or other applicable Governmental Authority).

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party warrants, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries to:

SECTION 6.01  Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except

(a)  (i) Indebtedness incurred under this Agreement and the other Loan Documents and (ii) Indebtedness incurred under the Second Lien Loan Documents in an aggregate principal amount of not more than $105.0 million plus any additional principal amount of Second Lien Term Loans issued pursuant to Section 11.02(d) of the Second Lien Credit Agreement after the Closing Date;

(b)  (i) Indebtedness outstanding on the Fourth Amendment Effectiveness Date and listed on Schedule 6.01(b); (ii) refinancings or renewals thereof or of the Indebtedness under clauses (iii) and (iv) below and clause (a)(ii) above; provided that (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced, (C) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate in all material respects, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced and (D) any such refinancing Indebtedness shall not have any greater security interest in any Collateral, have better priority Liens than the Indebtedness being renewed or refinanced and be subject to the provisions of the Intercreditor Agreement; (iii) the Senior Subordinated Notes and Senior Subordinated Note Guarantees issued on February 12, 2004 (including any notes and guarantees issued in exchange therefor in accordance with the registration rights document entered into in connection with the issuance of the Senior Subordinated Notes and Senior Subordinated Note Guarantees); (iv) the New Senior Subordinated Notes and New Senior Subordinated Note Guarantees issued on August 27, 2004 (including any notes and guarantees issued in exchange therefor in accordance with the registration rights document entered into in connection with the issuance of the New Senior Subordinated Notes and New Senior Subordinated Note Guarantees); and (v) additional Senior Subordinated Notes and Senior Subordinated Note Guarantees issued after the Fourth Amendment Effectiveness Date (including any notes and guarantees issued in exchange therefor in accordance with the registration rights document entered into in connection with the issuance of such additional Senior Subordinated Notes and Senior Subordinated Note Guarantees) in an aggregate amount not to exceed $200.0 million less the aggregate amount of any Additional Term Loans, and additional Senior Subordinated Note Guarantees issued after February 12, 2004 in accordance with the Senior Subordinated Notes Indenture by any Subsidiary Guarantor formed or acquired after February 12, 2004;

(c)  Indebtedness under Hedging Obligations that are designed to protect against fluctuations in interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Obligations relate to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(d)  Indebtedness permitted by Section 6.04(f);

(e)  Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and refinancings or renewals thereof, in an aggregate amount not to exceed $25.0 million at any time outstanding;

(f)  Indebtedness incurred by Foreign Subsidiaries in an aggregate amount not to exceed $30.0 million (not including the Canadian Intercompany Note) at any time outstanding;

(g)  Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed), in an aggregate amount not to exceed $25.0 million at any time outstanding;

(h)  Contingent Obligations of any Loan Party in respect of Indebtedness otherwise permitted under this Section 6.01;

(i)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(j)  the Canadian Intercompany Note;

(k)  Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(l)  unsecured Indebtedness of any Company in an aggregate amount not to exceed

$50.0 million at any time outstanding;

(m)  Indebtedness assumed in connection with any Permitted Acquisition, and refinancing or renewals thereof, in an aggregate amount not to exceed $50 million at any time outstanding;

(n)  indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or property of U.S. Borrower or any Subsidiary of U.S. Borrower or Equity Interests of any Subsidiary of U.S. Borrower, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, property or Equity Interests for the purpose of financing any such acquisition; provided that the maximum aggregate liability in respect of all such obligations outstanding under this clause (n) shall at no time exceed (a) in the case of an acquisition, $20 million (provided that the amount of such liability shall be deemed to be the amount thereof, if any, reflected on the balance sheet of U.S. Borrower or any Subsidiary (e.g., the amount of such liability shall be deemed to be zero if no amount is reflected on such balance sheet)) and (b) in the case of a disposition, the gross proceeds actually received by U.S. Borrower and its Subsidiaries in connection with such disposition;

(o)  Indebtedness incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers in an aggregate amount, together with the aggregate amount of Investments made pursuant to Section 6.04(j), not to exceed $12.5 million at any time outstanding; and

(p)  unsecured Indebtedness of Parent (“Permitted Parent Debt”) that (A) is not subject to any Guarantee by U.S. Borrower or any of its Subsidiaries, (B) will not mature prior to the date that is 181 days after the Term Loan Maturity Date, (C) has no scheduled amortization, mandatory prepayment events or payments of principal (other than prepayments related to asset sales or a change of control, subject to prior payment of all Obligations), (D) does not permit any payments in cash of interest or other amounts in respect of the principal thereof for at least five (5) years from the date of the issuance or incurrence thereof, and (E) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those contained in the New Senior Subordinated Note Indenture, taken as a whole (other than provisions customary for senior discount notes of a holding company); provided any such Indebtedness shall constitute Permitted Parent Debt only if (i) both before and after giving effect to the issuance or incurrence thereof, no Default or Event of Default shall have occurred and be continuing and the public ratings of the Loans by S&P and Moody’s are not lower than the respective ratings of the Loans by such rating agencies existing on the Fourth Amendment Effectiveness Date, and (ii) after giving pro forma effect to the issuance or incurrence thereof, the Parent Consolidated Leverage Ratio shall be less than 5.50:1.00 and the Total Leverage Ratio shall be less than 4.00:1.00.

SECTION 6.02  Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

(a)  inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions and (iii) individually or in the aggregate, could not reasonably expected to have a Material Adverse Effect;

(b)  Liens in respect of property of any Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

(c)  any Lien in existence on the Fourth Amendment Effectiveness Date and set forth on Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by Section 6.01(b)(ii)(A), does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Fourth Amendment Effectiveness Date and (ii) does not encumber any property other than the property subject thereto on the Fourth Amendment Effectiveness Date (any such Lien, an “Existing Lien”);

(d)  easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;

(e)  Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

(f)  Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (ii) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents, (iii) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions and (iv) the aggregate amount of deposits at any time pursuant to clause (y) and clause (z) of this paragraph (f) shall not exceed $5.0 million in the aggregate;

(g)  Leases of the properties of any Company, in each case entered into in the ordinary course of such Company’s business so long as such Leases are subordinate in all respects to the Liens granted and evidenced by the Security Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(h)  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

(i)  Liens securing Indebtedness incurred pursuant to Section 6.01(e); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Company;

(j)  bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(k)  Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than such existing Lien;

(l)  Liens granted pursuant to the Security Documents to secure the Obligations;

(m)  licenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

(n)  the filing of UCC or PPSA financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(o)  Liens securing Indebtedness incurred pursuant to Section 6.01(f); provided that (i) such Liens do not extend to, or encumber, property which constitutes Collateral and (ii) such Liens extend only to the property (or Equity Interests) of the Foreign Subsidiary incurring such Indebtedness;

(p)  the existence of the “equal and ratable” clause in the Senior Subordinated Note Documents and the New Senior Subordinated Note Documents (but not any security interests granted pursuant thereto);

(q)  Liens incurred in the ordinary course of business of any Company with respect to obligations that do not in the aggregate exceed $10 million at any time outstanding, so long as such Liens, to the extent covering any Collateral, are junior to the Liens granted pursuant to the Security Documents; and

(r)  Liens granted under the Second Lien Security Documents to secure Second Lien Obligations incurred in accordance with Section 6.01(a)(ii) and refinancings or renewals thereof in accordance with Section 6.01(b)(ii) (it being understood that such Liens are subject to the Intercreditor Agreement);

provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral, other than Liens granted pursuant to the Security Documents and the Second Lien Security Documents.

SECTION 6.03  Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) (other than a Permitted Sale and Leaseback Transaction) unless (i) the sale of such property is permitted by Section 6.06 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

SECTION 6.04  Investment, Loan and Advances. Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:

(a)  the Companies may consummate the Fourth Amendment Transactions in accordance with the provisions of the Fourth Amendment Transaction Documents;

(b)  Investments outstanding on the Fourth Amendment Effectiveness Date and identified on Schedule 6.04(b);

(c)  the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(d)  Hedging Obligations incurred pursuant to Section 6.01(c);

(e)  loans and advances to directors, employees and officers of U.S. Borrower and the Subsidiaries for bona fide business purposes and to purchase Equity Interests of Super Holdings or, if the IPO Entity, Holdings, in aggregate amount not to exceed $10 million at any time outstanding;

(f)  Investments (i) by Parent, U.S. Borrower or any U.S. Subsidiary Guarantor in U.S. Borrower or any U.S. Subsidiary Guarantor, (ii) by Canadian Borrower or any Canadian Subsidiary Guarantor in Canadian Borrower or any Canadian Subsidiary Guarantor and (iii) by a Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor; provided that any Investment in the form of a loan or advance by or in a Loan Party shall be evidenced by an Intercompany Note and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Security Documents;

(g)  Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(h)  Investments made by U.S. Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06;

(i)  (x) Investments in Foreign Subsidiaries in an aggregate amount not to exceed

$25 million at any time outstanding, after taking into account amounts returned in cash (including upon disposition) and (y) Investments in Foreign Subsidiaries with the proceeds of Excluded Issuances to the extent such proceeds have not been utilized for any other purpose; provided that any such Investment made in the form of a loan or advance shall be evidenced by an Intercompany Note and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Security Documents;

(j)  loans and advances to suppliers, licensees, franchisees or customers of U.S. Borrower or any of its Subsidiaries made in the ordinary course of business in an aggregate amount, together with the aggregate amount of Indebtedness incurred pursuant to Section 6.01(o), not to exceed $12.5 million at any time outstanding;

(k)  Investments in Subsidiaries as a result of the consummation of Permitted Acquisitions;

(l)  Guarantees of Indebtedness not prohibited by Section 6.01; and

(m)  other investments in an aggregate amount not to exceed $35.0 million at any time outstanding.

SECTION 6.05  Mergers and Consolidations. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

(a)  Asset Sales in compliance with Section 6.06;

(b)  acquisitions in compliance with Section 6.07;

(c)  (x) any Company (other than Canadian Borrower or any Canadian Subsidiaries) may merge or consolidate with or into U.S. Borrower or any U.S. Subsidiary Guarantor (as long as U.S. Borrower or a U.S. Subsidiary Guarantor is the surviving person in such merger or consolidation and remains a Wholly Owned Subsidiary of Parent); provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.10 or Section 5.11, as applicable and (y) any Non-Guarantor Subsidiary may transfer property or lease to or acquire or lease property from any Non-Guarantor Subsidiary or may be merged into any other Non-Guarantor Subsidiary; and

(d)  Canadian Borrower or any Canadian Subsidiaries may merge or consolidate with or into Canadian Borrower or any Canadian Subsidiary Guarantor (as long as Canadian Borrower or a Canadian Subsidiary Guarantor is the surviving person in such merger or consolidation and remains a Wholly Owned Subsidiary of Parent); provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.10 or Section 5.11, as applicable; and

(e)  any Subsidiary (other than Canadian Borrower) may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; and

(f)  Holdings or Super Holdings may merge with or into or consolidate with or into Parent in connection with any IPO, as long as the surviving person assumes all of the obligations of Parent under the Loan Documents and no Default shall have occurred and be continuing.

To the extent the Required Lenders waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents and the Second Lien Security Documents, and the Agents shall take all actions they deem appropriate in order to effect the foregoing.

SECTION 6.06  Asset Sales. Effect any Asset Sale, or agree to effect any Asset Sale, except that the following shall be permitted subject to Section 2.10(c):

(a)  disposition of used, worn out, obsolete or surplus property by any Loan Party in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of U.S. Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;

(b)  Asset Sales (other than Asset Sales of Equity Interests in Canadian Borrower); provided that the aggregate consideration received in respect of all Asset Sales pursuant to this clause (b) shall not exceed $75.0 million in any four consecutive fiscal quarters of U.S. Borrower;

(c)  leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

(d)  the Fourth Amendment Transactions as contemplated by the Fourth Amendment Transaction Documents;

(e)  mergers and consolidations in compliance with Section 6.05;

(f)  Investments in compliance with Section 6.04;

(g)  Permitted Sale and Leaseback Transactions;

(h)  the sale of (X) (i) all, but not less than all, of the Equity Interests in Canadian Borrower or (ii) all or substantially all of the assets of Canadian Borrower; provided that, in the case of (ii), the sale yields Net Cash Proceeds that would be sufficient to redeem all Canadian Term Loans and Obligations related thereto, (Y) all, but not less than all, of the Equity Interests in, or all or substantially all of the assets of, Kroy Building Products, Inc. or (Z) all, but not less than all, of the Equity Interests in, or all or substantially all of the assets of, Great Lakes Window, Inc. and/or Napco Window Systems, Inc.;

(i)  U.S. Borrower and the Subsidiaries may sell Cash Equivalents in the ordinary course of business;

(j)  sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(k)  within 365 days after the consummation of a Permitted Acquisition, the sale, transfer or disposition for cash, and for fair market value, of assets acquired in connection with such Permitted Acquisition and not required in the operation of the business of U.S. Borrower or any of the Subsidiaries; and

(l)  closure of Variform Inc.’s vinyl siding plant or Napco Inc.’s metal accessories plant and substitution with either an Alcoa vinyl siding plant or an Alcoa metal accessory plant pursuant to a sale and leaseback.

To the extent the Required Lenders waive the provisions of this Section 6.06 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents, and the Agents shall take all actions they deem appropriate in order to effect the foregoing.

SECTION 6.07  Acquisitions. Purchase or otherwise acquire (in one or a series of related transactions) any part of the property (whether tangible or intangible) of any person (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

(a)  Capital Expenditures by U.S. Borrower and the Subsidiaries shall be permitted to the extent permitted by Section 6.10(c);

(b)  purchases and other acquisitions of inventory, materials, equipment and intangible property in the ordinary course of business;

(c)  Investments in compliance with Section 6.04;

(d)  leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

(e)  the Fourth Amendment Transactions as contemplated by the Fourth Amendment Transaction Documents;

(f)  Permitted Acquisitions; and

(g)  mergers and consolidations in compliance with Section 6.05;

provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.10 or Section 5.11, as applicable.

SECTION 6.08  Dividends. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:

(a)  Dividends by any Company to U.S. Borrower, Canadian Borrower or any Subsidiary of U.S. Borrower and to minority equityholders of any Subsidiary paid ratably;

(b)  payments by U.S. Borrower or by Parent to permit Holdings, Super Holdings or Parent, and which are used by Holdings, Super Holdings or Parent, to redeem Equity Interests of U.S. Borrower, Holdings, Super Holdings or Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service, or in connection with the restructuring of awards under the PlyGem Prime Holdings, Inc. Amended and Restated Phantom Stock Plan that do not exceed $2.5 million in any one year; provided that the aggregate cash consideration paid for all redemptions described in this clause (b) shall not exceed the sum of (A) $10.0 million during any calendar year (with unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (B) the amount of any Net Cash Proceeds received by or contributed to U.S. Borrower from the issuance and sale after February 12, 2004 of Qualified Capital Stock of Parent, Holdings, Super Holdings or U.S. Borrower to its officers, directors or employees that have not been applied to the payment of Dividends pursuant to this clause (b), plus (C) the Net Cash Proceeds of any “key-man” life insurance policies that have not been applied to the payment of Dividends pursuant to this clause (b);

(c)  (A) to the extent actually used by Parent, Holdings and Super Holdings to pay such taxes, costs and expenses, payments by U.S. Borrower to or on behalf of Parent, Holdings and Super Holdings in an amount sufficient to pay franchise taxes and other fees required to maintain the legal existence of Parent, Holdings and Super Holdings and (B) payments by U.S. Borrower to or on behalf of Parent, Holdings and Super Holdings in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead of Parent, Holdings and Super Holdings in the case of clauses (A) and (B) in an aggregate amount not to exceed $750,000 in any fiscal year;

(d)  Permitted Tax Distributions by U.S. Borrower to Parent, Holdings or Super Holdings, so long as Parent, Holdings or Super Holdings uses such distributions to pay its taxes;

(e)  distributions of the proceeds of any Permitted Parent Debt to Holdings; and

(f)  distributions to Parent in order to enable Parent, Holdings or Super Holdings to pay, and which are used by Parent, Holdings or Super Holdings to pay, customary and reasonable costs and expenses of an offering of securities of Parent, Holdings or Super Holdings that is not consummated.

SECTION 6.09  Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among U.S. Borrower and one or more U.S. Subsidiary Guarantors or between or among Canadian Borrower and one or more Canadian Subsidiary Guarantors), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:

(a)  Dividends permitted by Section 6.08;

(b)  Investments permitted by Sections 6.04(e), (f), (i) and, to the extent such Investments are in Subsidiaries, (m);

(c)  reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification, compensation, employment and severance agreements, in each case approved by the Board of Directors;

(d)  transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

(e)  so long as no Default exists, the payment of regular management fees and transaction fees payable upon acquisitions, divestitures and the sale of Parent, to Sponsor in the amounts and at the times specified in the Advisory Services Agreement, as in effect on February 12, 2004 or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Lenders in any material respect than such agreement as it was in effect on February 12, 2004;

(f)  sales or issuances of Qualified Capital Stock to Affiliates of U.S. Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;

(g)  any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock;

(h)  the Fourth Amendment Transactions as contemplated by the Fourth Amendment Transaction Documents;

(i)  the entering into of a tax sharing agreement, or payments pursuant thereto, between U.S. Borrower and/or one or more Subsidiaries, on the one hand, and any other person with which U.S. Borrower or such Subsidiaries are required or permitted to file a consolidated tax return or with which U.S. Borrower or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by U.S. Borrower and its Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(j)  entering into an agreement that provides registration rights to the shareholders of U.S. Borrower, Holdings, Super Holdings or Parent or amending any such agreement with shareholders of U.S. Borrower, Holdings, Super Holdings or Parent and the performance of such agreements;

(k)  any transaction with a joint venture or similar entity which would constitute a transaction with an Affiliate solely because U.S. Borrower or any of its Subsidiaries owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of U.S. Borrower or any of its Subsidiaries other than U.S. Borrower or any Subsidiary of U.S. Borrower shall have a beneficial interest in such joint venture or similar entity;

(l)  any merger, consolidation or reorganization of U.S. Borrower with an Affiliate, solely for the purposes of (a) reorganizing to facilitate an IPO of securities of U.S. Borrower, Holdings, Super Holdings, Parent or other holding company, (b) forming a holding company or (c) reincorporating U.S. Borrower in a new jurisdiction;

(m)  sales of inventory between or among U.S. Borrower and/or one or more of its Subsidiaries in the ordinary course of business; and

(n)  (i) any agreement in effect on the Fourth Amendment Effectiveness Date listed on Schedule 6.09(n), as in effect on the Fourth Amendment Effectiveness Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Lenders in any material respect than such agreement as it was in effect on the Fourth Amendment Effectiveness Date or (ii) any transaction pursuant to any agreement referred to in the immediately preceding clause (i).

SECTION 6.10  Financial Covenants.

 (a) Maximum Total Leverage Ratio. Permit the Total Leverage Ratio, at any date during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

Test Period	Leverage Ratio
Fourth Amendment Effectiveness Date - December 31, 2007	6.50 to 1.0
January 1, 2008 - September 27, 2008	6.35 to 1.0
September 28, 2008 - July 4, 2009	6.20 to 1.0
July 5, 2009 - December 31, 2009	6.00 to 1.0
January 1, 2010 - October 2, 2010	5.50 to 1.0
October 3, 2010 and thereafter	5.25 to 1.0

(b)  Minimum Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio, for any Test Period ending during any period set forth in the table below, to be less than the ratio set forth opposite such period in the table below:

Test Period	Interest Coverage Ratio
Fourth Amendment Effectiveness Date - March 29, 2008	1.50 to 1.0
March 30, 2008 - December 31, 2008	1.60 to 1.0
January 1, 2009 - December 31, 2009	1.70 to 1.0
January 1, 2010 and thereafter	1.75 to 1.0

(c)  Limitation on Capital Expenditures. Permit the aggregate amount of Capital Expenditures made in any period set forth below, to exceed the amount set forth opposite such period below:

Test Period	Amount
Third Amendment Effectiveness Date --December 31, 2006	$55.0 million
January 1, 2007 - December 31, 2007	$55.0 million
January 1, 2008 - December 31, 2008	$55.0 million
January 1, 2009 - December 31, 2009	$55.0 million
Each calendar year ending after 2009	$55.0 million

; provided, however, that (x) if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.10(c) for such fiscal year (before giving effect to any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount (without giving effect to clause (z) below) (the “CapEx Carryforward Amount”) may be added to the amount of Capital Expenditures permitted under this Section 6.10(c) for the immediately succeeding (but not any other) fiscal year, (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover) and (z) the amount set forth in the table above for any period may be increased by the amount of Net Cash Proceeds of Excluded Issuances designated for Capital Expenditures for such period during such period.

SECTION 6.11  Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc.

Directly or indirectly:

(a)  make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness outstanding under the Senior Subordinated Notes, the New Senior Subordinated Notes or any other Subordinated Indebtedness or any Second Lien Term Loans, except as otherwise permitted by this Agreement; provided that up to $40.0 million in the aggregate may be used during the term of this Agreement (starting with February 12, 2004) to optionally redeem Senior Subordinated Notes and New Senior Subordinated Notes or Second Lien Term Loans so long as (i) no Default or Event of Default has occurred and is continuing at the time of each such redemption or will occur after giving effect to each such redemption, (ii) after giving effect to each such redemption the excess of the Revolving Commitments over the sum of all Lenders’ Revolving Exposures is at least $25.0 million, (iii) in connection with each such redemption, after giving effect on Pro Forma Basis to such redemption and the hypothetical incurrence of an additional $25.0 million of Revolving Loans the covenants in Sections 6.10(a) and 6.10(b) would be satisfied and (iv) in connection with each such redemption the Administrative Agent shall have received an Officers’ Certificate from U.S. Borrower certifying that the conditions set forth in clauses (i), (ii) and (iii) above have been met, showing the calculations related thereto and specifying the amount of Senior Subordinated Notes and New Senior Subordinated Notes or Second Lien Term Loans redeemed and the aggregate redemption price therefor;

(b)  amend or modify, or permit the amendment or modification of, any provision of any Third Amendment Transaction Document, any Fourth Amendment Transaction Document, any Second Lien Loan Document (other than as permitted by the Intercreditor Agreement) or any other transaction document entered into since February 12, 2004 in any manner that is adverse in any material respect to the interests of the Lenders;

(c)  terminate, amend, modify (not including electing to treat any Pledged Interests (as defined in the U.S. Security Agreement) as a “security” under Section 8-103 of the UCC so long as it has followed the Collateral Agent’s reasonable requests to ensure the perfection of the Collateral Agent’s security interest in such Pledged Interests) or change any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not adverse in any material respect to the interests of the Lenders; provided that Parent may issue such Equity Interests, so long as such issuance is not prohibited by Section 6.13 or any other provision of this Agreement, and may amend its Organizational Documents to authorize any such Equity Interests; or

(d)  cause or permit any other obligation (other than the Obligations and the Guaranteed Obligations) to constitute Designated Senior Debt (as defined in the Senior Subordinated Note Documents or the New Senior Subordinated Note Documents).

SECTION 6.12  Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by U.S. Borrower or any Subsidiary, or pay any Indebtedness owed to U.S. Borrower or a Subsidiary, (b) make loans or advances to U.S. Borrower or any Subsidiary or (c) transfer any of its properties to U.S. Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law; (ii) this Agreement and the other Loan Documents; (iii) the Senior Subordinated Note Documents as in effect on February 12, 2004 or the New Senior Subordinated Note Documents as in effect on August 27, 2004; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (v) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business; (vi) any Lien permitted by Section 6.02 restricting the transfer of the property subject thereto; (vii) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (viii) any agreement applicable to such Subsidiary in effect at the time such Subsidiary becomes a Subsidiary of U.S. Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of U.S. Borrower; (ix) customary provisions in partnership agreements, limited liability company organizational governance documents, asset sales and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person; (x) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; (xi) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired; (xii) in the case of any joint venture which is not a Loan Party in respect of any matters referred to in clauses (b) and (c) above, restrictions in such person’s Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity; (xiii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clauses (iii), (viii) or (xi) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; (xiv) encumbrances or restrictions contained in Indebtedness of Foreign Subsidiaries, or municipal loan or related agreements entered into in connection with the incurrence of industrial or economic revenue bonds, permitted to be incurred under this Agreement; provided that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred under the relevant circumstances and do not, in the good faith judgment of the Board of Directors of U.S. Borrower, materially impair either Borrower’s ability to make payment on the Obligations when due or (xv) the Second Lien Loan Documents.

SECTION 6.13  Limitation on Issuance of Capital Stock

(a)  With respect to Parent, issue any Equity Interest that is not Qualified Capital Stock.

(b)  With respect to U.S. Borrower or any Subsidiary, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of U.S. Borrower or any Subsidiaries in any class of the Equity Interest of such Subsidiary; (ii) Subsidiaries of U.S. Borrower formed after February 12, 2004 in accordance with Section 6.14 may issue Equity Interests to U.S. Borrower or the Subsidiary of Borrower which is to own such Equity Interests; and (iii) U.S. Borrower may issue common stock that is Qualified Capital Stock to Parent. All Equity Interests issued in accordance with this Section 6.13(b) shall, to the extent required by Sections 5.10 and 5.11 or any Security Document, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Document.

SECTION 6.14  Limitation on Creation of Subsidiaries. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that, without such consent, U.S. Borrower may (i) establish or create one or more Wholly Owned Subsidiaries of U.S. Borrower, (ii) establish, create or acquire one or more Subsidiaries in connection with an Investment made pursuant to Sections 6.04(f), (k) or (m) or (iii) acquire one or more Subsidiaries in connection with a Permitted Acquisition, so long as, in each case, Section 5.10(b) shall be complied with.

SECTION 6.15  Business

(a)  With respect to Parent, engage in any business activities or have any properties or liabilities, other than (i) its ownership of the Equity Interests of U.S. Borrower, (ii) obligations under the Loan Documents, the Senior Subordinated Note Documents, the New Senior Subordinated Note Documents and the Second Lien Loan Documents and (iii) activities and properties incidental, ancillary or complementary to the foregoing clauses (i) and (ii).

(b)  With respect to U.S. Borrower and the Subsidiaries, engage (directly or indirectly) in any business other than those businesses in which U.S. Borrower and its Subsidiaries are engaged on the Fourth Amendment Effectiveness Date as described in the Fourth Confidential Information Memorandum (or, in the good faith judgment of the Board of Directors, which are substantially related thereto or are reasonable extensions thereof).

SECTION 6.16  Limitation on Accounting Changes. Make or permit, any significant change in accounting policies or reporting practices, without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, except changes that are required by GAAP.

SECTION 6.17  Fiscal Year. Change its fiscal year-end to a date other than December 31.

SECTION 6.18  Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease having an original term of one year or more other than (1) such obligations existing on the Fourth Amendment Effectiveness Date, (2) such obligations acquired in connection with a Permitted Acquisition that are not incurred in anticipation of such Permitted Acquisition and are obligations only of any legal entities acquired in such Permitted Acquisition and (3) with respect to other obligations, created, incurred, assumed or suffered to exist after the Fourth Amendment Effectiveness Date, such obligations that would cause the direct and contingent liabilities of U.S. Borrower and its Subsidiaries, on a consolidated basis, in respect of all such obligations created, incurred, assumed or suffered to exist after the Fourth Amendment Effectiveness Date not to exceed the sum of (i) $10.0 million and (ii) amounts payable in respect of leases entered into in connection with Permitted Sale and Leaseback Transactions, payable in any period of 12 consecutive months.

SECTION 6.19  No Further Negative Pledge. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (1) this Agreement and the other Loan Documents; (2) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; (3) the Senior Subordinated Note Documents as in effect on February 12, 2004 and the New Senior Subordinated Note Documents as in effect on August 27, 2004; (4) the Second Lien Loan Documents as in effect on the Fourth Amendment Effectiveness Date; (5) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Obligations; and (6) any prohibition or limitation that (a) exists pursuant to applicable law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, (c) restricts subletting or assignment of any lease governing a leasehold interest of U.S. Borrower or a Subsidiary, (d) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of U.S. Borrower, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary or (e) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (3),(4) or (6)(e); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

SECTION 6.20  Anti-Terrorism Law; Anti-Money Laundering

(a)  Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.22, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 6.20).

(b)  Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

SECTION 6.21  Embargoed Person. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by OFAC and/or on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, “Executive Orders”), or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

ARTICLE VII

GUARANTEE

SECTION 7.01  The Guarantee. Parent and each U.S. Subsidiary Guarantor (the “U.S. Guarantors”) hereby, jointly and severally guarantee, as a primary obligor and not as a surety to each U.S. Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, U.S. Borrower, and all other U.S. Obligations from time to time owing to the Secured Parties by any U.S. Loan Party under any Loan Document in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “U.S. Guaranteed Obligations”). Parent, the U.S. Borrower and each Canadian Subsidiary Guarantor (the “Canadian Guarantors”) hereby, jointly and severally guarantee, as a primary obligor and not as a surety to each Canadian Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code or other applicable bankruptcy or insolvency legislation after any bankruptcy or insolvency petition under Title 11 of the United States Code or other applicable bankruptcy or insolvency legislation) on the Loans made by the Lenders to, and the Notes held by each Lender of, Canadian Borrower, and all other Canadian Obligations from time to time owing to the Canadian Secured Parties by any Canadian Loan Party under any Loan Document in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Canadian Guaranteed Obligations”). The U.S. Guarantors hereby jointly and severally agree that if U.S. Borrower or other U.S. Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the U.S. Guaranteed Obligations, the U.S. Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the U.S. Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The Canadian Guarantors hereby jointly and severally agree that if Canadian Borrower or other Canadian Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Canadian Guaranteed Obligations, the Canadian Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Canadian Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 7.02  Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)  at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)  any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)  the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)  any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v)  the release of any other Guarantor pursuant to Section 7.09.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against either Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against either Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 7.03  Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the applicable Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the applicable Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

SECTION 7.04  Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all applicable Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against either Borrower or any other Guarantor of any of the applicable Guaranteed Obligations or any security for any of the applicable Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

SECTION 7.05  Remedies. Subject to the terms of the Intercreditor Agreement, the Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of either Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against either Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by either Borrower) shall forthwith become due and payable by the applicable Guarantors for purposes of Section 7.01.

SECTION 7.06  Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

SECTION 7.07  Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all applicable Guaranteed Obligations whenever arising.

SECTION 7.08  General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 7.09  Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is U.S. Borrower or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under Section 11.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be released, and the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents; provided that such Guarantor is also released from its obligations under the Second Lien Loan Documents on the same terms.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.01  Events of Default. Upon the occurrence and during the continuance of the following events (“Events of Default”):

(a)  default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

(b)  default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(c)  any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(d)  default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02, 5.03(a) or 5.08, or in Article VI;

(e)  default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or the Required Lenders to U.S. Borrower;

(f)  any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that, it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $17.5 million at any one time (provided that, in the case of Hedging Obligations, the amount counted for this purpose shall be the amount payable by all Companies if such Hedging Obligations were terminated at such time);

(g)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company, or of a substantial part of the property of any Company, under Title 11 of the Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; or (iii) the winding-up or liquidation of any Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)  any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

(i)  one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $17.5 million shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;

(j)  one or more ERISA Events or with respect to Foreign Plans noncompliance with applicable legal requirements or Foreign Plan underfunding shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other such ERISA Events and with respect to Foreign Plans noncompliance with applicable legal requirements or Foreign Plan underfunding that have occurred, could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on any properties of a Company;

(k)  any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the applicable Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Collateral Agent, or shall be asserted by U.S. Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

(l)  any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;

(m)  there shall have occurred a Change in Control; or

(n)  the Alcoa Acquisition shall not have occurred on the Fourth Amendment Effectiveness Date in accordance with the terms and conditions of the Alcoa Purchase Agreement; or

(o)  the failure by either Borrower to make an Offer to Redeem when and as required by Section 2.10;

then, and in every such event (other than an event with respect to Parent or either Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to Parent or either Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE IX

COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

SECTION 9.01  Collateral Account

(a)  The Collateral Agent is hereby authorized to establish and maintain at its office at 677 Washington Boulevard, Stamford, Connecticut 06901, in the name of the Collateral Agent, a restricted deposit account designated “Ply Gem Industries, Inc. U.S. Collateral Account.” Each U.S. Loan Party shall deposit into the U.S. Collateral Account from time to time (i) the cash proceeds of any of the U.S. Security Agreement Collateral (including pursuant to any disposition thereof) to the extent contemplated herein or in any other Loan Document, (ii) the cash proceeds of any Casualty Event with respect to U.S. Security Agreement Collateral, to the extent contemplated herein or in any other Loan Document, and (iii) any cash such U.S. Loan Party is required to pledge as additional collateral security hereunder pursuant to the Loan Documents.

The Collateral Agent is hereby authorized to establish and maintain at its office at 677 Washington Boulevard, Stamford, Connecticut 06901, in the name of the Collateral Agent, a restricted deposit account designated “CWD Windows and Doors, Inc. Canadian Collateral Account.” Each Canadian Loan Party shall deposit into the Canadian Collateral Account from time to time (i) the cash proceeds of any of the Canadian Security Agreement Collateral (including pursuant to any disposition thereof) to the extent contemplated herein or in any other Loan Document, (ii) the cash proceeds of any Casualty Event with respect to Canadian Security Agreement Collateral, to the extent contemplated herein or in any other Loan Document, and (iii) any cash such Canadian Loan Party is required to pledge as additional collateral security hereunder pursuant to the Loan Documents.

(b)  The balance from time to time in either Collateral Account shall constitute part of the relevant Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing or will result therefrom, the Collateral Agent shall within two Business Days of receiving a request of the applicable Loan Party for release of cash proceeds (i) from the Collateral Account constituting Net Cash Proceeds relating to any Casualty Event or Asset Sale remit such cash proceeds on deposit in either Collateral Account to or upon the order of such Loan Party, so long as such Loan Party has satisfied the conditions relating thereto set forth in Section 9.02 and (ii) with respect to the LC Sub-Account, remit such Net Cash Proceeds on deposit in the LC Sub-Account to or upon the order of such U.S. Loan Party (x) at such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of the Letters of Credit have been paid in full or (y) otherwise in accordance with Section 2.18(i). At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of either Collateral Account to the payment of the applicable Obligations in the manner specified in Section 9.03 hereof subject, however, in the case of amounts deposited in the LC Sub-Account, to the provisions of Sections 2.18(i) and 9.03. The Loan Parties shall have no right to withdraw, transfer or otherwise receive any funds deposited in either Collateral Account except to the extent specifically provided herein.

(c)  Amounts on deposit in either Collateral Account shall be invested and reinvested from time to time in Cash Equivalents as the applicable Loan Party (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine by written instruction to the Collateral Agent, or if no such instructions are given, then as the Collateral Agent, in its sole discretion, shall determine which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the applicable Obligations in the manner specified in Section 9.03 hereof subject, however, in the case of amounts deposited in the LC Sub-Account, to the provisions of Section 2.18(i).

(d)  Amounts deposited into the U.S. Collateral Account as cover for liabilities in respect of Letters of Credit under any provision of this Agreement requiring such cover shall be held by the Administrative Agent in a separate sub-account designated as the “LC Sub-Account” (the “LC Sub-Account”) and, subject to Section 2.18(i), all amounts held in the LC Sub-Account shall constitute collateral security to be applied in accordance with Section 2.18(i).

(e)  Earnings on the amounts deposited in any Collateral Account shall be for the account of the applicable Loan Party and absent any Default will be released to the applicable Borrower upon its request.

SECTION 9.02  Proceeds of Destruction, Taking and Collateral Dispositions. So long as no Event of Default shall have occurred and be continuing, in the event the applicable Loan Party elects to reinvest Net Cash Proceeds in respect of any Asset Sale or Casualty Event in accordance with the provisions of Sections 2.10(c) and 2.10(f) as applicable, the Collateral Agent shall receive at least 10 days’ prior notice of each request for payment and shall not release any part of such Net Cash Proceeds, until the applicable Loan Party has furnished to the Collateral Agent (i) an Officers’ Certificate setting forth: (A) a brief description of the reinvestment to be made, (B) the dollar amount of the expenditures to be made, or costs incurred by such Loan Party in connection with such reinvestment and (C) evidence that the properties acquired in connection with such reinvestment have a fair market value at least equal to the amount of such Net Cash Proceeds requested to be released from the applicable Collateral Account and (ii) all security agreements and Mortgages and other items required by the provisions of Sections 5.10 and 5.11 to, among other things, subject such reinvestment properties to the Lien of the Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties.

SECTION 9.03  Application of Proceeds. Subject to the terms of the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

(a)  First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b)  Second, to the payment, pro rata, of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other applicable Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other applicable Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c)  Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting applicable Obligations (other than principal and Reimbursement Obligations) in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(d)  Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the applicable Obligations (including Reimbursement Obligations); and

(e)  Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 9.03, the applicable Loan Parties shall remain liable, jointly and severally, for any deficiency.

ARTICLE X

THE AGENTS

SECTION 10.01  Appointment. Each Lender hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents. Each Lender irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

SECTION 10.02  Agent in Its Individual Capacity. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with U.S. Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

SECTION 10.03  Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to U.S. Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by a Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document.

SECTION 10.04  Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by a proper person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for either Borrower), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.

SECTION 10.05  Delegation of Duties. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

SECTION 10.06  Successor Agent. Each Agent may resign as such at any time upon at least 30 days’ prior notice to the Lenders, the Issuing Bank and U.S. Borrower. Upon any such resignation, the Required Lenders shall have the right, with, if no Default shall have occurred and be continuing, the consent of Borrower (such consent not to be unreasonably withheld), to appoint a successor Agent from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which successor shall be a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $250 million; provided that if such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent.

Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by U.S. Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between U.S. Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article X and Section 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

SECTION 10.07  Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

SECTION 10.08  Name Agents. The parties hereto acknowledge that the Documentation Agent and the Syndication Agent hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

SECTION 10.09  Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers or the Guarantors and without limiting the obligation of the Borrowers or the Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans and Reimbursement Obligations shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and Reimbursement Obligations) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01  Notices

. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)  if to any Loan Party, to U.S. Borrower at:

                    Ply Gem Industries, Inc.
                    303 West Major
                        Kearney, Missouri 64060
                    Attention: Chief Financial Officer
                    Telecopy No.: (816) 903-4330;

(b)  if to the Administrative Agent, the Collateral Agent or the Issuing Bank, to it at:

                        UBS AG, Stamford Branch
                        677 Washington Boulevard
                        Stamford, Connecticut 06901
                        Attention: Brian Costa
                        Telecopy No.: (203) 719-4176;

(c)  if to a Lender, to it at its address (or telecopy number) set forth on the applicable Lender Addendum or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto; and

(d)  if to the Swingline Lender, to it at:

                        UBS Loan Finance LLC
                        677 Washington Boulevard
                        Stamford, Connecticut 06901
                        Attention: Brian Costa
                        Telecopy No.: (203) 719-4176.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.

SECTION 11.02  Waivers; Amendment

(a)  No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)  Except as provided in paragraph (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall:

(i)  increase the Commitment of any Lender without the written consent of such Lender;

(ii)  reduce the principal amount or premium of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any Fees payable hereunder, or change the currency of payment of any Obligation, without the written consent of each Lender affected thereby;

(iii)  postpone or extend the maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Term Loan under Section 2.09, or the required date of payment of any Reimbursement Obligation, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment (except interest payable under Section 2.06(c)), or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Revolving Maturity Date, without the written consent of each Lender affected thereby;

(iv)  change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments or setoffs required thereby, without the written consent of each Lender;

(v)  change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);

(vi)  release any Guarantor from its Guarantee (except as expressly provided in Article VII), or limit its liability in respect of such Guarantee, without the written consent of each Lender;

(vii)  release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Obligations), in each case without the written consent of each Lender;

(viii)  change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class;

(ix)  without the consent of the Required Lenders and Term Loan Lenders holding more than 50% of the principal amount of the outstanding Term Loans, extend the date of any scheduled payment on the Term Loans required to be made under Section 2.09, change the order of application of prepayments among Term Loans and Revolving Commitments under Section 2.10(h) or change the application of prepayments of Term Loans set forth in Section 2.10(h) to the remaining scheduled amortization payments to be made thereon under Section 2.09;

(x)  without the consent of Term Loan Lenders holding more than 50% of the principal amount of each of the outstanding U.S. Term B-1 Loans, U.S. Term B-2 Loans and Canadian Term Loans, change the order of application of prepayments amounts of the U.S. Term B-1 Loans, U.S. Term B-2 Loans and the Canadian Term Loans under Section 2.10(h); or

(xi)  change Section 9.03 in a manner that would alter the order or the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby;

provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, (2) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Loan Lenders), the Term Loan Lenders (but not the Revolving Lenders), or one Class of Term Loan Lenders (but no other Lenders) may be effected by an agreement or agreements in writing entered into by the Borrowers and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, and (3) (a) any waiver, amendment or modification prior to the completion of the primary syndication of the Commitments and Loans (as determined by the Administrative Agent) may not be effected without the written consent of the Administrative Agent and (b) any waiver, amendment or modification of the Intercreditor Agreement (and any related definitions) may be effected by an agreement or agreements in writing entered into among the Collateral Agent, the Administrative Agent, the Second Lien Collateral Agent and the Second Lien Administrative Agent (without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents, but with the consent of the Required Lenders). Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of, premium, if any, and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(c)  If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 11.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination.

(d)  Notwithstanding anything in Section 11.02(b) to the contrary, this Agreement and the other Loan Documents may be amended at any time and from time to time to increase the aggregate principal amount of U.S. Term Loans or to establish additional Classes of U.S. Term Loans (collectively, “Additional Term Loans”) by an agreement in writing entered into by the Borrowers, the Administrative Agent, the Collateral Agent and each person (including any Lender) that shall agree to make an Additional Term Loan (and each such person that shall not already be a Lender shall be reasonably acceptable to the Administrative Agent and shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the Term Loans set forth in such agreement); provided that (1) no more than an amount equal to $150 million of Additional Term Loans less (x) the principal amount of all Senior Subordinated Notes (other than the New Senior Subordinated Notes) issued after February 12, 2004 pursuant to Section 6.01(b) and (y) the principal amount of Second Lien Term Loans issued pursuant to Section 11.02(d) of the Second Lien Credit Agreement after the Closing Date may be established pursuant to this Section 11.02(d) without the consent of the Required Lenders, (2) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, (3) the covenants in Section 6.10 would be satisfied on a Pro Forma Basis on the date of any such amendment and for the most recent Test Period, after giving effect to such Additional Term Loans, and (4) the First Lien Leverage Ratio would not be greater than 2.5:1.0 after giving effect thereto. Any such agreement shall be reasonably satisfactory to the Administrative Agent, shall amend the provisions of this Agreement and the other Loan Documents and shall set forth the terms of the Additional Term Loans established thereby (including the amount and final maturity thereof (which shall not be earlier than the Term Loan Maturity Date), any provisions relating to the amortization or mandatory prepayment thereof (which shall be no more than ratable or pari passu, as applicable, with the Term Loans), the interest to accrue and be payable thereon and any fees to be payable in respect thereof (provided that the Applicable Margins with respect to any Additional Term Loans shall not be more than 25 basis points higher than the Applicable Margins with respect to the Term Loans and that all other payment rights shall be pari passu with the Term Loans)) and effect such other changes (including changes to the provisions of this Section, Section 2.14 and the definition of “Required Lenders”) as U.S. Borrower and the Administrative Agent shall deem necessary or advisable in connection with the Additional Term Loans; provided that no such agreement shall (i) effect any change described in Section 11.02(b)(i) through (ix) without the consent of each person required to consent to such change under such clause (it being agreed, however, that the Additional Term Loans will not, of themselves, be deemed to effect any of the changes described in Section 11.02(b)(vi) through (viii) and (1)), (ii) amend Article V, VI or VIII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits one or more Classes, but not all Classes, of Loans or Borrowings without the prior written consent of Lenders holding a majority in interest of the Loans and Commitments of each Class not so benefited (it being agreed that no provision requiring either Borrower to prepay Term Loans of one or more Classes pursuant to Sections 2.10(c) through (h) shall be deemed to violate this clause) or (iii) change any other provision of this Agreement or any other Loan Document that creates rights in favor of Lenders holding Loans or Commitments of any existing Class, other than as necessary or advisable in the judgment of the Administrative Agent to cause such provision to take into account, or to make the benefits of such provision available to, Lenders holding Additional Term Loans. The Loans and Borrowings established pursuant to this paragraph shall constitute Loans and Borrowings under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after the establishment of any such Additional Term Loans.

(e)  Notwithstanding anything in this Agreement to the contrary, any Offer to Redeem shall be accepted by all Lenders to which such Offer to Redeem was made unless three Business Days prior to the proposed redemption date the Required Lenders give their consent for such Offer to Redeem to be declined by all such Lenders.

(f)  Notwithstanding anything in Section 11.02(b) to the contrary, this Agreement and the other Loan Documents may be amended at any time and from time to time to increase the aggregate principal amount of the Revolving Commitment by up to $10.0 million in the aggregate (the “Incremental Revolving Commitment”) in excess of the Revolving Commitment on the Fourth Amendment Effectiveness Date by an agreement in writing entered into by the Borrowers, the Administrative Agent, the Collateral Agent and each person (including any Lender) that shall agree to commit to a portion of the Incremental Revolving Commitment (and each such person that shall not already be a Lender shall be reasonably acceptable to the Administrative Agent and shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the Revolving Commitment set forth in such agreement); provided that (1) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto and (2) the covenants in Section 6.10 would be satisfied on a Pro Forma Basis on the date of any such amendment and for the most recent Test Period, after giving effect to any Revolving Loans made on such date pursuant to the Incremental Revolving Commitment. Any such agreement shall be reasonably satisfactory to the Administrative Agent, shall amend the provisions of this Agreement and the other Loan Documents and shall set forth the terms of the Revolving Loans to be made pursuant to the Incremental Revolving Commitment established thereby (which shall be the same as those of the Revolving Loans under this Agreement) and effect such other changes (including changes to the provisions of this Section, Section 2.14 and the definition of “Required Lenders”) as U.S. Borrower and the Administrative Agent shall deem necessary or advisable in connection with the Incremental Revolving Commitment; provided that no such agreement shall (i) effect any change described in Section 11.02(b)(i) through (ix) without the consent of each person required to consent to such change under such clause (it being agreed, however, that the Incremental Revolving Commitment and any Revolving Loans made pursuant thereto will not, of themselves, be deemed to effect any of the changes described in Section 11.02(b)(vi) through (viii) and (1)), (ii) amend Article V, VI or VIII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits one or more Classes, but not all Classes, of Loans or Borrowings without the prior written consent of Lenders holding a majority in interest of the Loans and Commitments of each Class not so benefited or (iii) change any other provision of this Agreement or any other Loan Document that creates rights in favor of Lenders holding Loans or Commitments of any existing Class, other than as necessary or advisable in the judgment of the Administrative Agent to cause such provision to take into account, or to make the benefits of such provision available to, Lenders holding a portion of the Incremental Revolving Commitment. The Loans and Borrowings established pursuant to the Incremental Revolving Commitment shall constitute Loans and Borrowings under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after the establishment of such Incremental Revolving Commitment.

SECTION 11.03  Expenses; Indemnity

(a)  The Loan Parties agree, jointly and severally, to pay, promptly upon demand:

(i)  all reasonable costs and expenses incurred by the Arrangers, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank, including the reasonable fees, charges and disburse-ments of Advisors for the Arrangers, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank, in connection with the syndication of the Loans and Commitments, the preparation, execution and delivery of the Loan Documents, the administration of the Loans and Commitments, the perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contem-plated hereby or thereby shall be consummated);

(ii)  all costs and expenses incurred by the Administrative Agent or the Collateral Agent, including the reasonable fees, charges and disburse-ments of Advisors for the Administrative Agent and the Collateral Agent, in connection with any action, suit or other proceeding affecting the Collateral or any part thereof, in which action, suit or proceeding the Administrative Agent or the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative Agent or the Collateral Agent to defend or uphold the Liens granted by the Security Documents (including any action, suit or proceeding to establish or uphold the compliance of the Collateral with any Requirements of Law);

(iii)  all costs and expenses incurred by the Arrangers, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank or any Lender, including the reasonable fees, charges and disburse-ments of Advisors for the Arrangers, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank or any Lender, incurred in connection with the enforce-ment or protection of its rights under the Loan Documents, including its rights under this Section 11.03(a), or in connection with the Loans made or Letters of Credit issued hereunder and the collection of the Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; and

(iv)  all documentary and similar taxes and charges in respect of the Loan Documents.

For purposes of this Section 11.03(a), “Advisors” shall mean legal counsel (including local counsel), auditors, accountants, consultants, appraisers or other advisors; provided that (x) in the case of clause (i), the engagement of any Advisors other than legal counsel (including local counsel) shall be subject to approval by U.S. Borrower (which approval shall not be unreasonably withheld) and (y) in the case of clause (iii), the engagement of any Advisors other than one firm of legal counsel by any Lender shall be subject to approval by the Administrative Agent.

(b)  The Loan Parties agree, jointly and severally, to indemnify the Agents, each Lender, the Issuing Bank and the Swingline Lender, each Affiliate of any of the foregoing persons and each of their respective partners, controlling persons, directors, officers, trustees, employees, agents and advisors (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities, penalties, judgments, suits and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution, delivery, performance, administration or enforcement of the Loan Documents, (ii) any actual or proposed use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct of such Indemnitee.

(c)  The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Loans and Reimbursement Obligations, the release of all or any portion of the Collateral, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents, the Issuing Bank or any Lender. All amounts due under this Section 11.03 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(d)  To the extent that either Borrower fails to promptly pay any amount required to be paid by it to the Agents, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any of the Agents, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.

SECTION 11.04  Successors and Assigns

(a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender and each Lender (and any attempted assignment or transfer by either Borrower without such consent shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Any Lender shall have the right at any time to assign to one or more banks, insurance companies, investment companies or funds or other institutions (other than the Borrowers, Parent or any Subsidiary thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, the Administrative Agent and U.S. Borrower (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give its prior written consent to such assignment (which consents shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, any assignment made in connection with the syndication of the Commitments and Loans by the Arrangers or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) with respect to U.S. Term B-2 Loan Commitments and Term Loans, $1.0 million and (y) with respect to Revolving Commitments and Revolving Loans, $2.5 million, unless each of U.S. Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans other than an assignment of any rights and obligations with respect to any Term Loans which may be assigned only on a pro rata basis between (x)  U.S. Term B-1 Loans and (y) Canadian Term Loans (i.e., an assignment of U.S. Term B-1 Loans representing a percentage of the total principal amount of U.S. Term B-1 Loans then outstanding shall be accompanied by an assignment of Canadian Term Loans representing the same percentage of the total principal amount of Canadian Term Loans then outstanding), (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in the case of a simultaneous assignment to two or more Lender Affiliates, (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and (vi) in the case of an assignment to an Affiliate of Parent, such Affiliate hereby agrees that, unless it holds all Loans of the applicable Class, its Loans and Commitments shall be disregarded for purposes of determining the requisite percentage or number of Lenders (or Lenders of any Class) required to waive, amend or modify any rights under any Loan Document or make any determination or grant any consent thereunder; and provided, further, that any consent of U.S. Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing or during the primary syndication of the Commitments. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (provided that any liability of either Borrower to such assignee under Section 2.12 or 2.13 shall be limited to the amount, if any, that would have been payable thereunder by such Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03).

(c)  The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)  Any Lender shall have the right at any time, without the consent of either Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, to sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15, so long as such Participant complies with the requirements of each such Section, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees in writing to be subject to Section 2.14(c) as though it were a Lender. Each Lender shall, acting for this purpose as an agent of the Borrowers, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the amount and terms of its participations; provided that no Lender shall be required to disclose or share the information contained in such register with the Borrowers or any other party, except as required by applicable law.

(f)  A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the applicable Borrower (which consent shall not be unreasonably withheld or delayed).

(g)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrowers or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

SECTION 11.05  Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15 and 11.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 11.06  Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the conditions precedent set forth in Section 4.03 have been met and when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrowers, the Guarantors, the Agents and the Lenders agree that (a) all obligations under the Existing Credit Agreement, that is amended and restated hereby, shall continue to exist under and be evidenced by this Agreement and the other Loan Documents and shall constitute Obligations, (b) except as expressly stated herein or amended, the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all present and future Obligations, (c) without limiting the foregoing, the existing Security Documents shall continue to secure all present and future Obligations (or such part of them as is described in the respective Security Documents), (d) this Agreement is an amendment and restatement, not a novation or rescission, of the Existing Credit Agreement and (e) this Agreement shall not be or shall not be deemed to be a discharge, rescission, extinguishment, novation or substitution of any Canadian Term Loan and any Canadian Term Loan outstanding immediately before the Fourth Amendment Effectiveness Date and this Agreement shall continue to be the same obligation and not a new obligation. The Borrower, the Guarantors, the Agent and the Lenders agree that notwithstanding the foregoing or anything else herein to the contrary the provisions of Article X and Section 11.03 of the Original Credit Agreement survive and remain in full force and effect for the benefit of the Original Agents. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.07  Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.08  Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of either Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 11.09  Governing Law; Jurisdiction; Consent to Service of Process

(a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(b)  Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)  Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy) in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

SECTION 11.10  Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.11  Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 11.12  Confidentiality. Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and Lender Affiliates’ directors, trustees, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the applicable Borrower and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party, (g) with the consent of U.S. Borrower or (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than U.S. Borrower or any Subsidiary. For the purposes of this Section, “Information” means all information received from U.S. Borrower or any Subsidiary relating to U.S. Borrower or any Subsidiary or its business that is clearly identified at the time of delivery as confidential, other than any such information that is available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by U.S. Borrower or any Subsidiary. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

SECTION 11.13  Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 11.14  Lender Addendum. Each Lender to become a party to this Agreement on the Fourth Amendment Effectiveness Date shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the applicable Borrower and the Administrative Agent.

SECTION 11.15  Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)  any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b)  any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)  any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e)  any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)  any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties, except for the defense of payment or performance of such obligations.

SECTION 11.16  Judgment Currency.

(a)  Each Borrower’s obligation hereunder and under the other Loan Documents to make payments in dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of dollars expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against a Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in dollars, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)  If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)  For purposes of determining any rate of exchange for this Section 11.16, such amounts shall include any premium and costs payable in connection with the purchase of dollars.

SECTION 11.17  USA PATRIOT Act Notice. Each Lender, the Swingline Lender and each Issuing Bank that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers (and any Subsidiary in whose account a Letter of Credit is issued) that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrowers (and any Subsidiary in whose account a Letter of Credit is issued), which information includes the name, address and tax identification number of Borrowers or such Subsidiary and other information regarding Borrowers or such Subsidiary that will allow such Lender or the Administrative Agent, as applicable, to identify Borrowers or such Subsidiary in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders, the Swingline Lender, each Issuing Bank and the Administrative Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PLY GEM INDUSTRIES, INC.

By:
                                Name: Shawn K. Poe
                                Title: Vice President, Chief Financial Officer, Treasurer and Secretary

CWD WINDOWS AND DOORS, INC.

By:
                                Name: Shawn K. Poe
                                Title: Vice President, Treasurer and Secretary

PLY GEM HOLDINGS, INC.

By:
                                Name: Shawn K. Poe
                                Title: Vice President, Chief Financial
                      Officer, Treasurer and Secretary

GREAT LAKES WINDOW, INC.
KROY BUILDING PRODUCTS, INC.
NAPCO, INC.
NAPCO WINDOW SYSTEMS, INC.
THERMAL-GARD, INC.
VARIFORM, INC.

By:
                                Name: Shawn K. Poe
                                Title: Vice President, Treasurer and Secretary

MWM HOLDING, INC.

MW MANUFACTURERS INC.

PATRIOT MANUFACTURING, INC.

By:
                                Name: Shawn K. Poe
                                Title: Vice President, Treasurer and Secretary

AWC HOLDING COMPANY
ALENCO HOLDING CORPORATION
ALENCO TRANS, INC.
AWC ARIZONA, INC.
ALENCO EXTRUSION MANAGEMENT, L.L.C.
ALENCO EXTRUSION GA, L.L.C.
ALUMINUM SCRAP RECYCLE, L.L.C.
ALENCO BUILDING PRODUCTS MANAGEMENT, L.L.C.
ALENCO WINDOW GA, L.L.C.
GLAZING INDUSTRIES MANAGEMENT, L.L.C.
ALENCO INTERESTS, L.L.C.

By:
                                Name: Shawn K. Poe
                                Title: Vice President, Treasurer and Secretary

NEW ALENCO EXTRUSION, LTD.
By: Alenco Extrusion Management, L.L.C.
its General Partner

By:
                                Name: Shawn K. Poe
                                Title: Vice President, Treasurer and Secretary

NEW ALENCO WINDOW, LTD.
By: Alenco Building Products Management, L.L.C.
its General Partner

By:
                                Name: Shawn K. Poe
                                Title: Vice President, Treasurer and Secretary

NEW GLAZING INDUSTRIES, LTD.
By: Glazing Industries Management, L.L.C.

its General Partner

By:
                                Name: Shawn K. Poe
                                Title: Vice President, Treasurer and Secretary

ALCOA HOME EXTERIORS, INC.

By:
                                Name: Shawn K. Poe
                                Title: Vice President, Treasurer and Secretary

UBS SECURITIES LLC, as a Joint Lead Arranger

By:

Name:
                                Title:

By:

Name:
                                Title:

DEUTSCHE BANK SECURITIES INC.,

    as a Joint Lead Arranger

By:

                                Name:
                                Title:

By:

Name:
                                Title:

J.P. MORGAN SECURITIES INC.,

    as Co-Arranger

By:

Name:
                                Title:

UBS AG, STAMFORD BRANCH, as Issuing Bank,

    Administrative Agent and Collateral Agent

By:

Name:
                                Title:

By:

Name:
                                Title:

DEUTSCHE BANK SECURITIES INC.,

 as Syndication Agent

By:

Name:
                                Title:

By:

Name:
                                Title:

JPMORGAN CHASE BANK, N.A.,

    as Documentation Agent

By:

Name:
                                Title:

UBS LOAN FINANCE LLC,

as Swingline Lender

By:

Name:
                                Title:

By:

Name:
                                Title:

Annex I

Applicable Margin

Total	Revolving Loans		Applicable Fee
Leverage Ratio	Eurodollar	ABR
Level I ≥4.50:1.0	3.00%	2.00%	0.5%
Level II <4.50:1.0 but ≥3.75:1.0	2.75%	1.75%	0.5%
Level III <3.75:1.0 but ≥3.00:1.0	2.50%	1.50%	0.375%
Level IV <3.00:1.0	2.25%	1.25%	0.375%

Each change in the Applicable Margin or Applicable Fee resulting from a change in the Total Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, the Leverage Ratio shall be deemed to be in Level I (i) from February 12, 2004 to the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c) for the fiscal period ended at least six months after February 12, 2004, (ii) at any time during which U.S. Borrower has failed to deliver the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, and (iii) at any time during the existence of an Event of Default.

Annex II

Amortization Table

Date	U.S. Term B-1 Loan Amount	U.S. Term B-2 Loan Amount	Canadian Term Loan Amount
December 31, 2006	$937,500	$467,500	$62,500
March 31, 2007	$937,500	$467,500	$62,500
June 30, 2007	$937,500	$467,500	$62,500
September 30, 2007	$937,500	$467,500	$62,500
December 31, 2007	$937,500	$467,500	$62,500
March 31, 2008	$937,500	$467,500	$62,500
June 30, 2008	$937,500	$467,500	$62,500
September 30, 2008	$937,500	$467,500	$62,500
December 31, 2008	$937,500	$467,500	$62,500
March 31, 2009	$937,500	$467,500	$62,500
June 30, 2009	$937,500	$467,500	$62,500
September 30, 2009	$937,500	$467,500	$62,500
December 31, 2009	$937,500	$467,500	$62,500
March 31, 2010	$937,500	$467,500	$62,500
June 30, 2010	$937,500	$467,500	$62,500
September 30, 2010	$937,500	$467,500	$62,500
December 31, 2010	$937,500	$467,500	$62,500
March 31, 2011	$937,500	$467,500	$62,500
August 15, 2011	$356,250,000	178,585,000	$23,750,000
Total	$373,125,000	$187,000,000	$24,875,000

Schedule 1.01(a) - Assumed Debt

None.

Schedule 1.01(c) - Material Indebtedness

1.  Indenture, dated as of February 12, 2004, as supplemented on August 27, 2004, among U.S Bank National Association, as trustee, the Borrower, as issuer, and the Loan Parties which are parties thereto.

Schedule 1.01(d) - Mortgaged Property

1. Mississippi, Lee County; mortgagor: MW Manufacturers Inc.
2. Missouri, Clay County; mortgagor: Ply Gem et al
3. North Carolina, Columbus County; mortgagor: Ply Gem et al
4. Tennessee, Marion County; mortgagor: Variform, Inc.
5. Virginia, Franklin County; mortgagor: Ply Gem et al
6. 2008-48 Street SE, Calgary, Alberta, Canada
7.  100 Cellwood Road, Gaffney, SC; mortgagor: Alcoa Home Exteriors, Inc.
8.  1601 Commerce Boulevard, Denison, TX; mortgagor: Alcoa Home Exteriors, Inc.
9. 185 Johnson Drive, Stuarts Draft, VA; mortgagor: Alcoa Home Exteriors, Inc.
10. 2405 Campbell Road, Sidney, OH; mortgagor: Alcoa Home Exteriors, Inc.

Schedule 1.01(e) - Refinancing Indebtedness to Be Repaid

None.

Schedule 1.01(f) - U.S. Subsidiary Guarantors

1. Great Lakes Window, Inc.

2. Kroy Building Products, Inc.

3. Napco, Inc.

4. Napco Window Systems, Inc.

5. Thermal-Gard, Inc.

6. Variform, Inc.

7. MWM Holding, Inc.

8. MW Manufacturers Inc.

9. Patriot Manufacturing, Inc.

10. AWC Holding Company

11. Alenco Holding Corporation

12. Alenco Extrusion Management, L.L.C.

13. New Alenco Extrusion, Ltd.

14. Alenco Extrusion GA, L.L.C.

15. Aluminum Scrap Recycle, L.L.C.

16. Alenco Building Products Management, L.L.C.

17. New Alenco Window, Ltd.

18. Alenco Window GA, L.L.C.

19. Alenco Trans, Inc.

20. Glazing Industries Management, L.L.C.

21. New Glazing Industries, Ltd.

22. Alenco Interests, L.L.C.

23. AWC Arizona, Inc.

24.  Alcoa Home Exteriors, Inc.

Schedule 3.03 - Governmental Approvals; Compliance with Laws

None.

Schedule 3.05(b) - Real Property1

Entity of Record	Location Address	Owned or Leased	Landlord/ Owner if Leased	Consent Required With Respect to the Transactions, the Fourth Amendment Transactions	Description of Lease Documents
Ply Gem Industries, Inc.
	90 Inip Drive, Inwood, NY2	Leased	Inip Co.	No
Agreement of Lease between Harris Chasanoff, et al. and Ply Gem Industries, Inc. dated May 25, 1982; Lease Extension Agreement dated August 1, 1992; Sublease Agreement between Ply Gem Industries, Inc. and Studley Products, Inc. dated May 28, 1998.

	95 Inip Drive, Inwood, NY	Leased	Inip Co.	No	Indenture of Lease between Harris Chasanoff, et al. and Ply Gem Industries, Inc. dated August 13, 1969, as modified and amended, and Lease Extension Agreement dated August 1, 1992.
Great Lakes Windows, Inc.
	30499 Tracy Road, Toledo, OH	Leased	GP (MULTI) L.P.	No
Deed of Lease Agreement by and between GP (MULTI) L.P., a Delaware limited partner-ship, as Landlord, and Ply Gem Industries, Inc., MWM Holding, Inc., Great Lakes Window, Inc., MWM Holding, Inc., MW Manufacturers Inc., Napco Win-dow Systems, Inc., Kroy Building Products, Inc., Napco, Inc., Thermal-Gard, Inc., as Tenant, dated as of August 27, 2004 (“Sale and Leaseback Agreement”).

	7171 Reuthinger Road, Toledo, OH (option)	Leased	John F. LaPlante and Judith A. LaPlante	No	Lease between John F. LaPlante and Judith A. LaPlante, Trustees and Great Lakes Window, Inc. dated November 7, 2003.
	228 Huron, Toledo, OH	Leased	Willis Day, Inc.	No	Short Term Tenancy—Lease is on a month-to-month basis.
Kroy Building Products, Inc.
	2719 N. Division Avenue, York, NE	Leased	GP (MULTI) L.P.	No	Sale and Leaseback Agreement
	15159 Andrew Jackson Highway, Fair Bluff, NC	Leased	GP (MULTI) L.P.	No	Sale and Leaseback Agreement.
	1857 Evans Road, Cary, NC	Leased	DRW Investments, LLC	No	Commercial Lease Agreement between DRW Investments, LLC and Kroy Building Products, Inc. dated January 6, 2005.
Napco, Inc.
	125 McFann Road, Valencia, PA	Leased	GP (MULTI) L.P.	No	Sale and Leaseback Agreement.
Variform, Inc.
	303 W. Major, Kearney, MO	Leased	GP (MULTI) L.P.	No	Sale and Leaseback Agreement.
	91 Variform Drive, Martinsburg, WV	Leased	GP (MULTI) L.P.	No	Sale and Leaseback Agreement.
	1600 N. State Rte 291, Carefree Industrial Park, Independence, MO	Leased	Woodmen of the World Life Society	No	Lease between Woodmen of the World Life Society and Variform, Inc. dated January 25, 2002.
	1274 Industrial Blvd., Jasper, TN	Owned		No
	5550 Winchester Avenue, WV	Leased	Berkeley Business Park Associates L.L.C.	No	Lease Agreement between Business Park Assoc. and Variform, Inc. dated January 14, 2005—January 14, 2008
CWD Windows and Doors, Inc.
	2008 - 48th St. S.E., Calgary, AB	Leased	Canadian Landlord	No
Lease Agreement by and between PG-NOM (ALBERTA) INC., an Alberta corporation, as nominee for PG-TRUST (DE), a trust formed under the laws of the State of Delaware (“Canadian Landlord”), as Landlord and CWD Windows and Doors, Inc., as Tenant, dated as of August 27, 2004 (“Canadian Sale and Leaseback Agreement”).

	2110 - 48th St. S.E., Calgary, AB	Leased	Canadian Landlord	No	Canadian Sale and Leaseback Agreement.
	2264 - 48th St. S.E., Calgary, AB	Leased	Canadian Landlord	No	Canadian Sale and Leaseback Agreement.
	2007 - 48th St. S.E., Calgary, AB	Leased	Canadian Landlord	No	Canadian Sale and Leaseback Agreement.
	2015 - 48th St. S.E., Calgary, AB	Leased	Canadian Landlord	No	Canadian Sale and Leaseback Agreement.
	2035 - 48th St. S.E., Calgary, AB	Leased	Canadian Landlord	No	Canadian Sale and Leaseback Agreement.
	2101 - 50th St. S.E., Calgary, AB	Leased	Canadian Landlord	No	Canadian Sale and Leaseback Agreement.
	2109/17 - 50th St. S.E., Calgary, AB	Leased	Canadian Landlord	No	Canadian Sale and Leaseback Agreement.
	2121 - 50th St. S.E., Calgary, AB	Leased	Canadian Landlord	No	Canadian Sale and Leaseback Agreement.
	2125 - 50th St. S.E., Calgary, AB	Leased	Canadian Landlord	No	Canadian Sale and Leaseback Agreement.
	2139 - 50th St. S.E., Calgary, AB	Leased	Canadian Landlord	No	Canadian Sale and Leaseback Agreement.
	18703 - 111th Ave, N.W., Edmonton, AB	Leased	J.K. McKenzie Holdings Ltd.	No	Lease between J.K. McKenzie and CWD Windows and Doors dated June 14, 2006, 10 year term
	Bay 106, 7002 - 98th St., Clairmont, AB	Leased	CRD Properties Corp	No	Lease between CRD Properties Corp. and CWD Windows and Doors, Inc., dated June 5, 2006, 5 year term.
	1889 - 6th Ave., Medicine Hat, AB	Leased	Century Homes Ltd.	No	Lease between Century Homes Ltd. and CWD Windows and Doors (Division of Broan-Nutone Canada Inc.), dated December 30, 2003.
	8,4622 - 61st St., Red Deer, AB	Leased	Alberta Financial Consultants Limited and Ramco Development Corp. Ltd.	No	Lease between Alberta Financial Consultants Limited and Ramco Development Corp. Ltd., and Broan-Nutone Canada Inc., dated March 22, 2001.
	664 and 666 Henderson Dr., Regina, SK	Leased	Chestemere Industrial Park Ltd.	No	Lease between 101032426 Saskatchewan Ltd. and Broan-Nutone Canada Inc. operating as CWD Windows and Doors, dated January 1, 2000.
	197 Leaonard St. N., Regina SK	Leased	Chestemere Industrial Park Ltd.	No	Lease between Chestemere Industrial Park Ltd. and CWD Windows and Doors, Inc., dated May 26, 2005, 5 year term.
	331 - 105 St., Saskatoon, SK	Owned
MW Manufacturers, Inc.
	Rocky Mount Window Plant No. 1, 433 North Main Street, Rocky Mount, VA 24151.	Leased	GP (MULTI) L.P.	No	Sale and Leaseback Agreement.
	Rocky Mount Training Center, 433 North Main Street, Rocky Mount, VA 24151.	Leased	GP (MULTI) L.P.	No	Sale and Leaseback Agreement.
	Fayetteville Cutting Operation, 400-408 Pine Street, Fayetteville, NC 28302.	Owned		No
	Storage shed and unimproved land located on noncontiguous parcels, portions of Tracts #1 and #2 as recorded in Deed Book 893, page 547, Beaverdam Township (Hoffman), Richmond County, NC 28347.	Owned		No
	Rocky Mount Window Plant No. 3 at 520 Weaver Street, Rocky Mount, Virginia.	Leased	Weaver Mirror Company	No	Lease Agreement dated November 20, 2003 with Weaver Mirror Company.
	Property located at Green and Triangle Streets in Tupelo, Mississippi	Leased	Joseph B. Whiteside d/b/a Whiteside Realty	No	Lease Agreement dated June 14, 2005 with Joseph B. Whiteside d/b/a Whiteside Realty. Lease expires June 15, 2005. Renewal option exercised June 16, 2005 under same terms and conditions..
	2.02 acres of real property located in Fayetteville, North Carolina.	Leased	CSX Transportation, Inc.	No	Lease dated June 15, 1983, amended as of July 15, 1997 and July 18, 2003 with CSX Transportation, Inc.
	0.05 acres of real property located in Rocky Mount, Virginia.	Leased	Norfolk Southern Railway Company	No	Lease dated April 23, 2003 with Norfolk Southern Railway Company.
	0.14 acres of real property located in Rocky Mount, Virginia.	Leased	Norfolk and Western Railway Company	No	Agreement dated June 25, 1993 with Norfolk and Western Railway Company.
	Private road in Rocky Mount, Virginia.	Leased	Norfolk and Western Railway Company	No
Lease dated June 8, 1948 between Norfolk and Western Railway Company (Landlord) and R.O.W. Distributors, Inc. (Tenant), assigned to MW Distributors, Division of US Industries, Inc. as of January 5, 1970, amended as of May 31, 1976.

	0.2 acres of real property in Rocky Mount, Virginia.	Leased	Norfolk and Western Railway Company	No	Lease dated May 21, 1973 with Norfolk and Western Railway Company, amended as of July 2, 1991 (unsigned copy).
	Real property located at the corner of N. Main Street and Southern Railroad in Rocky Mount, Virginia	Leased	Franklin Grocery and Grain, Inc.	No	Lease dated February 17, 2006 with Franklin Grocery and Grain, Inc.
	Real property located at 350 State Street in Rocky Mount, Virginia	Leased	L & M Properties, LLC	No	Lease dated May 15, 2003 and Addendum dated May 21, 2003 with L & M Properties, LLC
	Real property located at 315 Pell Avenue in Rocky Mount, Virginia	Leased	L & M Properties, LLC	No	Lease dated September 1, 2005 with L & M Properties, LLC
	Real property located at 129 Pell Avenue in Rocky Mount, Virginia	Leased	L & M Properties, LLC	No	Lease dated July 19, 2006 with L & M Properties, LLC
	999A Grand Avenue, Hammonton, New Jersey. (Lease of the Patriot facility).	Leased	1001 Grand Ave. Associates, L.P	No	Lease dated November 1, 2000 between 1001 Grand Ave. Associates, L.P. and MW Manufacturers Inc.
Alenco Extrusion GA, L.L.C.
	407 Dividend Drive, Peachtree City, Georgia 30269	Owned		No
Alenco Window GA, L.L.C.
	319 Dividend Drive, Peachtree City, Georgia 30269	Leased	Pamela Enterprises, Ltd.	No
Commercial Improved Property Earnest Money Contract between Alenco Window GA, LLC and Pamela Enterprises, Ltd., dated October 10, 2002.
7.2.1.3: Lease Agreement by and between Pamela Enterprises, Ltd. and Alenco Window GA, LLC, dated October 10, 2002; Amendment to Lease Agreement by and between Pamela Enterprises, Ltd. and Alenco Window GA, LLC, dated June 25, 2004.

New Alenco Window Ltd.
	615 Carson Street, Bryan, Texas 77801	Leased	Pamela Enterprises, Ltd.	No
Commercial Improved Property Earnest Money Contract between New Alenco Window, Ltd. and Richard E. Wallrath or his assignee, dated August 20, 2002.
Lease Agreement, by and between Pamela Enterprises, Ltd. and New Alenco Window, Ltd., dated August 20, 2002; Amendment to Lease Agreement by and between Pamela Enterprises, Ltd. and New Alenco Window, Ltd., dated June __, 2004; Addendum to Lease Agreement dated August 20, 2002, by and between Pamela Enterprises, Ltd. and New Alenco Window, Ltd., dated September 15, 2002.

	1710 Fountain Avenue, Bryan, Texas 77801	Leased	Holland Porter	No	Real property lease between Holland Porter and Alenco Holding Corporation, dated July 31, 2002.
New Alenco Extrusion, Ltd.
	Northpoint Business Park, 2870 North Harvey Mitchell Parkway, Bryan, Texas	Leased	Neatherlin Commercial Group, Inc. d/b/a Northpoint Business Park	No	Industrial/Warehouse Lease by and between Neatherlin Commercial Group, Inc. d/b/a Northpoint Business Park and Reliant Building Products, Inc., dated November 23, 1999
New Glazing Industries, Ltd.
	Inwood Business Center at 1110 Inwood Road, Suite 101, Dallas, Texas 75247	Leased	Inwood Investment Partners	No	Lease by and between Inwood Investment Partners and New Glazing Industries, Ltd., undated.
	12901 Nicholson Road, Suite 330, Farmers Branch, Texas 75234	Leased	Sealy TA Texas, L.P.	No
Standard Industrial Lease Agreement between Rainier Texas Properties, L.P. and PSD Management Group, Inc., dated March 29, 2002; Lease Assignment between PSD Management Group, Inc. and New Glazing Industries, Ltd., dated January 31, 2003; Letter Agreement relating to Standard Industrial Lease Agreement dated March 29, 2002, by and between Sealy TA Texas, L.P. and New Glazing Industries, Ltd., dated October 8, 2004; Amendment to Lease by and between Sealy TA Texas, L.P. and New Glazing Industries, Ltd., undated.

AWC Arizona, Inc.
	3830 E. Wier, Phoenix, Arizona	Leased	Phoenix Van Buren Partners, LLC	No	Single Tenant Industrial Gross Lease between Phoenix Van Buren Partners, LLC and AWC Arizona, Inc., dated August 10, 2005
Alcoa Home Exteriors, Inc.
	1601 Commerce Blvd., Denison, Texas	Owned	No
	185 Johnson Drive, Stuart Draft, Virginia	Owned	No
	100 Cellwood Road, Gaffney, South Carolina	Owned	No
	2405 Campbell Road, Sidney, Ohio	Owned	No
	Property located at South River District, Stuarts Draft, Virginia	Lease	Roller Eavers Partnership, LC	No
Agreement to lease dated June 6, 2001 between Roller Eavers Partnership, LC and Alcoa Building Products (“Lessee”) and Planters Bank and Trust Company of Virginia (“Assignee”), as amended pursuant to First Amendment to Lease dated August 1, 2003 between Roller Eavers Partnership, LC and Alcoa Building Products; Second Amendment dated September 29, 2006 between Roller Eavers Partnership, LC and Alcoa Home Exteriors.

	2600 Campbell Road, Sidney, Ohio	Lease	Bensar Development Corporation	No

Lease dated March 8, 2000 between Bensar Development Corporation and Alcoa Building Products, Inc.; Lease Renewal and Amendment Agreement dated December 13, 2001 between Bensar Development Corporation and Alcoa Building Products, Inc.; Letter Agreement (2nd Amendment-Renewal) dated October 30, 2002 to Bensar Development corporation from Alcoa Building Products, Inc.; Lease Renewal and Amendment Agreement between Bensar Development Corporation and Alcoa Building Products, Inc. dated September 30, 2003; Fourth Amendment to Lease Agreement, dated June 7, 2004 between Bensar Development Corporation and Alcoa Home Exteriors, Inc; Fifth Amendment to Lease dated January 1, 2005 between Bensar Development Corporation and Alcoa Home Exteriors, Inc.; Sixth Amendment (for expansion of premises) to Lease Agreement dated July __, 2005 between Bensar Developments Co. and Alcoa Home Exteriors, Inc.; and Seventh Amendment to Lease Agreement dated December __, 2005 between Bensar Developments Co. and Alcoa Home Exteriors, Inc.

	2011 McGregor, Denison, Texas	Lease	Windsor Investments, L.P.	No

Commercial Sublease Agreement dated November 30, 1999 between Windsor Investments, L.P., (“Sublessor”) and Alcoa Building Products, Inc.; Term extended by parties, September 17, 2001; Extension and Amendment of Commercial Sublease Agreement dated November 10, 2003. Lease Agreement with Option to Purchase dated about November 6, 1996 between Windsor Investments, L.P. and Kawneer Company, Inc. which is the underlying lease for the Commercial Sublease Agreement dated November 30, 1999 between Windsor Investments, L.P. and Alcoa Building Products, Inc. cannot be located.

	1590 Omega Drive, Pittsburgh, Pennsylvania	Lease	Omega Corporate Center, L.P.	No	Lease between Omega Corporate Center, L.P. and Alcoa Building Products, Inc. dated October 24, 2001. The agreement or letter extending the term of this lease cannot be located.
	217 Lofton Road, Raphine, Virginia	Lease	Lofton Corporation	No

Lease Agreement dated April 15, 2002 between Lofton Corporation and Alcoa Building Products, Inc., as amended by Amendment No. 1 dated July 12, 2002. Letter dated July 1, 2004 gives notice that the property had been sold and the lease assigned to Bill V. Neff.

	443 South Oak Lane, Waynesboro, Virginia	Leased	Kenco Group, Inc.	No	Sub-Sublease dated June 30, 2006 between Kenco Group, Inc. and Alcoa Home Exteriors, Inc.
	5625 Fulton Industrial Blvd., Atlanta, Georgia	Leased	M.D. Hodges Enterprises, Inc.	No

Commercial Lease Contract between M.D. Hodges Enterprises, Inc. and Fabwel, Inc. dated August 8, 1994, as extended pursuant to letter agreement dated February 28, 2000 between Landlord and Exterior Systems, Inc.; Memorandum of Lease dated August 8, 1994 grants Tenant the option of extending the Lease for two (2) additional terms of seven (7) years each, possibly extending the Lease to August 31, 2015

	5655 & 5675 Fulton Industrial Blvd., Atlanta, Georgia	Leased	M.D. Hodges Enterprises, Inc.	No	Commercial Lease Contract dated January 5, 2000 between M.D. Hodges Enterprises, Inc. and Exterior Systems, Inc.
	805 Victory Trail Road, Gaffney, South Carolina	Leased	Service First Logistics Corporation	No

Lease Agreement dated August 26, 2003 between Service First Logistics Corporation and Alcoa Home Exteriors, Inc., as amended pursuant to the Lease Addendum dated October 10, 2003 between the parties; Fourth Amendment dated February 26, 2004 between the parties; Fifth Amendment dated March 29, 2004 between the parties; Sixth Amendment To Lease Agreement dated April 20,2004; Seventh Amendment To Lease Agreement dated September 2, 2004; and The Eight Amendment To Lease Agreement dated November 28, 2005. Lease Addendum dated November 21, 2003 cannot be located.

	2605 S.H. 91 North, Denison, Texas	Leased	American Accessories Inc.	No	Commercial Lease dated February 12, 2004 between Alcoa Home Exteriors and American Accessories Inc.
	3345 and 3365 Juanita Dr., Denison, Texas	Leased	J.C. Ray Incorporated	No	Lease Agreement dated October 3, 2006 between J.C. Ray Incorporated and Alcoa Home Exteriors, Inc.
	1132-1134 Stinson Blvd., Minnesota	Leased	Capp Industries, Inc.	No

Assignment and Assumption of Lease and Consent dated May 31, 2002 pursuant to which Alcoa Home Exteriors, Inc. (f/k/a Alcoa Building Products, Inc.) assigned to Ted Lansing Corporation a lease dated September 30, 1993, between Alcoa Home Exteriors, Inc. and Capp Industries, Inc., as amended. Pursuant to the terms of the Assignment and Assumption of Lease and Consent, Alcoa Home Exteriors, Inc. agreed that such assignment would not release or discharge Alcoa Home Exteriors, Inc. from any liability or obligation of the tenant under the Lease, upon receipt of notice and demand from the landlord on account of the default of Ted Lansing Corp. This lease expires 9/30/2006

	1864 Old Georgia Highway, Gaffney, South Carolina	Leased	Sunny Slope Farms, Inc.	No	Lease Agreement, dated March 13, 2003 between Sunny Slope Farms, Inc. and Alcoa Home Exteriors, Inc.
	2493 Morris Mill Road	Leased	Morris Mill Road Plant, LLC	No	Lease Agreement dated October 18, 2006 between Morris Mill Road Plant, LLC and Alcoa Home Exteriors, Inc.

1  Excluding warehouse leases which involve annual lease payments of $50,000 or less.

2  Both Inip Drive leases were part of a previous sale of the Studley subsidiary, but were never formally assigned. Ply Gem is a co-tenant on the lease with the subsidiary it sold off. Nortek has agreed to try to novate Ply Gem for Nortek under those two leases so that Ply Gem is not responsible for any obligations thereunder. The novation, however, will likely not be accomplished prior to our closing. Therefore, Ply Gem is currently responsible for those obligations, but is indemnified.

Schedule 3.07(a) -Subsidiaries

Name of Entity	Jurisdiction of Organization	Number of Shares Authorized	Number of Shares Outstanding	Number of Shares Covered by Options
Ply Gem Industries, Inc.	Delaware	3,000 shares of common stock	100 shares of common stock	None
Great Lakes Window, Inc.	Ohio	750	100	None
Kroy Building Products, Inc.	Delaware	3,000	100	None
Napco, Inc.	Delaware	2,000	20	None
Napco Window Systems, Inc	Delaware	3,000 shares of common stock	100 shares of common stock	None
Thermal-Gard, Inc.	Pennsylvania	10,000	1,000	None
Variform, Inc.	Missouri	67,000 - 3,000 common stock; 64,000 preferred stock	2,732 common stock	None
CWD Windows and Doors, Inc.	Canada	Unlimited number of common stock	200	None
MWM Holding, Inc.	Delaware	10,000 shares of common stock	10,000 shares of common stock	None
MW Manufacturers Inc.	Delaware	3,000 shares of common stock	1,000 shares of common stock	None
Patriot Manufacturing, Inc.	Delaware	3,000 shares of common stock	1,000 shares of common stock	None
AWC Holding Company	Delaware	80,000 shares of Class A common stock; 20,000 shares of Class B common stock	16,286.81 shares of Class A common stock 100% owned by Ply Gem Industries, Inc.	None
Alenco Holding Corporation	Delaware	1,000,000 shares of common stock; 10,000 shares of preferred stock	100% owned by AWC Holding Company	None
Alenco Extrusion Management, L.L.C.	Delaware	N/A	100% owned by Alenco Holding Corporation	N/A
New Alenco Extrusion, Ltd.	Texas	N/A	5% General Partner - Alenco Extrusion Management, LLC 95% Limited Partner - Alenco Interests, LLC	N/A
Alenco Extrusion GA, L.L.C.	Delaware	N/A	100% owned by New Alenco Extrusion, Ltd.	N/A
Aluminum Scrap Recycle, L.L.C.	Delaware	N/A	100% owned by New Alenco Extrusion, Ltd.	N/A
Alenco Building Products Management, L.L.C.	Delaware	N/A	100% owned by Alenco Holding Corporation	N/A
New Alenco Window, Ltd.	Texas	N/A	5% General Partner - Alenco Building Products Management, L.L.C. 95% Limited Partner - Alenco Interests, L.L.C.	N/A
Alenco Window GA, L.L.C.	Delaware	N/A	100% owned by New Alenco Window, Ltd.	N/A
Alenco Trans, Inc.	Delaware	1,000 shares of common stock	100% owned by Alenco Holding Corporation	None
Glazing Industries Management, L.L.C.	Delaware	N/A	100% owned by Alenco Holding Corporation	N/A
New Glazing Industries, Ltd.	Texas	N/A	5% General Partner - Glazing Industries Management, L.L.C. 95% Limited Partner - Alenco Interests, L.L.C.	N/A
Alenco Interests, L.L.C.	Delaware	N/A	100% owned by Alenco Holding Corporation	N/A
AWC Arizona, Inc.	Delaware	1,500 shares of common stock	100% owned by Alenco Holding Corporation	None
Alcoa Home Exteriors, Inc.	Ohio	500 shares of common stock; 250 shares of preferred stock	100% owned by Ply Gem Industries, Inc.	None

Schedule 3.07(c) - Corporate Organizational Chart

Schedule 3.09(c) - Material Agreements

1.	Asset Purchase Agreement, dated as of April 8, 2004, by and among Thermal-Gard, Inc. and Michael Defelice and all attachments thereto.

2.	Private Label Trademark License Agreement, dated as of May 2004, between Georgia-Pacific Corporation and Variform, Inc.

3.	Stock Purchase Agreement (Richwood) by and among Alcoa Building Products, Inc., Ply Gem Industries, Inc. and Nortek, Inc. dated November 22, 2002 (including Disclosure Schedules).

4.
Stock Purchase Agreement (Hoover) dated April 2, 2002 between Hoover FRT Acquisition Co. and Ply Gem Industries, Inc. (including Disclosure Schedules) which includes certain liabilities of Hoover for which Ply Gem Industries, Inc. could be liable under the Stock Purchase Agreement or applicable law.

5.
Stock Purchase Agreement (SNE & Peachtree) (including disclosure schedules and exhibits) by and among TPC Acquisition, Inc. and Ply Gem Industries, Inc. for Peachtree Doors and Windows, Inc. and SNE Enterprises, Inc. (“SNE”) dated September 21, 2001 as amended by the General Release of all Claims dated September 25, 2003.

6.	Stock Purchase Agreement (Allied) by and among US Wood Products, Inc., Genese Group Companies and Ply Gem Industries, Inc. dated December 10, 1998 (including Disclosure Schedules).

7.	Asset Purchase Agreement (Ply Gem Manufacturing) by and between PGM Products, LLC and Ply Gem Industries, Inc. dated July 31, 1998 (including Disclosure Schedules).

8.	Stock Purchase Agreement (Goldenberg) by and among Goldenberg Holdings, Inc., Genese Group Companies and Ply Gem Industries, Inc. dated June 30, 1998 (including Disclosure Schedules).

9.	Asset Purchase Agreement (Sagebrush) by and between Idaho Timber Corporation of Albuquerque, Inc. and Sagebrush Sales, inc. dated May 22, 1998 (including Disclosure Schedules).

10.	Asset Purchase Agreement (Studley) by and between Studley Products, Inc., Studley Canada Limited and Wildwood Industries, Inc. dated as of February 17, 1998.

11.
SNE Mosinee facility lease. Ply Gem Industries, Inc. disposed of the stock of its window and door subsidiary, SNE Enterprises, Inc., in September 2001 to a newly-formed affiliate of Weathershield, Inc. Ply Gem Industries, Inc. guarantees the lease of SNE’s Mosinee, Wisconsin, facility. Rental payments through the end of the term, June 30, 2016, were approximately $29,700,000, as of December 31, 2002. The buyer has indemnified Ply Gem Industries, Inc. against any payments on the guaranty. In addition, for so long as Ply Gem Industries, Inc. has any liability for the Mosinee lease, the buyer has agreed not to pay any dividends or management fees to its shareholders or affiliates if doing so would reduce the buyer’s net worth to less than $15 million.

12.
Inip leases (former Studley facility). Ply Gem Industries, Inc. co-signed with its subsidiary, Studley Products, Inc., leases for two properties at 90 and 95 Inip Drive in Inwood, Long Island, New York for a term expiring in August 2007. In May 1998, the assets of Studley were sold and the buyer did not assume the leases. Ply Gem Industries, Inc. remains contractually liable for both leases.

90 Inip Drive, Inwood, New York is currently subleased. The tenant has an option to renew the sublease annually through the expiration of the lease, August 2007. The tenant has notified Ply Gem of its intention to continue to sublease the property through November 2004. Ply Gem has recorded a liability of approximately $1.15 million for this facility, representing the undiscounted amount of future base rent under the lease through the end of the term, less base rent under the sublease through August 2007. All other obligations under the lease (including insurance and property taxes) are passed through to the subtenant.

95 Inip Drive, also leased through August 2007, is vacant. Ply Gem is currently involved in litigation with the landlord over Ply Gem’s attempt to sublease the property over the landlord’s objections. Landlord seeks to terminate Ply Gems ability to sublease the property but hold Ply Gem to all future lease payments and obligations as they become due. The trial judge recently ruled against Ply Gem on a significant summary judgment motion. Trial is scheduled for March 2004. Ply Gem has recorded a liability of approximately $4.7 million (as of December 31, 2002) for this matter, representing the undiscounted value of full payment of all amounts through the end of the lease. Ply Gem continues to make basic rental payments as they become due.

13.
SNE GE Capital truck leases. Ply Gem guarantees certain truck and equipment leases of SNE. The last of these leases expires on March 18, 2008. Aggregate rental payments through the end of term were approximately $3,500,000 as of December 31, 2002. The buyer of SNE has indemnified Ply Gem against any payments on the guaranty.

14.	Overview of Variform Vinyl Siding and Accessories Program for Georgia Pacific.

15.	Lowe’s Master Standard Buying Agreement between Lowes Companies Inc. and Napco, Inc. dated January 1, 2002.

16.	Letter agreement between Allied Building Products and Great Lakes Window, Inc. dated March 24, 2003.

17.	Letter agreement between Erie Materials and Great Lakes Window, Inc. dated February 21, 2003.

18.	Letter agreement between Statewide Energy Systems and Great Lakes Window, Inc. dated March 28, 2003.

19.	Letter agreement between Statewide Home Improvements, Inc. and Great Lakes Window, Inc. dated January 14, 2002.

20.	Sales Representative Agreement between Great Lakes Window, Inc and Nick Vella, Nick Vella Consulting, LLC dated October 22, 2004.

21.	“Stay Bonus” Agreement between Great Lakes Window, Inc. and Ralph Pfeiffer dated August 24, 2005.

22.	“Stay Bonus” Agreement between Great Lakes Window, Inc. and Pam Rosterman dated August 24, 2005.

23.	“Stay Bonus” Agreement between Great Lakes Window, Inc. and Kevin Wray dated August 24, 2005.

24.	“Stay Bonus” Agreement between Great Lakes Window, Inc. and Dave Klotzbuecher dated August 24, 2005.

25.	Employment Agreement between Great Lakes Window, Inc. and Greg Irving dated June 29, 2006.

26.	Separation Agreement and General Release of all Claims between Great Lakes Windows, Mark Watson and, with respect to Section 2C only, Ply Gem Investments Holdings, Inc. dated November 28, 2005.

27.	Vendor License Letter Agreement between PPG Industries, Inc. and Great Lakes Window, Inc. dated January 17, 2005.

28.	Freight Carrier Agreement between Liberty Transportation, Inc. and Great Lakes Window, Inc. dated April 7, 2006.

29.	Distributor Agreement between L&M Siding & Windows and Thermal-Gard, Inc. dated January 2, 2003.

30.	Buy - Sell Agreement between Fairway Building Products, Inc. and Kroy Building Products, Inc. dated June 24, 2003.

31.
Great Lakes Windows, Inc. offers rebates to many of its customers. Although there may not be agreements for Great lakes Window to sell, or for the customers to buy from Great Lakes Windows, Great Lakes may award rebates. Great Lakes Windows consider the rebates to be a normal and acceptable business practice for the window industry and are paid monthly, quarterly or annually. Rebates are accrued under required accounting principles.

32.
Supply Contract among Variform, Inc., Kroy Building Products, Inc. and Georgia Gulf Corporation dated November 30, 2001 as amended by the Supply Contract Amendments dated June 18, 2003, March 13, 2003 and October 29, 2002.

33.
Sales Contract among Variform, Inc., Kroy Building Products, Inc. and Formosa Plastics Corporation, USA dated December 14, 2001 as amended by the Supply Contract Amendments dated June 18, 2003 and October 28, 2002.

34.	Primary Manufacturing and Fulfillment Agreement dated August 1, 2006 between Kroy Building Products, Inc. and LMT-Mercer Group, Inc.

35.	Logistics Services Agreement and Amendment dated as of February 27, 2003 and March 1, 2005, respectively between Kroy Building Products, Inc. and Werner Enterprises Inc.

36.	Office Lease between Duke Realty Limited Partnership and Kroy Building Products dated September 29, 2006.

37.	2003 Supply Agreement among Napco, Inc., Variform, Inc. and Commonwealth Aluminum dated October 11, 2002.

38.	Industrial Finishes Sales Agreement among Variform, Inc., Napco, Inc. and PPG Industries, Inc. dated January 1, 2003.

39.	Award Letter agreement among Variform, Inc., Napco, Inc. and Nichols Aluminum dated November 11, 2002.

40.	Award Letter agreement among Variform, Inc., Napco, Inc. and J. W. Aluminum dated November 5, 2002 as amended by the letter dated October 31, 2003.

41.	License Agreement between Strandex Corporation and Ply Gem Industries, Inc. dated July 2, 2002 as amended by the First Amendment to License Agreement dated August 22, 2003.

42.	Letter agreement between North American Profiles Group and CWD Windows and Doors dated February 14, 2002.

43.
Collective Agreement between and CWD Windows and Doors, Inc. dated and United Brothers of Carpenters and Joiners of America, Local Union No. 2010 dated September 5, 2006, effective January 1, 2006 through December 31, 2007.

44.	Product Supply Agreement between AGA Gas, Inc. and Great Lakes Windows, Inc. dated January 1, 2003.

45.	Letter Agreement between Truth Hardware and Great Lakes Window, Inc. dated July 30, 2003.

46.	Supply Contract and Amendment dated January 2, 2002 and January 9, 2003, respectively between Crompton Corporation and Variform, Inc.

47.	Letter Agreement dated September 4, 2003 between Kroy Building Products, Inc. and Hawk Fastener Corporation.

48.	Volume Incentive Agreement dated as of January 1, 2002 between BASF Corporation and Napco, Inc.

49.	Supply Agreement between Kings Company and Variform, Inc. dated June 19, 2002.

50.	License Agreement between JD Edwards and Variform, Inc. dated January 31, 1995.

51.	Motor Contract Carrier Transportation Agreement dated as of November 19, 2002 between Variform, Inc. and Annett Holdings, Inc.

52.
Contract Carrier Agreement between Crete Carrier Corporation and Variform, Inc. dated February 1, 1998, letter agreement dated August 10, 2000 together with the Local Rules Tariff issued August 15, 2000.

53.	Letter agreement dated October 14, 2002 between DuPont Dow Elastomers L.L.C. and Variform, Inc.

54.	Letter agreement dated February 13, 2002 between Indiana Dimension Products, LLC and Variform, Inc. together with purchase order and attachments.

55.	Award letter/supply contract dated November 6, 2002 between Variform, Inc. (and Napco, Inc.) and Jupiter Aluminum.

56.	Transportation Agreement between Variform, Inc. and Landstar, Inc. dated August 7, 2000.

57.	Supply Agreement between OMYA, Inc. and Variform, Inc. dated October 9, 2002.

58.	Container Sales Agreement between Packaging Corporation of America and Variform, Inc. dated January 1, 2002.

59.
Supply Agreement between Kerr-McGee Chemical LLC, Variform, Inc. and Kroy Building Products, Inc. dated January 18, 2002, and the Supply Contract Amendment dated December 10, 2002, and Supply Contract dated September 10, 2003.

60.	Three (3) Supply Agreements between Rohm & Haas Company, Variform, Inc. and Kroy Building Products, Inc. dated March 12, 2002 for multiple products.

61.	Purchase and Supply Agreement dated January 15, 1999 between Variform, Inc. and Nailite International, Inc. and letter agreement dated July 26, 1999.

62.
Variform, Inc. and Napco, Inc. have agreed not to compete in the certain product markets pursuant to the terms of the Purchase and Supply Agreement dated January 15, 1999 between Variform, Inc. and Nailite International, Inc. and letter agreement dated July 26, 1999.

63.
Variform, Inc. leases autos under a contract between Nortek, Inc./Ply Gem Industries, Inc. and LeasePlan USA. Great Lakes Windows, Inc. leases autos under a Nortek, Inc. agreement with Emkay. Borrower will need to enter into new contracts with both Emkay and LeasePlan or have another leasing company buy-out these vehicles form the current leasing company.

64.
Ply Gem Industries, Inc. entered into various premium payment and deductible loss reimbursement agreements with Wausau Insurance Company. These agreements covered policy years 1989-1997. These agreements are subject to ongoing premium adjustments and loss payment reimbursements related to various workers’ compensation, and general liability claims, none of which currently involve any of the Transferred Companies. The bulk of the adjustments relate to claims involving Studley and SNE Enterprises, Inc.. Ply Gem Industries, Inc. is billing SNE and SNE has to date paid for its share of the premium payments made by Ply Gem Industries, Inc. Ply Gem is a party to a collateral Agreement Bond as Principal with Amwest Insurance Company and St. Paul Insurance Company as co-sureties and Wausau Insurance Company as Obilgee. The amount of the bond is $5,452,141. The purpose of the bond is to provide security to Wausau for payment of premiums due to Wausau from Ply Gem under various retrospectively rated and high deductible insurance policies issued from 1989 - 1997. The obligations of Ply Gem to pay premium is governed by premium payment and deductible reimbursement agreements between Ply Gem and Wausau.

65.	Agreement by and between Napco, Inc. and United Steelworkers of America AFL-CIO-CLC 2001- 2006 (Valencia, PA).

66.	Employment Agreement dated as of January 17, 2003 between MW Manufacturers Inc. and Michael P. Haley.

67.	Employment Agreement dated as of January 17, 2003 between MW Manufacturers Inc. and Lynn A. Morstad.

68.	Employment Agreement dated as of June 16, 2003 between MW Manufacturers Inc. and Mark Montgomery.

69.	Truck Lease and Service Agreement dated December 31, 2001 between Old Dominion Truck Leasing, Inc. and MW Manufacturers Inc.

70.	Contract Carrier Agreement dated October 30, 2001 between J.B. Hunt Transport, Inc. and Patriot Manufacturing, Inc.

71.	Vehicle Lease Service Agreement dated April 24, 2000 between Penske Truck Leasing and MW Manufacturers Inc.

72.	Equipment Lease dated August 13, 1999 between MW Manufacturers Inc. and CCA Financial, Inc.

73.	Authorization for Expenditure ("AFE") Form dated May 11, 2004, proposing the purchase of $1,000,000 of extrusion line equipment for Lineal Technologies, Inc. ($259,000 has been paid to date).

74.	Purchase Agreement effective December 17, 2003 between Lineal Technologies, Inc. and PolyOne Corporation.

75.
Memorandum of Understanding dated November 1, 2001 between MW Manufacturers Inc. and Veka, Inc. as amended, and Agreement dated April 26, 2002 by and among MW Manufacturers Inc., Patriot Manufacturing, Inc., Lineal Technologies, Inc. and Veka, Inc.

76.	Purchase Agreement effective January 1, 2003 between MW Manufacturers Inc. and Pinelli Universal.

77.	Agreement dated as of April 30, 1999 by and among MW Manufacturers Holding, Inc., MW Manufacturers, Inc., Patriot Manufacturing, Inc. and The GeMROI Company.

78.	Purchase Agreement effective February 16, 2004 between MW Manufacturers Inc. and H.B. Fuller Co.

79.	Purchase Agreement effective January 9, 2004 between MW Manufacturers Inc. and Hygrade Metal Moulding Manufacturing Corp.

80.	License Agreement dated November 8, 1994 between Patriot Manufacturing, Inc. and PPG Industries, Inc.

81.	License Agreement dated September 15, 1993 between MW Manufacturers Inc. and PPG Industries, Inc. with respect to Intercept technology.

82.	Purchase Agreement effective March 1, 2004 between MW Manufacturers Inc. and Phifer Wire Products.

83.	Purchase Agreement effective December 1, 2003 between MW Manufacturers Inc. and Southeastern Aluminum Sourcing, Inc.

84.	Purchase Agreement effective January 1, 2004 between MW Manufacturers Inc. and Ultra Hardware Products LLC .

85.	Purchase Agreement effective March 1, 2004 between MW Manufacturers Inc. and TruSeal Technologies, Inc.

86.	Purchase Agreement effective June 12, 2003 between MW Manufacturers Inc. and TG Manufacturing.

87.	Purchase Agreement effective through December 31, 2004 between MW Manufacturers Inc. and Packaging Corporation of America.

88.	Purchase Agreement effective July 1, 2003 between MW Manufacturers Inc. and Astro Shapes.

89.	Purchase Agreement effective March 1, 2004 between MW Manufacturers Inc. and Builders Hardware.

90.	Purchase Agreement effective February 16, 2004 between MW Manufacturers Inc. and H.B. Fuller Co.

91.	Purchase Agreement effective October 14, 2003 between Lineal Technologies, Inc. and Aurora Plastics, Inc.

92.	Purchase Agreement effective January 1, 2004 between MW Manufacturers Inc. and AFG Industries, Inc.

93.	Letter of Acceptance dated March 8, 2004 by MW Manufacturers Inc. of proposal by Unique Balance to provide balances and shoes, pending testing of the products by MW Manufacturers Inc.

94.	Trademark License Agreement effective June 12, 2006 between MW Manufacturers Inc. and Patriot Manufacturing, Inc.

95.	Equipment Lease dated October 2, 2003 between Patriot Manufacturing, Inc. and IBM Credit LCC.

96.	Equipment Lease dated September 25, 2003 between MW Manufacturers,Inc. and CIT Communications Finance Corporation.

97.	Services Agreement dated September 14, 2006 between MW Manufacturers, Inc and IBM Global Services.

98.	Service Agreement effective May 17, 2004 between MW Manufacturers,Inc. and Integrated Logistics 2000, LLC.

99.	Carrier Agreement effective April 17, 2006 between Ply Gem Industries, Inc. and United Parcel Service Inc.

100.	Security Services Agreement effective January 1, 2006 between MW Manufacturers Inc. and Fender Guard Service.

101.
Securities Purchase Agreement dated February 6, 2006 among Ply Gem Industries, Inc., FNL Management Corp. and the Stockholders, Warrant Holders, Option Holders and Beneficial Sellers of AWC Holding Company.

102.
Standard Forward Contract Terms and Conditions for the Supply of Electricity between BP Energy Company and the Alcoa Participants identified as Howmet Corporation, Huck International Inc., Howmet Aluminum Casting Inc., Alcoa Home Exteriors Inc. and Reynolds Consumer Products, Inc. dated June 30, 2003.

103.	Sales Representative Agreement dated May 27, 2003 between Alcoa Home Exteriors, Inc. and Quigley Reps.

104.	Sales Representative Agreement dated October 30, 2003 between Alcoa Home Exteriors, Inc. and Peak Sales and Marketing.

105.	Sales Representative Agreement dated July 19, 2006 between Alcoa Home Exteriors, Inc. and The Begley Group.

106.	Sales & Distribution Agreement dated September 22, 2003 between Alcoa Home Exteriors, Inc. and Dayton Technologies, L.L.C.

107.	Progressive Lamination Services Agreement dated April 2, 2004 between Progressive Foam Technologies, Inc. and Alcoa Home Exteriors, Inc.

108.	Sales Representative Agreement; July 2006; Alcoa Home Exteriors, Inc. (“Company”); C&D Sales (“Representative”).

109.	Sales Representative Agreement dated March 10, 1997 between Richwood Building Products, Inc. and R.L. Gildner & Co., Inc.

110.	Sales Representative Agreement dated January 1, 2002 between Richwood Building Products, Inc. and Midlantic Group LLC.

111.	Sales Representative Agreement dated May 1, 1996 between Richwood Building Products, Inc. and Dave Jones & Associates.

112.	Sales Representative Agreement dated April 18, 2006 between Alcoa Home Exteriors, Inc. and Growth Marketing Inc.

113.	Sales Representative Agreement dated May 1, 1996 between Alcoa Home Exteriors, Inc. and Cox, Hall & Boguskie.

114.	Sales Representative Agreement dated May 1, 1996 between Alcoa Home Exteriors, Inc. and Terry Wolverton.

115.	Sales Representative Agreement dated April 1, 2004 between Alcoa Home Exteriors, Inc. and Alba Sales.

116.	Sales Representative Agreement dated April 1, 2004 between Alcoa Home Exteriors, Inc. and Darco Sales Group.

117.	Sales Representative Agreement dated February 27, 2004 between Alcoa Home Exteriors, Inc. and Edco Products, Incorporated.

118.	Sales Representative Agreement dated July 2006 between Alcoa Home Exteriors, Inc. and C&D Sales.

119.	Sales Representative Agreement dated July 14, 2006 between Alcoa Home Exteriors, Inc. and Midatlantic Group.

120.	Sales Representative Agreement dated July 14, 2006 between Alcoa Home Exteriors, Inc. and Delta Sales & Marketing.

121.	Sales Representative Agreement dated August 4, 2006 between Alcoa Home Exteriors, Inc. and Resource Sales.

122.	Sales Representative Agreement dated August 8, 2006 between Alcoa Home Exteriors, Inc. and Pro South Marketing.

123.	Independent Sales Representative Agreement dated August 17, 2006 between Alcoa Home Exteriors, Inc. and Factory Direct Sales Consultants, Inc

124.	Mutual Release and Settlement Agreement between TAPCO International Corporation and Alcoa Building Products, Inc. dated December 1, 1999.

125.
Asset Purchase Agreement dated June 3, 2002 regarding the Sale of ABP’s Minneapolis, Minnesota Facility Purchase to Ted Lansing Corporation, as amended by that certain First Amendment to the Asset Purchase Agreement between Alcoa Home Exteriors, Inc. and Lansing Building Products, Inc.

126.	Sales & Distribution Agreement dated September 22, 2003 between Alcoa Home Exteriors, Inc. and Dayton Technologies, L.L.C.

127.
Fleet Management Services Master Rental Agreement between FMS Equipment Rentals Inc. and Alcoa Home Exteriors, Inc. (f/k/a Alcoa Building Products, Inc.) dated May 8, 2000, and all Schedules thereto pertaining to leased Company Personal Property.

128.	Master Lease Agreement between ePlus Group, Inc. and Alcoa Inc. dated June 15, 2001, and all Schedules thereto pertaining to leased Company Personal Property.

129.	Master Lease Agreement between Lease Plan U.S.A., Inc. and Alcoa Inc., dated June 1, 1996, as amended, and all Schedules thereto pertaining to leased Company Personal Property.

130.	Master Lease Agreement dated March 18, 2004 by and between Connell Finance Company, Inc. and Alcoa Inc. (Schedule A to Lease Schedules No’s. 1, 17 and 63).

131.	Lease Agreement between Automotive Rentals, Inc. and Alcoa Inc. (f/k/a Aluminum Company of America) dated March 23, 1992, as amended.

132.	Master Lease Agreement between ICX Corporation and Alcoa Inc. (f/k/a Aluminum Company of America) dated January 1, 2997.

133.	Master Lease Agreement between CIT Communications Finance Corporation (f/k/a AT&T Credit Corp.) and Alcoa Inc. dated August 4, 1997.

134.	Master Lease Agreement between Cisco Systems Capital Corporation and Alcoa Inc. dated February 14, 2001.

135.	Portman Equipment Company Lease Agreement dated July 3, 2000 between Richwood Building Products and Portman Equipment Company.

136.	Master Lease Agreement dated July 31, 1998 between Aluminum Company of America and General Electric Capital Corporation d.b.a. Tennant Financial Services.

137.
Assignment and Assumption of Lease and Consent dated May 31, 2002 pursuant to which Alcoa Home Exteriors, Inc. (f/k/a Alcoa Building Products, Inc.) (“Assignor”) assigned to Ted Lansing Corporation (“Assignee”) a lease dated September 30, 1993, between Alcoa Home Exteriors, Inc. and Capp Industries, Inc. (“Landlord”), as amended (for purposes of this paragraph, the “Lease”), for certain premises commonly known as 1132-1134 Stinson Blvd., Minnesota. Pursuant to the terms of the Assignment and Assumption of Lease and Consent, Alcoa Home Exteriors, Inc. agreed that such assignment would not release or discharge Alcoa Home Exteriors, Inc. from any liability or obligation of the tenant under the Lease, upon receipt of notice and demand from the landlord on account of the default of Ted Lansing Corp. This lease expires September 30, 2006.

138.
Asset Purchase Agreement dated June 3, 2002 regarding the Sale of ABP’s Minneapolis, Minnesota Facility Purchase to Ted Lansing Corporation, as amended by that certain First Amendment to the Asset Purchase Agreement between Alcoa Home Exteriors, Inc. and Lansing Building Products, Inc.

139.
Asset Purchase Agreement dated June 3, 2002 regarding the Sale of ABP’s Minneapolis, Minnesota Facility Purchase to Ted Lansing Corporation, as amended by that certain First Amendment to the Asset Purchase Agreement between Alcoa Home Exteriors, Inc. and Lansing Building Products, Inc.

140.	Pricing and Supply Agreement dated March 22, 2006 between Alcoa Home Exteriors, Inc. and NVR, Inc. t/a NVR Building Products Co.

141.	Plastics Additive Supply Agreement dated April 28, 2005 between Alcoa Home Exteriors, Inc. and Rohm and Haas Company.

142.	Oasis Distribution Agreement dated December 17, 2004 between Alcoa Home Exteriors, Inc. and Weyerhaeuser Company.

143.	Sales and Distribution Agreement dated September 22, 2004 between Alcoa Home Exteriors, Inc. and Dayton Technologies, L.L.C.

144.	Wholesaler Agreement dated May 10, 2006 between Alcoa Home Exteriors, Inc. and Tri State Forest Products.

145.	Wholesaler Agreement dated May 10, 2006 between Alcoa Home Exteriors, Inc. and Reserve Warehouse Corporation.

146.	Wholesaler Agreement dated May 10, 2006 between Alcoa Home Exteriors, Inc. and McClure-Johnston Company.

147.
Standard Forward Contract Terms and Conditions for the Supply of Electricity between BP Energy Company and the Alcoa Participants identified as Howmet Corporation, Huck International Inc., Howmet Aluminum Casting Inc., Alcoa Home Exteriors Inc. and Reynolds Consumer Products, Inc. dated June 30, 2003.

148.	Sales and Distribution Agreement dated April 8, 2003 between Alcoa Home Exteriors, Inc. and Alu-Rex Inc.

149.	PVC Siding Resin Supply Agreement dated October 1, 2002 between Alcoa Inc. and Shintech Incorporated, as amended.

150.	Strategic Alliance Agreement dated December 18, 2003 between Alcoa Home Exteriors, Inc. and the Dow Chemical Company.

151.	Georgia Gulf Chemicals & Vinyls, LLC dated January 1, 2005 between Alcoa Home Exteriors, Inc. and Georgia Gulf Chemicals & Vinyls, LLC.

152.
Corporate Account Agreement dated November 1, 1997 between Alumax Materials Management, Inc. (on behalf of Alumax Extrusions, Inc., Alumax Mill Products, Inc., Kawneer Company, Inc.) and PPG Industries, Inc.

153.	Purchase Agreement dated April 13, 2004 between Alcoa Home Exteriors, Inc. and Commonwealth Aluminum Metals, LLC.

154.	Supply Agreement dated June 1, 1997 between Alcoa Building Products, Inc. and Omya, Inc.

155.	Wholesales Agreement dated April 28, 2005 between Alcoa Home Exteriors, Inc. and Allied Midwest Merchandiser Inc.

156.	Alcoa Home Exteriors Distributor Agreement dated February 7, 2005 between Alcoa Home Exteriors Inc. and Exterior Building Supply.

157.	Wholesaler Agreement dated May 10, 2006 between Alcoa Home Exteriors, Inc. and Reserve Warehouse Corporation.

158.	Wholesaler Agreement dated May 10, 2006 between Alcoa Home Exteriors, Inc. and Rocco Building Supplies, LLC

159.  Supply Agreement between Omya, Inc. and Alcoa Building Products

Schedule 3.17 - Employee Benefit Plans

None.

Schedule 3.18 - Environmental Matters

Identification of the following items on this Schedule is not intended to constitute a representation as to whether or not such items could reasonably be expected to result in a Material Adverse Effect.

1.    Kroy Building Products, Inc., York, NE.

The USEPA investigated a drinking water well in York, NE and detected certain  solvents in the drinking water in 1990. Kroy Building Products, Inc. was one of a  number of businesses in the vicinity that allegedly used similar solvents in the  past and has been identified as a potential source of the solvent contamination.

2.    Thermal-Gard, Inc., Punxsutawney, PA.

The Pennsylvania Department of Environmental Protection (“PADEP”) has  conducted sampling at the Punxsutawney, PA facilities as part of an investigation  of certain contamination believed to have resulted from contaminants used in the  electroplating industry. The investigation conducted in 2003 included sampling  of soils, surface water and groundwater. Thermal-Gard has not been provided  with copies of the sampling results. The former occupant of the leased facility  was in the electroplating business.

3.    Hoover Treated Wood Products, Inc.

Ply Gem retained liability under the purchase agreement for Hoover’s exposure in connection with the cleanup of a contaminated landfill in Thomson, Georgia.  Hoover and five other potentially responsible parties have been working with  Georgia environmental authorities on a proposed cleanup of the site. No  agreement has yet been reached on a proposed remediation plan. Ply Gem is  indemnified by Nortek with respect to this liability.

4.    CWD Windows and Doors (“CWD”), Calgary, Alberta.

The CWD facility in Calgary utilized a pentachlorophenol (“PCP”) dip tank to  treat wood in the past. The dip tank was intended to be contained in a concrete  vault. Samples taken in the vicinity of the vault have revealed PCP and other  contaminants in the soil and groundwater as set forth in the Supplemental Phase II  Environmental Site Assessment, dated September 21, 2001, prepared by Jacques  Whitford Environment Limited. In 2004, CWD submitted a proposal to Alberta  Environment for further subsurface investigation. Alberta Environment has not  yet responded to this proposal.

5.    Window Plant Facility, Rocky Mount, Virginia.

The soil and groundwater at the Rocky Mount, Virginia facility are contaminated by pentachlorophenol and mineral spirits. One source of contamination, an underground storage tank ("UST") formerly located at the facility, was deemed to have met the "restricted closure" provision of the applicable regulations by the Virginia Department of Environmental Quality ("VDEQ"). This determination restricts the property to industrial use only.

In 1994, personnel at the MW facility discovered a 3,000-gallon underground storage tank, the presence of which they were formerly unaware. A second underground tank, of 10,000 gallons capacity, had been used to store fresh PCP solution.

The use of the PCP preservative had been discontinued in approximately 1985, when the wood-treatment solution was changed to a non-PCP formulation. Subsequent investigation, however, disclosed that the tank still contained approximately 2,700 gallons of liquid with a PCP concentration of 0.83 percent, and that the adjoining soils contained volatile petroleum hydrocarbons that later were determined to contain PCP.

Remediation activities at the Rocky Mount facility have been and continue to be conducted by U.S. Industries, Inc. ("USI") pursuant to Section 9.5 of the Stock Purchase Agreement dated August 11, 1995 among USI, USI American Holdings, Inc., JUSI Holdings, Inc. and Jacuzzi (U.K.) Limited, and Fenway Holdings, L.L.C. as assignee of FPI Acquisition Corp. (as such agreement was subsequently amended as of August 25, 1995 and September 15, 1995, the "USI Agreement"). Fenway Holdings, L.L.C. has assigned its rights under Section 9.5 of the USI Agreement to MW Manufacturers Inc. ("MW") pursuant to an Assignment Agreement dated as of September 20, 2002.

The tank has been removed, along with the 2,700 gallons of preservative, and its contents, and surrounding soils have been removed and properly disposed of. Confirmatory sampling was performed in accordance with the Closure Plan approved by the Virginia Department of Environmental Quality (VDEQ), and a report of the activities was submitted to VDEQ, which has now approved the tank closure. The 10,000-gallon tank also was removed, along with approximately 10 gallons of wood preservative solution accidentally spilled to the ground when a pipe was disconnected from this tank. No other PCP or other contamination was found in adjacent soils associated with the 10,000-gallon tank.

Residual contamination still exists, as indicated by investigations associated with the removal of the former 3,000-gallon tank. Investigative work performed to date by USI has disclosed subsurface contamination that lies below the concrete slab foundations of plant buildings 12 and 13, north of the site of the former 3,000-gallon tank.

On August 23, 2002, VDEQ approved a request by USI that remaining contamination be addressed under the Virginia Voluntary Remediation Program ("VRP"). In late 2004, USI delivered a Site Characterization Report under the VRP to the VDEQ, addressing the residual subsurface contamination identified near plant buildings 12 and 13. MW expects to close and remove the existing dip tank in late 2006 to assist USI with its obligations under the VRP.

6.    Patriot Manufacturing, Inc. Facility (Grand Avenue), Hammonton, New Jersey.

A plume of chloroform impacted groundwater located near the former on-site sewerage treatment plant, and a plume of fuel oil-impacted groundwater located near the former "SRF" building were previously identified and are still being investigated/remediated by Whitehall Laboratories, the former operator of this facility.

7.    Wood Warehouse/Fabrication, Fayetteville, North Carolina.

A small aboveground gasoline tank was previously located on site. There was a leak at a pipe connection at the bottom of the tank. It is not clear how long the tank leaked, or how much.

An employee at this site identified a portable dip tank utilized by a former operator of this facility. This tank was used for the dipping of individual door frames and was located at the northeastern corner of the main process building.

8.    Alenco, 2810 North Harvey, Mitchell Parkway, Bryan, TX

The site was formerly used as a pipe threading facility. Alenco’s operations since 2000 include the use of press pits to collect leaking oil from the hydraulic aluminum extrusion presses and poor housekeeping in material handling and storage areas. These current and former activities could have resulted in discharges to the environment, although no direct evidence of any such contamination has been identified.

The facility stores in excess of 1320 gallons of new and used oil, but has not prepared a Spill Prevention, Control and Countermeasures Plan, as is required.

The facility has an industrial sewer use permit for its discharge to the municipal sanitary sewer system. During the annual permit compliance monitoring conducted by the City of Bryan in July 2005, Alenco’s discharge exceeded the allowable limits for copper, mercury, molybdenum and nickel. Alenco received a notice of violation regarding this exceedance from the City of Bryan on November 22, 2005. On November 21, 2005, the facility resampled its discharge and did not identify any constituents exceeding permitted levels. It has so informed the regulators and believes that issue is resolved.

Alenco is required to obtain, but has not obtained, an NPDES general storm water permit, and is required to prepare, but has not prepared, a site specific Storm Water Pollution Prevention Plan.

Based on the quantities of hydraulic oil and caustic solution stored at the facility, Alenco may be required to submit Tier II chemical inventory forms to emergency response agencies for these materials.

9.    Alenco Windows GA, LLC, Peachtree City, GA

Based on the exterior storage of drums and various materials, the facility is required to obtain an NPDES stormwater discharge permit and prepare a Storm Water Pollution Prevention Plan.

10.    Peachtree Extended Products Company, Peachtree City, GA

Based on the exterior storage of drums and various materials, the facility is required to obtain an NPDES stormwater discharge permit and prepare a Storm Water Pollution Prevention Plan.

Limited surface staining is present on concrete paving surrounding an air compressor located on an elevated dock just outside the eastern side of the manufacturing building near the northeast corner.

Limited soil-staining was identified in the vicinity of storage of containers of paint, hydraulic oil and other substances.

11.    Alenco Windows, 615 West Carson Street, Bryan, TX

The site has been used for manufacturing operations since 1959, including metal cleaning operations, historic use of underground storage tanks, aluminum extrusion, on-site aluminum recycling, and historic painting operations. These activities could have resulted in environmental contamination at the facility, although no direct evidence of any such contamination has been identified.

The facility stores in excess of 1320 gallons of new and used oil and is therefore required to prepare a Spill Prevention, Control and Countermeasure Plan, but has not done so.

The facility has an industrial sewer use permit for its discharge to the municipal sanitary sewer system. During the annual compliance monitoring conducted by the City of Bryan in July 2005, the concentration of mercury in Alenco’s discharge exceeded allowable limits. The facility resampled its discharge on October 19, 2005 and did not identify any exceedances. It has so advised the regulators and believes the issue is resolved.

Alenco should have submitted a Form R Toxic Release Inventory report for 1, 2, 4-trimethylbenzene for 2004.

12. *
The Company owns a closed landfill (OH00188409), encompassing approximately four acres, southwest of the former Stolle Products (a former division of Alcoa) manufacturing facility. From approximately 1981 to 1992, sludges from Stolle’s wastewater treatment operations were placed in the landfill.

In October 1992, the wastewater treatment sludge materials were determined to be  a listed hazardous waste bearing waste codes F006 and F019. Landfill operations  were terminated and a closure plan was submitted to the Ohio EPA on August 13,  1993. Following approval of the plan by Ohio EPA, the landfill was closed. C Certification of closure completion was submitted to Ohio EPA in December  1996, and Ohio EPA formally approved the closure on May 6, 1999.

Based on site data and other information, U.S. EPA was petitioned for an  exclusion from the hazardous waste listing for the sludge materials placed in the  landfill. U.S. EPA granted the exclusion, as published at pages 16643-16647 of  volume 64 of the Federal Register dated April 6, 1999. However, because the  landfill was closed under Ohio EPA authority as a RCRA hazardous waste  disposal unit (even though its contents were determined later to be delisted hazardous wastes), the landfill is being managed under Ohio EPA’s hazardous  waste post-closure care regulations at OAC 3745-66-17 through OAC 3745-66-20  and OAC 3745-68-10, and the Ohio EPA-approved Post Closure Care Plan. Post-closure care, which began upon completion of closure and  includes groundwater monitoring, inspections, security, maintenance and reporting, will continue for a period of 30 years following closure, unless otherwise modified as approved by
Ohio EPA.

13. *
On or about May 18, 2006, the City of Sidney conducted routine grab sampling at the plant stormwater outfall and measured the pH of the discharged water to be 11.0, slightly above the discharge limit of 10.5. After investigation into the matter, the facility could not identify a root cause for this, but instead it appears to have been an isolated incident.

14. *
Regarding the Gaffney, South Carolina facility, the Company is engaged in finalizing the obligations and requirements of Consent Agreement 93-23-SW with the South Carolina Department of Health and Environmental Control (“SCDHEC”). The Consent Agreement is to address the remediation of a former suspected drum disposal area. The remedial action is complete, and except for submittal of the Final Remedial Action Report, all requirements of the Consent Agreement have been addressed. The Company has requested a meeting with SCDHEC to discuss the Report contents, remaining field activities (e.g., monitoring well abandonment), and the process to close the Consent Agreement.

15. *	The Company and/or a predecessor has been identified as a PRP at the following off-site locations:

Aqua-Tech (NPL Site), Greer, South Carolina: The Company is involved at this site through its affiliation with Southeastern Kusan. Southeastern Kusan received notice from U.S.EPA in 1993 that it had been identified as a PRP at this site as a result of alleged waste shipments to the site during the 1980s. In February 1994, Southeastern Kusan joined the Aqua Tech PRP Group, which had previously formed in 1992 in response to U.S.EPA demands that the then identified PRPs conduct a removal action at the site. The group performed the removal action and in 1995 entered into a consent order with U.S.EPA to conduct an RI/FS at the site, which was completed in 2003. Pursuant to the consent order and PRP agreement, the group members, including Southeastern Kusan, paid periodic assessments based on the group's internal allocation to fund the group's work at the site. Based on the RI/FS, U.S.EPA issued its ROD selecting the remedy for the site in September 2003, and in 2005, the PRP Group members executed the RD/RA Consent Decree pursuant to which the group will implement the remedy. The RD/RA Consent Decree was approved by the U.S. District Court for the District of South Carolina and docketed at U.S. v. Exxon Mobil Corporation, Civil Action No. 06-360 (2006). According to the group's consultant, the group should be able to complete the remedy and cover U.S.EPA oversight costs for $6 million. Of this amount, certain PRP federal agencies and other PRPs that are not members of the Aqua Tech PRP Group contributed a total of $4.4 million. In order to fund the remainder, the PRP Group assessed its members $1.6 million in December 2005. Southeastern Kusan's share of the assessment was $37,400.24 or 2.3375% of the total PRP Group assessment, which was based on a waste-in amount of 437,871 lbs. The $6.0 million that was funded to implement the remedy and pay EPA oversight costs is a conservative estimate, and did not consider all sources of potential contributions (e.g., certain services in kind by the City of Greer, interest, etc.). It is believed at this time that no additional assessments will be necessary.

ChemDyne (NPL Site), Hamilton, Ohio: The Company is involved at this site through its affiliation with the former Stolle Corporation (“Stolle”). The site was operated as a chemical waste recycling facility from 1974 to 1980. Investigations conducted after closure of the facility indicated contamination, primarily VOCs, in soils and groundwater at the site. A Remedial Action Plan for the site was developed and incorporated into the Chem-Dyne Consent Decree lodged in October 1985. Pursuant to the Decree, the Chem-Dyne Trust Fund was established and settling companies contributed $17,453,605 to carry out the requirements of the Consent Decree and Remedial Action Plan. Stolle is a settling party to the Consent Decree and its obligation for the site is comprised of contributing its allocated share to the Trust Fund. The RAP was implemented in 1986 and 1987 and the groundwater remediation system for the site was fully operational as of January 1, 1988. Additional funds were added to the Trust Fund in January 1991 and October 2002 to continue groundwater remediation at the site. As of July 31, 2006, the Trust Fund had a positive balance of approximately $2.2 million, which is estimated to fully cover future groundwater remediation costs at the site through 2010. If another assessment is required to continue groundwater remediation beyond 2010, it is expected that the Company’s share of that assessment will be de minimis.

Enviro-Chem (NPL Site), Zionsville, Indiana: The Company is involved at this site through its affiliation with the former Stolle Corporation (“Stolle”). The site was operated by Environmental Conservation and Chemical Corporation from approximately 1977 to 1982, when the Boone County Circuit Court ordered Enviro-Chem to cease operations. In 1983, Stolle received notice from U.S.EPA that it had been identified as a PRP at the site. Stolle joined the PRP group for the site, and was among 246 PRPs that entered into a consent decree with U.S.EPA in 1983, which required the settling generators to pay $2.9 million for site response costs and conduct a removal action and other work at the site. In 1989, the PRPs entered into a second consent decree with U.S.EPA to fund and implement the selected remedy. The consent decree was entered by the court in 1991. The PRP group issues periodic assessments to fund the PRP group's work at the site, and each member is obligated to pay its agreed allocated share of said assessments pursuant to the group's allocation. Under the group's current allocation, Stolle's allocated percentage share is 0.6254%, which is based on a waste-in volume of approximately 35,905 gallons. PRP funding and remediation at the site is ongoing. Since 1999, there have been three group assessments, the most recent of which was issued in December 2005. Stolle's share of these assessments under the group's current allocation totaled $15,362.50, $14,072 and $13,759. The Company believes that its share of any future assessment(s), if any, will be de minimis.

Third Site (NPL Site), Zionsville, Indiana: The Company is involved at this site through its affiliation with the former Stolle Corporation (“Stolle”). Third Site is adjacent to the Enviro-Chem site, and in 1988, EPA sent notice letters to the Enviro-Chem PRPs claiming that the Enviro-Chem site was the source of contamination at the Third Site. Certain PRPs formed a PRP group for the site and established a fund to pay for group work at the site. In 1996, U.S.EPA issued an order to the PRPs requiring removal actions at the site. The PRPs' removal work was completed in 1996. In 1999, the PRPs executed an administrative consent order for the site under which certain PRPs cashed out as de minimis, while others, including Stolle, agreed to perform an EE/CA at the site and reimburse U.S.EPA for its costs. U.S.EPA approved the EE/CA, and in 2002, the PRPs entered into an administrative consent order with U.S.EPA agreeing to conduct the following response actions at the site: (1) enclosing a DNAPL area with sheet pile walls to prevent migration of the DNAPL plume, extracting the DNAPL and treating any remaining residual DNAPL with a chemical reagent; (2) SVE of two small areas of volatile organic contamination in soils; (3) focused pump and treat on 2 groundwater plumes; and (4) ten years of monitored natural attenuation. As of November 2005, the DNAPL was contained with the sheet piling and extraction wells were installed and pumping of the DNAL plume had begun. The SVE system was installed and has begun operation and is expected to be completed by spring of 2007. Once that is completed, pumping and treating of the 2 small groundwater plumes will begin. To fund the group's work at the site, the PRP group issues periodic assessments to the members. Stolle's allocated share for assessments is approximately 0.6191%, which is based on a waste-in volume of approximately 35,905 gallons. As of November 2005, the PRP group did not anticipate that any further assessments would be required to fund the above-described remedy.

Northside Sanitary Landfill (NPL Site), Zionsville, Indiana: The Company is involved at this site through its affiliation with the former Stolle Corporation (“Stolle”). The site is adjacent to the Enviro-Chem site. EPA sent a notice letter to Stolle in 1985 advising that it had been identified as a PRP at the site. In 1987, U.S.EPA issued the ROD for the site selecting its preferred remedy. Stolle joined the site PRP Group in 1988. In or about 1989, the PRPs entered into a consent decree with U.S.EPA and agreed to implement the remedy. The consent decree was approved and entered by the court in 1991. The PRPs' work at the site is ongoing. As of June 2006, applicable cleanup standards have been met for all but 5 of the 29 constituents of concern (COCs) as a result of the on-site groundwater/leachate pump and treat system. The remaining 5 COCs are benzene, ammonia, chloride, arsenic and iron. Since 1999, the group has issued annual assessments of $500,000 to the group members. The Company’s share of each of these assessments has been approximately $2,200 which is based on a waste-in volume share of approximately 214,210 gallons for an allocated percentage share under the group's current allocation of 0.4433%. The most recent assessment was paid in May 2005.

Lammers Barrel Site, Beavercreek, Ohio: The Company is involved at this site through its affiliation with the former Stolle Corporation (“Stolle”). Lammers Barrel was a solvents reclamation and drum reconditioning facility. The facility started operations in about 1953 and was destroyed by fire and ceased operations in 1969. It is alleged that Stolle sent waste solvents to Lammers for reclamation during the 1960s. In 1998, EPA completed an EE/CA for the Lammers site, and in 1999 it sent notice letters to PRPs connected to the Lammers site. In March 2002, Stolle joined the PRP group that formed to respond to U.S.EPA. In April 2002, the PRP Group members executed a consent order with U.S.EPA agreeing to fund and conduct an RI/FS at the site. The RI/FS is ongoing, and is currently expected to be completed spring 2007. Since entering the consent order with U.S.EPA, the PRP group has issued 8 assessments to its members to fund the work under the order. The most recent assessment was paid in August 2006. These assessments have been for varying amounts and the Company's share of each has ranged from $0 to $11,137 depending upon the amount of the assessment and the Company's allocated percentage share at the time of the assessment. The members' respective allocated shares have fluctuated as new members join the group. At present, Stolle's allocated percentage share under the group's allocation is 1.92%.

Philip Services, Rock Hill, South Carolina: The Company is involved at this site through its affiliation with Southeastern Kusan. The site operated from the 1960s to 1997 as a hazardous waste recycler and incinerator. The South Carolina Department of Health and Environmental Control is the lead agency who has been investigating, and implementing removal actions at the site since approximately 2004. In November 2004, SCDHEC sent notice letters to a number of entities, not including Southeastern Kusan, demanding that those entities make a good faith offer to investigate and remediate the site. A PRP group formed in February 2005, and in May 2006, this group invited other former alleged contributors to the site, including Southeastern Kusan, to join the group and participate at the site. Alcoa, on behalf of Southeastern Kusan and other affiliated and/or predecessor entities, joined the group in June 2006. To date, Alcoa has paid two assessments totaling $25,000 to the group to fund the group's work related to the site. According to nexus documents acquired by the group from SCDEHC, Southeastern Kusan allegedly sent some 276,990 lbs of material to the site. The group has yet to develop an allocation for the site, and therefore there are no percentage shares for the group members. Currently, SCDHEC is conducting the RI/FS at the site and hopes to have the remedy selected in early 2007. SCDHEC has indicated to the group that it intends to commence negotiations with the PRP group in the very near future to reach an agreement under which the group would perform the selected remedy. SCDHEC’s preliminary estimate for total future costs to finalize the RI/FS and implement the remedy totals between $15 and $25 MM.

Tremont City Landfill, German Township, Ohio: The Company is involved at this site through its affiliation with the former Stolle Corporation (“Stolle”). In October 2002, members of the Barrel Fill Operable Unit (BFOU) PRP Group entered into an Administrative Order by Consent with EPA requiring the PRP Group to, among other things, complete an RI/FS for the BFOU. The PRP Group subsequently identified the Company, through Stolle, as a PRP, and in February 2006, the PRP Group tendered a settlement to the Company to resolve the Company’s liability to fund a share of the RI/FS for the BFOU. In May 2006, the Company and PRP Group executed the settlement agreement and the Company paid $34,768 to resolve its share of the BFOU RI/FS, including interest on the costs incurred by the group to date in performing RI/FS activities. The settlement amount was based on a waste-in volume of 7,200 gallons or 0.249%, which applies to this settlement only. As provided under the settlement agreement, the Company requested that the PRP Group ask EPA to add Alcoa Home Exteriors, Inc. to the group's consent order with U.S.EPA as a non-work party in order to get the protections of the consent order. At this time, the Company has not heard back from the PRP Group, but EPA has agreed in prior similar situations to add to the consent order other cash-out/non-work parties who settled with the PRP Group.

Chemical Recovery Systems, Elyria, Ohio: The Company was involved at this site through its affiliation with the former Stolle Corporation (“Stolle”). Stolle joined the site PRP Group and was allocated a volume of 2,500 gallons of material sent to the site. In or about January 2003, Alcoa Building Products as successor to Stolle, entered into a de minimis cash-out settlement for $2,500 resolving its liability at the site. Subsequently, Alcoa Building Products withdrew from the PRP Group.

16. *
Alcoa Home Exteriors, Inc.’s Atlanta facility has an industrial wastewater pretreatment permit that requires daily monitoring of pH, with limits between 6 and 9. On August 2, 2006, the pH reading was 10.08. After investigation into the matter, the facility could not identify a root cause for this, but instead it appears to have been an isolated incident.

Schedule 3.19 - Insurance

Please see attached.

Doc #:NY7:274493.10

Coverage	Carrier	Policy No	Effective Dates		Limits of Insurance

Automobile Liability	Zurich-American Ins. Co.	BAP9378822-00	2/12/06 to 2/12/07		$2,000,000	Symbol 1 Liability Coverage (Any auto)
		AOS		Per UM/UIM	Summary	Symbol 6 Uninsured/Underinsured Motorists (Owned autos subject to a compulsory UM Law)
$346,136					Basic	Symbol 5 Personal Injury Protection (All owned autos subject to Not Fault)/
					$5,000	Symbol 2 Auto Medical Payments (All owned autos)

Crime	Federal Insurance Company	6800-4215	2/12/06 to 2/12/07		$1,000,000	Employee Theft
					$1,000,000	Premises
$24,525					$1,000,000	In Transit
					$1,000,000	Forgery
					$1,000,000	Computer Fraud
					$1,000,000	Funds Transfer Fraud
					$1,000,000	Money Orders

					$100,000	DEDUCTIBLE

Directors & Officers / Employment Practices Liability	American International Specialty Lines Ins. Co.	004905802	2/12/05 to 2/12/06		$20,000,000	Limit of Liability

Retention
$279,762 (4)					$250,000	Security Claims (other than private placements)
					$250,000	All Other Claims (including private placements)
					$250,000	EPL - Per Claim

Continuity Dates:
					02/12/04	Coverages A and B(ii)
					02/12/04	Coverage B(i)
					02/12/04	Outside Entity Coverage: Per Outside Entity Endorsement #4

Fiduciary Liability	Federal Insurance Company	6800-4215	2/12/04 to 2/12/05		$1,000,000	Maximum Aggregate Limit of Liability

$7,500					$-	DEDUCTIBLE

					2/12/04	Prior & Pending Litigation Dates

General Liability US and Puerto Rico	Lexington Insurance Company	666668756	2/12/06 to 2/12/07		$1,000,000	Each Occurrence
					$2,000,000	General Aggregate (other than Products/Completed Operations)
					$2,000,000	Products/Completed Operations Aggregate
					$1,000,000	Personal and Advertising Injury
					$100,000	Fire Damage Limit

Employee Benefits Liability (Claims Made)
					$1,000,000	Each Occurrence
					$1,000,000	Aggregate

SELF INSURED RETENTION:
					$500,000	Per Occurrence for Products/Completed Ops
					$250,000	Per Occurrence for All Other Defense Expenses are outside the policy limit

General Liability Canada	ACE USA Ins. Co.	PHF 073610	2/12/06 to 2/12/07		$1,000,000	General Liability Occurrence, Bodily Injury and Property Damage
					$1,000,000	Products/Completed Ops Aggregate
					$1,000,000	Personal/Advertising Injury Aggregate
					$1,000,000	Employers Liability
					$1,000,000	Tenant’s Legal Liability
					$10,000	Medical Payments - Any one person

Property	FM Global	FL259	2/12/06 to 2/12/07		$530,000,000	Policy Limit
					$10,000,000	Accounts Receivable
					90 Days	BUT not to exceed $10,000,000 - Automatic Coverage - Excluding Flood in High Hazard Zones
					Policy Limit	Brands and Labels
					30 Days	Civil Authority
					Policy Limit	Consequential Reduction in Value
					Policy Limit	Control of Damaged Property - Finished Goods Manufactured by the Insured
					$10,000,000	Data, Programs or Software and Computer Systems - Non Physical Damage - Combined
					Policy Limit	Debris Removal
					Policy Limit	Decontamination Costs
					$10,000,000	Deferred Payments
					Policy Limit	Demolition and Increased Cost of Construction
					Policy Limit	Delay in Start Up
$20,000,000
BUT not to exceed $10,000 limit per Depend Time Element Location - Excluding Earth Movement in Group A counties of the New Madrid Seismic Zone and Flood in high hazard zones for locations of a direct customer, supplier, contract manufacturer or contract service provider

100,000.000
BUT not to exceed $9,000,000 for Group A Counties of the New Madrid Seismic Zones Earth Movement* Excluding High Hazard Zones, the Group B counties of the New Madrid Seismic Zone and Pacific Northwest Seismic Zone from all coverages and locations within the Policy

					$10,000,000	Errors & Omissions
Excludes Earth Movement in High Hazard Zones

					30 days	Extended Period of Liability
					$10,000,000	Expediting Costs and Extra Expense Combined
					$10,000,000	Fine Arts
					$100,000,000	Flood*
					Policy Limit	Gross Earnings

					30 Days	But not to Exceed $10,000,000 Ingress/Egress Excluding Flood in High Hazard Zones
					$50,000	Land and Water Contaminant or Pollutant Cleanup, Removal and Disposal*
					$10,000,000	Leasehold Interest
					$10,000,000	Per Location - Miscellaneous Personal Property - Excluding Earth Movement and Flood
					$10,000,000	Per Location - Miscellaneous Scheduled Locations
					10,000,000	Per Location - Miscellaneous Unnamed Locations - Excluding Earth Movement and Flood
					Policy Limit	On Premises Services
					$10,000,000	Off Premises Storage for Property under Construction - Excluding Earth Movement and Flood
					Policy Limit	Operating Testing - Excluding stock or material manufactured or processed by the insured
					25,000	Professional Fees - Plus 50% of the amount recoverable under this coverage in excess of $25,000
					Policy Limit	Protection and Preservation of Property
					Policy Limit	Related Reported Values
					Policy Limit	Rental Insurance
					Policy Limit	Research and Development
					25,000	Combined - Service Interruption

Incoming services consisting of electricity, gas, fuel, steam, water, refrigeration or from the lack of outgoing sewerage service by reason of any accidental occurrence to the facilities of the supplier of such service

Excluding Earth Movement in Group A Counties of the New Madrid Seismic Zone and Flood in High Hazard Zone
					10,000,000	Soft Costs
					Policy Limit	Tax Treatment of Profits
					Policy Limit	Temporary Removal of Property
					$10,000,000	Transportation
					$10,000,000	Valuable Papers and Records

Property						Terrorism Coverage:
(Continued)						Terrorism and Non Certified Act of Terrorism*

Non Certified Act of Terrorism Applies within the United States, its Territories and Possessions, and Puerto Rico
The Deductible would Apply as Respects Non-Certified Act of Terrorism

Coverage applies to locations specifically described on the Schedule of Locations at Miscellaneous Unnamed Locations and property covered Miscellaneous Personal Property and Off Premises Storage for Property Under Construction

Excluding Dependent Time Element, Extended Period of Liability; Ingress/Egress; Protection and Preservation of Property; and Service Interruption

These limits shall not include the Actual Cash Value portion of fire damage caused by Terrorism.

					$250,000,000	Property Damage and Time Element Combined
But not to Exceed:

					$5,000,000	Property Damage and Time Element Combined outside the United States, its Territories and Possessions, and Puerto Rico
$1,000,000
For Miscellaneous Personal Property, Miscellaneous Unnamed Locations, Off Premises Storage for Property under Construction and Temporary Removal of Property for Property Damage and Time Element Combined

					$1,000,000	For Flood Property Damage and Time Element combined when caused by or resulting from Terrorism and Non Certified Act of Terrorism Combined

Time Element limit:
12 month period of liability, subject to the Terrorism and Non Certified Act of Terrorism limit shown above

Please see policy for Terrorism terms and conditions upon the expiration of the Terrorism Risk Insurance Act of 202
* Limits shown are policy year aggregates

Waiting Periods
					24 Hours	Service Interruption
					48 Hours	Data, Programs or Software Waiting Period - for Malicious Introduction of a Machine Code or Instruction
					48 hours	Computer Systems - Non Physical Damage

Deductibles
					$100,000	Policy deductible Combined All Coverages
Except as Follows:
2 Day Equivalent Combined on All Coverages
Computer Systems - Non Physical Damage and Data, Programs or Software as respects loss or damage caused by the malicious introduction of a machine code or instruction. Includes all locations where Time Element Loss ensues, subject to a minimum of $100,000

					Greater of the Policy Deductible, or if applicable, the Location Deductible	Terrorism Coverage and the Actual Cash Value portion of fire damage caused by Terrorism - Per Location

As respects locations I the United States, it’s territories and possessions and the Commonwealth of Puerto Rico, upon the expiration of the Terrorism Risk Insurance Act of 2002, the following deductible shall apply:

					1%	Earthquake in Group A counties of the New Madrid Seismic zone - Per Location - 1% Separate Property

Damage/Time Element
Includes all locations where Time Element loss ensue3s, subject to a minimum of $100,000 USD per location, combined all coverages and a maximum of $1,000,000 per location combined all coverages

					$100,000	Wind as respects the Northeast Wind Area - Per Location - Combined All Coverages

					3%	Separate Property Damage/Time Element - Wind as respects the Tier I Wind Area - Per Location
Includes all Locations where Time Element loss ensues, subject to a minimum of $100,000 per location, Combined All Coverages

					2%	Separate Property Damage/Time Element - Wind as respects the Tier II Wind Area - Per Location
Includes all Locations where Time Element loss ensues, subject to a minimum of $100,000 per location, Combined All Coverages

Motor Truck Cargo	Hartford Fire Insurance Company	84MSRY8907K3	4/5/05 to 4/5/06		$250,000	Limit
$2,525					$1,000	Deductible

Umbrella Liability	American Guarantee	AUC-9378827-02	2/12/06 to 2/12/07		$25,000,000	Per Occurrence
$460,056	& Liability Insurance Co.				$25,000,000	General Aggregate - Per Location
					$25,000,000	Products/Completed Operation Aggregate

Excess Umbrella	Great American Assurance Co.	EXC574971101	2/11/06 to 2/12/07		0	Limit of Excess Insurance
$2,525					$25,000,000	Each occurrence and
					25,000,000	In the aggregate, annually, and where applicable, which shall be excess of limits

					$25,000,000	Each occurrence and
					$25,000,000	In the aggregate, annually, and where applicable, which, in turn, shall be excess of scheduled primary underlying limits of insurance

Workers’ Compensation	Zurich-American Ins. Co.	WC9378818-02	2/13/06 to 2/12/07			Coverage A:
$2,525		AOS-Ded.		$	Statutory	AOS, WI
					25,000,000	OH Excess
Coverage B:
					$1,000,000	Bodily Injury by Accident - Each Accident
					$1,000,000	Bodily Injury by Disease - Each Accident
					1,000,000	Bodily Injury by Disease - Policy Limit

DEDUCTIBLE:
2150
					250,000	Each Accident (Bodily Injury by disease) - AOS, WI
					$25,0000	Each Accident (Bodily Injury by Accident) - AOS, WI
Allocated Loss Adjustment Expense are included in Deductible amount, but does not erode the policy limits
SELF-INSURED RETENTION:
					$250,000	Allocated Loss Adjustment Expenses erode the Self-Insu7red Retention -- OH
Foreign Liability DIC Package	ACE USA Ins. Co.	PHF 073610	2/12/06 to 2/12/07			General Liability
$33,819					$1,000,000	Each Occurrence
					$1,000,000	Products/Completed Operations Aggregate
					$1,000,000	Personal and Advertising Injury
					$1,000,000	Premises Damage Limit (Each Occurrence)
					$10,000	Medical Expense Limit (Any One Person)

Auto Liability
					$1,000,000	Each Accident
(Owned, Hired, and Non-Owned autos covered)

Automobile Medical Payments
					$10,000	Per Person
					$20,000	Per Accident

Hired Auto Physical Damage Coverage
					$1,000	For Any One Accident
					$10,000	Any One Policy period
(Hired Auto Covered)

Employee Benefits Liability Endorsement - Claims Made
					$1,000,000	Each Claim
					$1,000,000	Annual Aggregate

					$1,000	DEDUCTIBLE (Each Claim) -- Employee Benefits
Employee Dishonesty Coverage
					$5,000	Limit of Insurance

					$1,000	DEDUCTIBLE (Per Occurrence) - Employee Dishonesty

FOREIGN	ACE USA Ins. Co.	PHF 073610	2/12/04 to 2/12/05			Money and Securities
Liability (Continued)					$5,000	Limit of Insurance - On the Premises
					$5,000	Limit of Insurance - Off the Premises

					$1,000	DEDUCTIBLE (Per Occurrence)

Employers Responsibility Coverages
Benefits for Voluntary Compensation
					State of Hire	North Americans
					Country of Origin	Third Country Nationals
					Country of Origin	Local Nationals

Executive Assistance (Including Repatriation)
					$500,000	Policy Limit

Employers Liability
					$1,000,000	Bodily Injury by Accident - Each Accident
					$1,000,000	Bodily Injury by Disease including by "endemic disease" - Each Employee
					$1,000,000	Bodily Injury by Disease including by "endemic disease" - Each Employee

Workplace Violence	Federal Insurance Company	6800-4215	2/12/06 to 2/12/07		$1,000,000	Limit
$3,000					$-	DEDUCTIBLE

Schedule 3.23 - Alcoa Acquisition Documents

1.	Stock Purchase Agreement among Alcoa Securities Corporation, Alcoa Inc. and Ply Gem Industries, Inc. dated as September 22, 2006.

2.	Exhibits to Stock Purchase Agreement:

(i)	Exhibit A -- Support Services Agreement between Alcoa Inc. and Ply Gem Industries, Inc.

(ii)	Exhibit B -- Trademark License Agreement between Alcoa Inc. and Alcoa Home Exteriors, Inc.

(iii)	Exhibit C -- Warranty Claims Indemnity Agreement among Alcoa Securities Corporation, Alcoa Inc., Alcoa Home Exteriors, Inc. and Ply Gem Industries, Inc.

(iv)	Exhibit D -- Cross-Indemnity Agreement between Ply Gem Industries, Inc., Alcoa Home Exteriors, Inc. and Alcoa Inc.

3.	Schedules to Disclosure Letter to Stock Purchase Agreement:

a. Schedule 1.01(q)(vii) -- Excluded Assets

b. Schedule 1.01(r) -- Excluded Liabilities

c. Schedule 1.01(v) -- Included Assets

d. Schedule 1.01(z) -- Intercompany Accounts

e. Schedule 1.01(ii) -- Permitted Real Property Encumbrances

f. Schedule 1.01(nn) -- Purchaser’s Knowledge

g. Schedule 1.01(vv) -- Seller’s Knowledge

h. Schedule 1.01(yy) -- Transferred Domain Name

i. Schedule 1.01(zz) -- Transferred Patent

j. Schedule 1.01(aaa) -- Transferred Marks

k. Schedule 1.01(bbb) -- Working Capital

l. Schedule 3.01  -- Basis of Financial Statement Presentation

m. Schedule 4.01 -- Authorizations, Consents and Approvals of Seller

n. Schedule 4.04(b)(C) -- Governmental Consents of Seller

o. Schedule 4.04(c) -- Defaults Due To the Transaction

p. Schedule 4.05(a)(i) -- Company Marks

q. Schedule 4.05(a)(ii) -- Company Patents and Copyrights

r. Schedule 4.05(a)(iii) -- Third Party Marks

s.  Schedule 4.05(a)(iv) -- Third Party Patent

t. Schedule 4.05(a)(v) -- Seller Intellectual Property

u. Schedule 4.05(a)(vi) -- Seller Material Unregistered Intellectual Property

v. Schedule 4.05(b)(i) -- Seller Owned Software and Licensed Software

w. Schedule 4.05(b)(ii) -- All Other Software Used by the Company

x. Schedule 4.05(c) -- Cancelled, Forfeited, Expired or  Abandoned Company Intellectual Property and Seller Intellectual Property

y. Schedule 4.06 -- Exceptions to Title to Company Assets

z. Schedule 4.07(a) -- Owned Property

a-1. Schedule 4.07(b) -- Leased Property

b-1. Schedule 4.07(c) -- Other Real Property Used by the Company

c-1. Schedule 4.08 -- Labor and Employment Agreements

d-1. Schedule 4.09 -- Litigation and Proceedings

e-1. Schedule 4.10 --Compliance (excludes Environmental, Tax, Labor, and Employee Benefits Compliance Matters

f-1 Schedule 4.11 -- Taxes

g-1 Schedule 4.12 -- Financial Statements

h-1 Schedule 4.13 -- Contracts

i-1 Schedule 4.14(a) -- Employee Benefit Plans

j-1 Schedule 4.14(h) -- Post-Employee Coverage

l-1 Schedule 4.15 -- Environmental Matters

m-1 Schedule 4.17(b) -- Products Liability

n-1 Schedule 4.18 -- Product Warranties

o-1 Schedule 4.22 -- Material Customers and Suppliers

p-1 Schedule 4.23 -- Related Party Transactions

q-1 Schedule 4.24 -- Insurance

r-1 Schedule 5.01 -- Authorizations, Consents and Approvals of Purchaser

s-1 Schedule 5.03(c) -- Governmental Consents of Purchase

t-1 Schedule 8.03 -- Seller Guarantees

Schedule 4.01(g) - Local Counsel

1. Ohio   Marshall & Melhorn, LLC
Four Seagate, Eighth Floor
Toledo, Ohio 43604

2. Missouri   Lathrop & Gage L.C.
2345 Grand Boulevard
Suite 2800
Kansas City, Missouri 64108
Attn: Scott Long
816-460-5806

3. Pennsylvania  Ballard Spahr Andrews & Ingersoll LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
Attn: Frederic Clark
215-665-8500

4. Mississippi  Brunini, Grantham, Grower & Hewes, PLLC
1400 Trustmark Building
248 East Capitol Street
Jackson, Mississippi 39201
Attn: Robert D. Drinkwater
601-948-3101

5. North Carolina Helms Mulliss Wicker
201 North Tryon Street
PO Box 31247 (28231)
Charlotte, NC 28202
Attn: Manley W. Roberts
704-343-2000

6. Tennessee  Ortale, Kelley, Herbert & Crawford
Third Floor, Noel Place
200 Fourth Avenue North
PO Box 198985
Nashville, TN 37219
Attn: Douglas A. Brace
615-256-9999

7. Virginia  McGuireWoods LLP
One James Center
901 East Cary Street
Richmond, Virginia 23219-4030
Attn: Charles R. Swartz
804-775-1000

8. Canada   Bennett Jones LLP
4500 Bankers Hall East
855 2nd Street SW
Calgary Alberta
Canada T2P 4K7
403-298-3100
Attn: Ronald M. Barron

Schedule 4.01(n)(vi) - Landlord Access Agreements

The following is a list of all properties for which landlord access agreements have been requested:

CWD Windows and Doors
18703 111th Avenue NW, Edmonton, Alberta, Canada - Lease Agreement between J.K. McKenzie Holdings, Ltd, and CWD Windows and Doors, a Division of NuTone Canada Inc. dated June 14, 2006.

4622 61st Street, Red Deer, Alberta, Canada - Lease Agreement among Ramco Development Corporation Ltd. and Tisdale Holdings Ltd. (“Lessors”), and CWD Windows and Doors, Inc., dated May 11, 2006.

1889 6th Avenue SW, Medicine Hat, Alberta, Canada - Lease Agreement between Century Homes Ltd., and CWD Windows and Doors (Division of Broan-NuTone Canada Inc.) dated December 6, 2001. Lease Amendment dated December 30, 2003.

197 Leonard Street North, Regina, Saskatoon, Saskatchewan - Lease Agreement between Chestemere Industrial Park Ltd., and CWD Windows and Doors, Inc., dated May 26, 2005.

Bay 106, 7002 98th Street, Clairmont, Alberta, Canada - Lease Agreement between CRD Properties Corporation and CWD Windows and Doors, Inc., dated June 5, 2006.

Great Lakes Window, Inc.
7171 Reuthinger Road, Toledo, OH (option) - Lease between John F. LaPlante  and Judith A. LaPlante, Trustees and Great Lakes Window, Inc. dated November  7, 2003.

745 Washington Street, Toledo, OH - Sort Term Tenancy Agreement between  Willis Day, Inc. and Great Lakes Window, Inc. dated July 3, 1995.

Kroy Building Products, Inc.
1857-1859 Evans Road, Cary, NC - Commercial Lease Agreement between  DRW Investments, LLC and Kroy Building Products, Inc. dated September 30,  2003.

Variform, Inc.
1600 N. State Rte 291, Carefree Industrial Park, Independence, MO - Lease  between Woodmen of the World Life Society and Variform, Inc. dated January  25, 2002.

Schedule 4.01(o)(iii) - Title Insurance Amounts

 Title Policies

Jurisdiction	Mortgagor on Policy	Policy Date	Policy Number	Title Company	Amount
Mississippi, Lee County	MW Manufacturers Inc.	12/13/2004	FA-31-593050	First American	$1,157,756
Missouri, Clay County	Ply Gem et al	10/12/2004	107542MO6	First American	$5,335,200
North Carolina, Columbus County	Ply Gem et al	12/03/2004	FA-31-947629	First American	$630,000
Pennsylvania, Butler County	Ply Gem et al	10/12/2004	107542PA5	First American	$5,267,000
Tennessee, Marion County	Variform, Inc.	06/21/2005	NCS-110873-NY	First American	$7,681,683
Virginia, Franklin County	Ply Gem et al.	12/08/2004	C294120	First American	$17,650,000

Schedule 4.03(p) - LTM Adjustments

	AHE Adjustments to EBITDA
	($ in thousands)

		Q3 2005	Q4 2005	Q1 2006	Q2 2006

Alcoa Adjustments
Pension, SERB and OPEB		1.4	1.4	1.4	1.4
Warranty Expense		-	1.8	-	2.4
LIFO Reserve		0.4	1.4	1.7	(0.8)
Credits and Sales Accrued		0.8	1.0	-	0.7
Logistics		1.9	-	-	-
Other Audit Adjustments		(1.1)	2.1	0.9	(0.2)
Material Variance		0.6	0.8	(0.1)	-
Intercompany Hedge		0.7	0.7	0.6	(1.1)
Material Cost		-	-	(2.5)	(0.9)
Hurricane Impact		(0.4)	(0.3)	(0.3)	(0.3)
Manufacturing Costs (natural gas hedge)		0.3	(0.8)	(0.3)	(0.1)
Total Alcoa Adjustments		4.6	8.1	1.4	1.1

Schedule 6.01(b) - Existing Indebtedness

1.	Liability of not in excess of $7,500,000, in connection with the withdrawal by Studley Products, Inc. from the Production Service and Sales District Council Pension Fund.

2.
Equipment Lease Agreement, dated as of April 2001, between the Bank of Nova Scotia and CWD Windows and Doors, Inc. (the agreement was initially entered into by Broane-Nutone Canada, Inc. was assumed by CWD Windows and Doors, Inc. on February 2004) for the lease of 4-point vinyl welding machine.

3.
Equipment Lease Agreement, dated as of June 28 2001, between the Bank of Nova Scotia and CWD Windows and Doors, Inc. (the agreement was initially entered into by Broane-Nutone Canada, Inc. was assumed by CWD Windows and Doors, Inc. on February 2004) for the lease of insulated glass assembly line.

4.
Equipment Lease Agreement, dated as of March 5, 2003, between the Bank of Nova Scotia and CWD Windows and Doors, Inc. (the agreement was initially entered into by Broane-Nutone Canada, Inc. was assumed by CWD Windows and Doors, Inc. on February 2004) for the lease of 4-point vinyl welding machine.

5.	Various lease agreements between Shaw GMC Pontiac Buick Hummer Ltd. and CWD Windows and Doors, Inc. with respect to 9 vehicles.

6.	Unpaid merger consideration in the amount of $202,760 payable in connection with the merger of AWC Merger Corp. with and into Alenco Holding Corporation effective October 5, 2004.

Schedule 6.02(c) - Existing Liens

1.
The mortgages, easements, encumbrances and other matters set forth on the schedules to the Title Commitments (as hereinafter defined) and any such matters shown by the Surveys (as hereinafter defined).

“Title Commitments” shall mean the following title commitments issued by First American Title Insurance Company and/or First Canadian Title: (i) marked proforma no. NCS-66583-KCTY, dated as of the Closing Date, referring to the premises located in Kearney, Missouri; (ii) marked proforma no. NCS-66795-PHIL, dated as of the Closing Date, referring to the premises located in Valencia, Pennsylvania; (iii) commitment no. NCS-66797-PHIL, dated as of January 7, 2004, referring to the premises located in Sarver, Pennsylvania; (iv) commitment no. 6006878, dated as of January 22, 2004, referring to the premises located in York, Nebraska; (v) commitment no. 60414, dated as of December 29, 2004, referring to the premises located in Toledo, Ohio; (vi) marked proforma no. 04-15965, dated as of the Closing Date, referring to the premises located in Fairbluff, North Carolina; (vii) commitment no. WCO0000870, dated January 21, 2004, referring to the premises located in Saskatoon, Saskatchewan, Canada; (viii) commitment no. WCO0000870, dated January 21, 2004, referring to the premises located on 48th Street S.E., Calgary, Alberta, Canada; (ix) policy no. WCO0000324, dated January 21, 2004, referring to the premises located on 50th Street S.E., Calgary, Alberta, Canada; and (x) commitment no. NCS-72988, dated as of January February 16, 2004, referring to the premises located in Jasper, Tennessee.

“Surveys” shall mean the following land title surveys: (i) Project No. 20040011/Site 8, prepared by Bock and Clark Corporation (“B&C”), dated January 23, 2004, depicting the premises located in Kearney, Missouri; (ii) Project No. 20040011/Site 6, dated January 21, 2004, prepared by B&C, depicting the premises located in Valencia, Pennsylvania; (iii) Project No. 20040011/Site 11, prepared by B&C, dated January 20, 2004, depicting the premises located in Sarver, Pennsylvania; (iv) Project No. 20040011/Site 4, dated January 23, 2004, depicting the premises located in York, Nebraska; (v) Project No. 20040011/Site 3, prepared by B&C, dated January 22, 2004, depicting the premises located in Toledo, Ohio; (vi) Project No. 20040011/Site 5, dated February 16, 2004, prepared by B&C, depicting the premises located in Fairbluff, North Carolina; (vii) Project No. 20040011/Site 10, dated January 20, 2004, prepared by B&C, depicting the premises located in Saskatoon, Saskatchewan, Canada; (viii) Project No. 04R010274, dated January 26, 2004, prepared by Global Surveys Corp., depicting the premises located on 48th Street S.E., Calgary, Alberta, Canada; and (ix) Project No. 04R010274, dated January 26, 2004, prepared by Global Surveys Corp., depicting the premises located on 50th Street S.E., Calgary, Alberta, Canada.

2. The Liens securing the Indebtedness set forth in Schedules 6.01(b).

3.
Real Estate Lease and Sale Contract between Season-All Industries, Inc., Gary Carver and Jeffrey Gandee dated September 14, 1993 in respect of 7501 Orr Road, Charlotte, NC; Amendment to Real Estate Lease and Sale Contract dated July 11, 1995; Second Amendment to Real Estate Lease and Sale Contract dated January 2, 1997; and Third Amendment to Real Estate Lease and Sale Contract dated January 1, 1999.

4.	The following liens registered under CWD Windows and Doors, Inc. personal property:

(a) Registration Number:	04073018386
Registration Date:	July 30, 2004
Expiry Date:	July 30, 2009
Registration Type	Security Agreement
Secured Party:	Shaw GMC Pontiac Buick Hummer Ltd.
Collateral Claimed:	A 2004 Infiniti G35 Sedan motor vehicle bearing Serial Number JNKCV51564M705963 registered by Serial Number.

* Please note that this registration was made on April 18, 2001 against Broan-Nutone Canada Inc. and CWD Windows & Doors and was amended on February 18, 2004 to delete CWD Windows & Doors and to add CWD Windows and Doors Inc. as a debtor thereto.

(b) Registration Number:	01062004039
Registration Date:	June 20, 2001
Expiry Date:	June 20, 2007
Registration Type	Security Agreement
Secured Party:	Bank of Nova Scotia
Collateral Claimed:
A vertical left to right insulated glass assembly line including all associated parts and accessories and all present and after-acquired attachments, accessories, repair or replacement parts and other personal or moveable property placed on or added to the collateral and proceeds in all present and after-acquired personal property.

* Please note that this registration was made on June 20, 2001 against Broan-Nutone Canada Inc. and CWD Windows & Doors and was amended on February 18, 2004 to delete CWD Windows & Doors and to add CWD Windows and Doors Inc. as a debtor thereto.

(c) Registration Number:	03022822997
Registration Date:	February 28, 2003
Expiry Date:	February 28, 2009
Registration Type	Security Agreement
Secured Party:	Bank of Nova Scotia
Collateral Claimed:
A four point welding machine and all present and after-acquired attachments, accessories, repair or replacement parts and other personal or moveable property placed on or added to the collateral and proceeds in all present and after-acquired personal property.

* Please note that this registration was made on February 28, 2003 against Broan-Nutone Canada Inc. and was amended on February 18, 2004 to delete Broan-Nutone Canada Inc. as a debtor thereto and to add CWD Windows and Doors Inc. as a debtor thereto.

(d) Registration Number:	04022321089
Registration Date:	February 23, 2004
Expiry Date:	February 23, 2008
Registration Type	Security Agreement
Secured Party:	Shaw GMC Pontiac Buick Hummer Ltd.
Collateral Claimed:	A 2004 Dodge Caravan motor vehicle bearing Serial Number 1D4GP25R94B589950 registered by Serial Number.

(e) Registration Number:	04032229371
Registration Date:	March 22, 2004
Expiry Date:	March 22, 2010
Registration Type:	Security Agreement
Secured Party:	Shaw GMC Pontiac Buick Hummer Ltd.
Collateral Claimed:
A 2004 International 4300 motor vehicle bearing Serial Number 1HTMMAAP85H680118 and a 2005 International 4300 motor vehicle bearing Serial Number 1HTMMAAP85H680118, both of which are registered by Serial Number.

(f) Registration Number:	04051226100
Registration Date:	May 12, 2004
Expiry Date:	May 12, 2007
Registration Type:	Security Agreement
Secured Party:	Shaw GMC Pontiac Buick Hummer Ltd.
Collateral Claimed:	A 2005 Dodge Caravan motor vehicle bearing Serial Number 1D4GP25965B122857 registered by Serial Number.

(g) Registration Number:	04052527639
Registration Date:	May 25, 2004
Expiry Date:	May 25, 2009
Registration Type:	Security Agreement
Secured Party:	Shaw GMC Pontiac Buick Hummer Ltd.
Collateral Claimed:	A 2004 Chevrolet Express Cargo motor vehicle bearing Serial Number 1GCGG25V541181185 registered by serial number.

(h) Registration Number:	04052532100
Registration Date:	May 25, 2004
Expiry Date:	May 25, 2008
Registration Type:	Security Agreement
Secured Party:	Shaw GMC Pontiac Buick Hummer Ltd.
Collateral Claimed:	A 2005 Dodge Caravan motor vehicle bearing Serial Number 1D4GP25R65B122969 registered by Serial Number.

(i) Registration Number:	04052610955
Registration Date:	May 26, 2004
Expiry Date:	May 26, 2007
Registration Type:	Security Agreement
Secured Party:	Shaw GMC Pontiac Buick Hummer Ltd.
Collateral Claimed:	A 2005 Dodge Caravan motor vehicle bearing Serial Number 1D4GP25R75B115013 registered by Serial Number.

(j) Registration Number:	04052611037
Registration Date:	May 26, 2004
Expiry Date:	May 26, 2008
Registration Type:	Security Agreement
Secured Party:	Shaw GMC Pontiac Buick Hummer Ltd.
Collateral Claimed:	A 2005 Dodge Caravan motor vehicle bearing Serial Number 1D4GP25R75B122916 registered by Serial Number.

5.	See attached table.

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Alcoa Building Products, Inc.	Ohio SOS	UCC-1	Citicorp Vendor Finance, Inc.	Equipment	6/14/2000	AP0247501	6/14/2005	20051650114
Alcoa Building Products, Inc.	Ohio SOS	UCC-1	BASF Corporation	Equipment	4/30/2002	OH00048612891
Alcoa Building Products, Inc.	Virginia State Corporation Commission	UCC-1	Citicorp Vendor Finance, Inc.	Equipment	6/13/2000	0006137049	6/9/2005	05060971465
Alcoa Home Exteriors, Inc.	Ohio SOS	UCC-1	FMS Equipment Rentals Inc.	Equipment	10/8/2003	OH00069358230
Alcoa Home Exteriors, Inc.	Ohio SOS	UCC-1	CIT Communications Finance Corporation	Equipment	3/23/06	OH000100021601
Alenco Holding Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Equipment	01/08/2004	40282220
Alenco Holding Corporation	Delaware SOS	UCC-1	National City Commercial Capital Corporation	Equipment	08/25/2005	52644699
Great Lakes Window, Inc.	Ohio SOS	UCC-1	Fifth Third Bank, Central Ohio [assignee]	Equipment	06/22/2001	AP350925
Great Lakes Window, Inc.	Ohio SOS	UCC-1	Fifth Third Bank, Central Ohio [assignee]	Equipment	06/22/2001	AP350926
Great Lakes Window, Inc.	Ohio SOS	UCC-1	LeaseNet Group, Inc.	Equipment	05/07/2004	OH00076984711
Great Lakes Window, Inc.	Ohio SOS	UCC-1	US Bancorp	Equipment	11/03/2004	OH00083157484
Kroy Building Products, Inc.	Delaware SOS	UCC-1	Wells Fargo Financial	Equipment	10/18/2001	11439442
Kroy Building Products, Inc.	Nebraska Business Services Division	UCC-1	General Electric Capital Corporation, Commercial Asset Funding [assignee]	Equipment	03/08/2001	9901122656
Kroy Building Products	Nebraska Business Services Division	UCC-1	CIT Technology Financing Services Inc.	Equipment	10/12/2001	9901171649-9
Kroy Building Products, Inc.	Nebraska Business Services Division	UCC-1	Wells Fargo Equipment Finance, Inc.	Equipment	05/06/2002	9902213730-5
Kroy Building Products, Inc.	Nebraska Business Services Division	UCC-1	American Enterprise Leasing, Inc.	Equipment	01/06/2004	9904311135-6
Kroy Building Products, Inc.	Nebraska Business Services Division	UCC Assignment	Leaf Funding, Inc. [assignee]	Equipment	01/06/2004	9904311135-6	02/19/2004	9904318822-0
Kroy Building Products, Inc.	Nebraska, York County	UCC-1	General Electric Capital Corporation, Commercial Asset Funding [assignee]	Equipment	03/08/2001	Book 340, P. 367
MW Manufacturers Inc.	Delaware SOS	UCC-1	IOS Capital, LLC	Equipment	05/21/2003	31292484
MW Manufacturers Inc.	Delaware SOS	UCC-1	IOS Capital, LLC	Equipment	07/07/2003	31711822
MW Manufacturers Inc.	Delaware SOS	UCC-1	CCA Financial, LLC	Equipment	07/08/2003	31718991
MW Manufacturers Inc.	Delaware SOS	UCC-1	IOS Capital	Equipment	10/08/2003	32732082
MW Manufacturers Inc.	Delaware SOS	UCC-1	Atlas Copco Compressors Inc.	Equipment	04/27/2004	41169293
MW Manufacturers Inc.	Virginia SCC	UCC-1	CIT Communications Finance Corporation	Equipment	09/17/2003	03091772238
MW Manufacturers Inc. (Defendant)	Virginia U.S. Western District Court	Suit re: civil rights, jobs	Carolyn James (Plaintiff)	$100,000	10/11/2005	7:05-cv-00624-jct
MW Manufacturers, Inc.	Virginia, Franklin County Circuit Court (Real estate records)	UCC-1	The Royal Bank of Scotland plc. as Collateral Agent	Fixtures	02/19/2004	0400000011
Napco Inc.	Delaware SOS	UCC-1	Toyota Motor Credit Corporation	Equipment	04/18/2002	21140833
Napco, Inc.	Delaware SOS	UCC-1	Raymond Leasing Corporation	Equipment	05/29/2002	21596786
Napco Inc.	Delaware SOS	UCC-1	Toyota Motor Credit Corporation	Equipment	08/06/2002	22052771
Napco, Inc.	Delaware SOS	UCC-1	Raymond Leasing Corporation	Equipment	02/12/2003	30623044
Napco Inc.	Delaware SOS	UCC-1	National City Leasing Corporation	Equipment	05/14/2003	31531790
Napco, Inc.	Delaware SOS	UCC-1	Toyota Motor Credit Corporation	Equipment	12/18/2003	33345231
Napco, Inc.	Delaware SOS	UCC-1	NMHG Financial Services, Inc.	Equipment	01/13/2004	40090151
Napco, Inc.	Delaware SOS	UCC-1	US Bancorp	Equipment	11/02/2004	43079482
Napco, Inc.	Delaware SOS	UCC-1	Raymond Leasing Corporation	Equipment	11/18/2005	53661114
Napco, Inc.	Pennsylvania SOS	UCC-1	The CIT Group/ Equipment Financing, Inc. [assignee]	Equipment	10/10/1996	25940845
Napco, Inc.	Pennsylvania SOS	UCC Continuation	The CIT Group/ Equipment Financing, Inc. [assignee]	Equipment	10/10/1996	25940845	06/26/2001	34100224
Napco, Inc.	Pennsylvania SOS	UCC-1	CFC Investment Company	Equipment	04/08/2002	36100385
Napco Inc.	Pennsylvania SOS	UCC-1	CFC Investment Company	Equipment	07/05/2002	36420652
Napco	Pennsylvania SOS	UCC-1	International Material Control Systems, Inc.	Equipment	08/19/2002	36551024
Napco Inc.	Pennsylvania SOS	UCC-1	Motion Industries Inc.	Consigned inventory	08/15/2003	20030777299
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007611070
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007611070	04/21/2005	05-00126449
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007611181
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007611181	04/21/2005	05-00126447
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007611414
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007611414	04/21/2005	05-00126445
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007611525
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007611525	04/21/2005	05-00126442
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007611636
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007611636	04/21/2005	05-00126441
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007611858
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007611858	04/21/2005	05-00126439
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007611969
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007611969	04/21/2005	05-00126401
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007612091
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007612091	04/21/2005	05-00126402
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007612213
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007612213	04/21/2005	05-00126404
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007612324
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007612324	04/21/2005	05-00126405
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007621192
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007621192	04/21/2005	05-00126407
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007621203
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007621203	04/21/2005	05-00126410
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007621314
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007621314	04/21/2005	05-00126412
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007621425
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007621425	04/21/2005	05-00126413
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007621536
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007621536	04/21/2005	05-00126415
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007621869
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007621869	04/21/2005	05-00126416
New Alenco Window, Ltd.	Texas SOS	UCC-1	Mobilease, Inc.	Equipment	03/10/2005	05-0007621970
New Alenco Window, Ltd.	Texas SOS	UCC Amendment Adds secured party	Mobilease, Inc. and Hibernia National Bank	Equipment	03/10/2005	05-0007621970	04/21/2005	05-00126417
Patriot Manufacturing, Inc.	New Jersey Dept. of Treasury Commercial Recording	UCC-1	Leasevest Capital Corp.	Equipment	08/05/1999	1922271
Patriot Manufacturing, Inc.	New Jersey Dept. of Treasury Commercial Recording	UCC Continuation	Leasevest Capital Corp.	Equipment	08/05/1999	1922271	08/04/2004	1922271
Patriot Manufacturing, Inc.	New Jersey Dept. of Treasury Commercial Recording	UCC-1	Associates Commercial Corporation	Equipment	03/16/2001	2030719
Patriot Manufacturing, Inc.	New Jersey Dept. of Treasury Commercial Recording	UCC-1	IBM Credit LLC	Equipment	10/08/2003	21835506
Ply Gem Industries, Inc.	Delaware SOS	In-Lieu UCC-1	PNC Bank, Ohio, N.A., as Trustee and Fifth Third Bank of Northwestern Ohio	Mortgaged property (original filing in Wood County, Ohio)	09/05/2001	11108104
Ply Gem Industries, Inc.	Delaware SOS	UCC Assignment	Chase Manhattan Trust Company, N.A. [Assignee]	Mortgaged property (original filing in Wood County, Ohio)	09/05/2001	11108104	02/08/2002	20565154
Ply Gem Industries, Inc.	Delaware SOS	In-Lieu UCC-1	Chase Manhattan Trust Company, N.A.	Mortgaged property (original filing in Ohio SOS)	12/12/2001	20173231
Ply Gem Industries, Inc.	Delaware SOS	UCC-1	General Electric Capital Corporation	Equipment	08/30/2004	42435743
Variform, Inc. (Defendant)	Maryland U.S. Northern District Court	Suit re: diversity, breach of contract	D.M. Bowman, Inc. (Plaintiff)	$359,000	04/01/2005	1:05-cv-00892-BEL
Variform, Inc.	Missouri SOS	UCC-1	Wells Fargo Financial	Equipment	01/02/2001	20018070700A
Variform, Inc.	Missouri SOS	UCC-1	Wells Fargo Financial	Equipment	01/02/2001	20018070702C
Variform	Missouri SOS	UCC-1	Conseco Finance Vendor Services [assignee]	Equipment	02/09/2001	4133063
Variform, Inc.	Missouri SOS	UCC-1	Raymond Leasing Corp. [assignee]	Equipment	06/04/2001	4172405
Variform, Inc.	Missouri SOS	UCC-1	Raymond Leasing Corporation	Equipment	07/19/2001	2001-8004652
Variform, Inc.	Missouri SOS	UCC-1	Clune Equipment Leasing, LC	Equipment	12/17/2001	20018066392C
Variform, Inc.	Missouri SOS	UCC-1	Telimagine, Inc.	Equipment	12/31/2001	20018070520A
Variform, Inc.	Missouri SOS	UCC-1	Telimagine, Inc.	Equipment	12/31/2001	20018070560A
Variform, Inc.	Missouri SOS	UCC-1	Raymond Leasing Corporation	Equipment	03/08/2002	20020035745G
Variform, Inc.	Missouri SOS	UCC-1	Winthrop Resources Corporation	Equipment	05/02/2002	20020061726H
Variform, Inc.	Missouri SOS	UCC-1	Raymond Leasing Corporation	Equipment	06/21/2002	20020061463E
Variform, Inc.	Missouri SOS	UCC-1	Winthrop Resources Corporation	Equipment	11/12/2002	20020123632B
Variform, Inc.	Missouri SOS	UCC-1	Dell Financial Services	Equipment	02/03/2003	20030011455B
Variform, Inc.	Missouri SOS	UCC-1	Raymond Leasing Corporation	Equipment	03/17/2003	20030026774B
Variform, Inc.	Missouri SOS	UCC-1	General Electric Capital Corporation	Equipment	03/19/2003	20030027871A
Variform, Inc.	Missouri SOS	UCC-1	Winthrop Resources Corporation	Equipment	03/31/2003	20030033179K
Variform, Inc.	Missouri SOS	UCC-1	Raymond Leasing Corporation	Equipment	04/11/2003	20030037810F
Variform, Inc.	Missouri SOS	UCC-1	Raymond Leasing Corporation	Equipment	05/30/2003	20030037438C
Variform, Inc.	Missouri SOS	UCC-1	GATX Technology Services Corporation	Equipment	08/04/2003	20030080735K
Variform, Inc.	Missouri SOS	UCC Amendment Restates collateral	GATX Technology Services Corporation	Equipment	08/04/2003	20030080735K	10/06/2003	20030104278J
Variform, Inc.	Missouri SOS	UCC-1	Toyota Motor Credit Corporation	Equipment	11/13/2003	20030117425G
Variform, Inc.	Missouri SOS	UCC-1	Winthrop Resources Corporation	Equipment	11/21/2003	20030120423J
Variform, Inc.	Missouri SOS	UCC-1	Telimagine, Inc.	Equipment	01/05/2004	20040000440F
Variform, Inc.	Missouri SOS	UCC-1	GATX Technology Services Corporation	Equipment	01/30/2004	20040010757H
Variform, Inc.	Missouri SOS	UCC-1	Raymond Leasing Corporation	Equipment	03/19/2004	20040029243H
Variform, Inc.	Missouri SOS	UCC-1	General Electric Capital Corporation	Equipment	03/26/2004	20040032061K
Variform, Inc.	Missouri SOS	UCC-1	Raymond Leasing Corporation	Equipment	06/08/2004	20040062058J
Variform, Inc.	Missouri SOS	UCC-1	General Electric Capital Corporation	Equipment	11/11/2004	20040118069B
Variform, Inc.	Missouri SOS	UCC-1	Winthrop Resources Corporation	Equipment	01/06/2005	20050004786C
Variform, Inc.	Missouri SOS	UCC-1	Raymond Leasing Corporation	Equipment	02/17/2005	20050016313B
Variform, Inc.	Missouri SOS	UCC-1	Raymond Leasing Corporation	Equipment	02/17/2005	20050016314C
Variform, Inc.	Missouri SOS	UCC-1	Raymond Leasing Corporation	Equipment	04/21/2005	20050043026C
Variform, Inc.	Missouri SOS	UCC-1	Raymond Leasing Corporation	Equipment	06/23/2005	20050066037M
Variform, Inc.	Missouri SOS	UCC-1	Toyota Motor Credit Corporation	Equipment	08/08/2005	20050081465B
Variform, Inc.	Missouri SOS	UCC-1	Winthrop Resources Corporation	Equipment	12/01/2005	20050120610J
Variform, Inc.	Missouri SOS	UCC-1	ADCO Technology Solutions, LLC	Equipment	01/24/2006	20060011029B
Variform, Inc.	Missouri SOS	UCC-1	ADCO Technology Solutions, LLC	Equipment	01/24/2006	20060011030E
Variform, Inc.	Missouri SOS	UCC-1	ADCO Technology Solutions, LLC	Equipment	01/24/2006	20060011032G
Variform, Inc.	Missouri SOS	UCC-1	ADCO Technology Solutions, LLC	Equipment	01/24/2006	20060011033H
Variform, Inc.	Missouri SOS	UCC-1	ADCO Technology Solutions, LLC	Equipment	01/24/2006	20060011034J
Variform, Inc.	Missouri SOS	UCC-1	ADCO Technology Solutions, LLC	Equipment	01/24/2006	20060011035K
Variform, Inc.	Missouri SOS	UCC-1	ADCO Technology Solutions, LLC	Equipment	01/24/2006	20060011036M
Variform, Inc.	Tennessee SOS	UCC-1	Raymond Leasing Corporation [assignee]	Equipment	04/10/2001	101-023651
Variform, Inc.	Tennessee SOS	UCC-1	Raymond Leasing Corporation	Equipment	08/13/2001	201-076118
Variform, Inc.	Tennessee SOS	UCC-1	Green Tree Vendor Services Grp [assignee]	Equipment	01/21/2000	300-004512
Variform, Inc.	Tennessee SOS	UCC Assignment	Wells Fargo Financial Leasing, Inc. [assignee]	Equipment	01/21/2000	300-004512	02/12/2001	201-051392
Variform, Inc.	Tennessee SOS	UCC-1	Pitney Bowes Credit Corporation	Equipment	03/31/2000	300-018892
Variform, Inc.	Tennessee SOS	UCC-1	Raymond Leasing Corporation [assignee]	Equipment	11/03/2000	300-059595
Variform, Inc.	Tennessee, Marion County Register of Deeds (Real estate records)	UCC-1	General Electric Capital Corporation	Equipment	03/19/2003	70927; Book 320, P. 549
Variform, Inc.	West Virginia, Berkeley County (Real estate records)	UCC-1	General Electric Capital Corporation	Equipment		Book 01215, P.539

Schedule 6.04(b) - Existing Investments

None.

Schedule 6.09(n) - Existing Affiliate Agreements

EXHIBIT A

[Form of]
ADMINISTRATIVE QUESTIONNAIRE

ADMINISTRATIVE QUESTIONNAIRE—PLY GEM INDUSTRIES, INC.
Lending Institution:
Name for Signature Pages: Will sign Credit Agreement:  Will come via Assignment:  Number of Days post-closing:
Name for Signature Blocks:
Name for Publicity:
Address:
Main Telephone: Telex No./Answer back:

CONTACT-Credit Name: Address: Telephone: Fax: CONTACT-Operations Name: Address: Telephone: Fax:
PAYMENT INSTRUCTIONS
Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
For further credit:
Account No.:
Attention:
Reference:
UBS AG, STAMFORD BRANCH, ADMINISTRATIVE DETAILS
UBS AG, Stamford Branch 677 Washington Boulevard Stamford, Connecticut 06901 Main Telephone: (203) 719-3000	Account Administrator Attn: Brian Costa Tel: (203) 719-6403 Fax: (203) 719-4176	Secondary Contact Attn: Juan Zuniga Tel: (203) 719-5993 Fax: (203) 719-4176
Wire Instructions:	The Agent’s wire instructions will be disclosed at the time of closing.

EXHIBIT B

[Form of]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including participations in any Letters of Credit and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:  ______________________________

2. Assignee:  ______________________________
[and is an Affiliate/Lender Affiliate of [identify Lender]1]

3. Borrowers:  Ply Gem Industries, Inc. and CWD Windows and Doors, Inc.

4. Administrative Agent: UBS AG, Stamford Branch, as the administrative agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement dated as of February 12, 2004, first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004, third amended and restated as of February 24, 2006 and further amended and restated as of October 31, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time), among PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower”), CWD WINDOWS AND DOORS, INC., a corporation organized under the federal laws of Canada (“Canadian Borrower” and together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”), PLY GEM HOLDINGS, INC. a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as co-arranger (in such capacity, “Co-Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES, INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank.

6.  Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[2]	Percentage Assigned of Commitment/Loans[3]
Existing U.S. Term	$	$	%
Canadian Term	$	$	%
Additional U.S. Term Loan	$	$	%

1 Select as applicable.

2 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Page break]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]4

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:______________________________
Title:
Consented to and Accepted:
PLY GEM INDUSTRIES, INC.5

By:
Name:
Title:

UBS AG, STAMFORD BRANCH,
as Administrative Agent [and Issuing Bank]6

By:
Name:
Title:

By:
Name:
Title:

[UBS LOAN FINANCE,
as Swingline Lender

By:
Name:
Title:

By:
Name:
Title:]7

4 This date may not be fewer than 5 Business days after the date of assignment unless the Administrative Agent otherwise agrees.

5 To be completed to the extent consent is required under Section 11.04(b).

6 Reference to Issuing Bank required for an assignment of Revolving Commitments.

7 Reference to Swingline Lender required for an assignment of Revolving Commitments.

ANNEX 1 to Assignment and Assumption

PLY GEM INDUSTRIES, INC. AND CWD WINDOWS AND DOORS, INC.
CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of Parent, each of the Borrowers, any of their Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by Parent, each of the Borrowers, any of their Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 4.01(c) or 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement, (vi) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by, the law of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.

EXHIBIT C

[Form of]
U.S. BORROWING REQUEST

UBS AG, Stamford Branch,
as Administrative Agent for
the Lenders referred to below,
677 Washington Boulevard
Stamford, Connecticut 06901

Attention: [                 ]

Re: PLY GEM INDUSTRIES, INC.
[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of February 12, 2004, first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004, third amended and restated as of February 24, 2006 and further amended and restated as of October 31, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower”), CWD WINDOWS AND DOORS, INC., a corporation organized under the federal laws of Canada (“Canadian Borrower” and together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”) PLY GEM HOLDINGS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as co-arranger (in such capacity, “Co-Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES, INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank. U.S. Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Class of Borrowing	[Existing U.S. Term Loan Borrowing] [Swingline Loan] [Additional U.S. Term Loan Borrowing]
(B) Principal amount of Borrowing[1]
(C) Date of Borrowing (which is a Business Day)
(D) Type of Borrowing	[ABR] [Eurodollar][2]
(E) Interest Period and the last day thereof[3]
(F) Funds are requested to be disbursed to U.S. Borrower’s account with UBS AG, Stamford Branch (Account No. ).

U.S. Borrower hereby represents and warrants that the conditions to lending specified in Sections 4.02(b), (c) and (d) of the Credit Agreement are satisfied as of the date hereof.

[Signature Page Follows]

1 ABR and Eurodollar Loans must be in an amount that is at least $2.5 million and an integral multiple of $500,000 or equal to the remaining available balance of the applicable Commitments.

2 Shall be ABR for Swingline Loans.

3 Shall be subject to the definition of “Interest Period” in the Credit Agreement.

PLY GEM INDUSTRIES, INC.

By:
Name:
Title:

EXHIBIT D

[Form of]

COMPLIANCE CERTIFICATE

I, [ ], the [Financial Officer] of U.S. BORROWER (in such capacity and not in my individual capacity), hereby certify that, with respect to that certain Credit Agreement dated as of February 12, 2004, first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004, third amended and restated as of February 24, 2006 and further amended and restated as of October 31, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference), among PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower”), CWD WINDOWS AND DOORS, INC., a corporation organized under the federal laws of Canada (“Canadian Borrower” and together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”), PLY GEM HOLDINGS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as co-arranger (in such capacity, “Co-Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank:

a. [Attached hereto as Schedule 1 are detailed calculations1  demonstrating compliance by U.S. Borrower with Sections 6.07(f) and 6.10 of the Credit Agreement. U.S. Borrower is in compliance with such Sections as of the date hereof.] [Attached hereto as Schedule 2 are detailed calculations setting forth the U.S. Borrower’s Excess Cash Flow.]2  [Attached hereto as Schedule 3 is the report of [accounting firm].]3

b. The Borrower was in compliance with each of the covenants set forth in Section 6.10 of the Credit Agreement at all times during and since [                         ].

c. No Default has occurred under the Credit Agreement which has not been previously disclosed, in writing, to the Administrative Agent pursuant to a Compliance Certificate.4

1 To accompany annual and quarterly financial statements only. Which calculations shall be in reasonable detail satisfactory to the Administrative Agent.

2 To accompany annual financial statements only.

3To accompany annual financial statements only. The report must opine or certify that, with respect to its regular audit of such financial statements, which audit was conducted in accordance with GAAP, the accounting firm obtained no knowledge that any Default, insofar as it relates to financial or accounting matters, has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof.

4If a Default shall have occurred, an explanation specifying the nature and extent of such Default shall be provided on a separate page together with an explanation of the corrective action taken or proposed to be taken with respect thereto.

Dated this [ ] day of [                 ], 20[  ].

PLY GEM INDUSTRIES, INC.

By:

Name:
Title:

SCHEDULE 1

Financial Covenants

(A) Total Leverage Ratio: Consolidated Indebtedness to Consolidated EBITDA
Consolidated Indebtedness for the four quarter period ended [ ], 20[ ]	_______________
Consolidated EBITDA	_______________
Consolidated Indebtedness to Consolidated EBITDA	[ ]:1.00
Covenant Requirement	No more than [ ]:1.00
(B) Consolidated Interest Coverage Ratio: Consolidated EBITDA to Cash Interest Expense
Consolidated EBITDA	_______________
Consolidated Interest Expense:[5]
The sum of:
(a) imputed interest on Capital Lease Obligations of U.S. Borrower and its Subsidiaries;	_______________

(b) commissions, discounts and other fees and charges owed by U.S. Borrower or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

_______________
(c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by U.S. Borrower or any of its Subsidiaries;	_______________

(d) cash contributions to any employee stock ownership plan or similar trust made by U.S. Borrower or any of its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than U.S. Borrower or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust;

_______________
(e) all interest paid or payable with respect to discontinued operations of U.S. Borrower or any of its Subsidiaries;	_______________
(f) the interest portion of any deferred payment obligations of U.S. Borrower or any of its Subsidiaries;	_______________
(g) all interest on any Indebtedness of U.S. Borrower or any of its Subsidiaries of the type described in clause (f) or (j) of the definition of “Indebtedness”;	_______________
less:
(x) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind	_______________
(y) items described in clause (c) or, other than to the extent paid in cash, clauses (f) and (g) above	_______________
Cash Interest Expense	_______________
Consolidated EBITDA to Cash Interest Expense	[ ]:1.00
Covenant Requirement	Greater than or equal to [ ]:1.00
(C) Capital Expenditures
Capital Expenditures made	_______________
Capital Expenditures permitted	_______________
CapEx Carryforward Amount	_______________
Net Cash Proceeds of Excluded Issuances	_______________
Covenant Requirement	No more than [ ][6]
(D) Excluded Issuances Uses:	-________________

5 Calculated on a Pro Forma Basis for the Acquisition, the Alenco Acquisition, the Alcoa Acquisition, any Permitted Acquisitions, each Permitted Sale and Leaseback Transaction and other Asset Sales in excess of $3.0 million

6  Add total from previous three items.

[SCHEDULE 2]

Excess Cash Flow Calculation:
Consolidated EBITDA for fiscal year ended [ ], 20[ ], minus	_______________
(a) Debt Service for such Excess Cash Flow Period actually paid during such Excess Cash Flow Period;	_______________

(b) Capital Expenditures during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (c) was previously delivered) that are paid in cash;

_______________

(c) (x) Capital Expenditures that U.S. Borrower or any of its Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period; provided that a certificate is delivered in accordance with the Credit Agreement or (y) the CapEx Carryforward Amount for such Excess Cash Flow Period less the CapEx Carryforward Amount from the prior Excess Cash Flow Period that is not used in such Excess Cash Flow Period;

_______________
(d) the aggregate amount of investments made in cash during such period pursuant to Sections 6.04(e), (i), (j), (k) and (m) (other than investments made with Excluded Issuances;	_______________

(e) taxes of U.S. Borrower and its Subsidiaries that were paid in cash during such Excess Cash Flow Period or will be paid within six months after the end of such Excess Cash Flow Period and for which reserves have been established;

_______________
(f) Permitted Tax Distributions that are paid during the respective Excess Cash Flow Period or will be paid within six months after the close of such Excess Cash Flow Period;	_______________

(g) the absolute value of the difference, if negative, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period over the amount of Net Working Capital at the end of such Excess Cash Flow Period;
_______________
(h) losses excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that are paid in cash during such Excess Cash Flow Period;	_______________
(i) to the extent added to determine Consolidated EBITDA, costs and expenses incurred in connection with the Alenco Acquisition and the Alcoa Acquisition;	_______________

(j) to the extent added to determine Consolidated EBITDA, all items that did not result from a cash payment to U.S. Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period;

_______________

(k) permanent repayments and prepayments of Indebtedness (other than the Obligations) made by U.S. Borrower and its Subsidiaries during such fiscal year to the extent funded with internally generated funds;[7]

_______________
plus:
(i) the difference, if positive, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period over the amount of Net Working Capital at the end of such Excess Cash Flow Period;	_______________

(ii) all proceeds received during such Excess Cash Flow Period of any Indebtedness to the extent used to finance any Capital Expenditure (other than Indebtedness under the Credit Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such borrowings);

_______________

(iii) to the extent any permitted Capital Expenditures referred to in (c) above do not occur in the Excess Cash Flow Period specified in the certificate of U.S. Borrower provided pursuant to (c) above, such amounts of Capital Expenditures that were not so made in the Excess Cash Flow Period specified in such certificates;

_______________

(iv) any return of capital on or in respect of investments received in cash during such period other than proceeds of an Asset Sale, which investments were made pursuant to Section 6.04(e), (i), (j), (k) or (m) (other than investments made from Excluded Issuances);

_______________

(v) income or gain excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that is realized in cash during such Excess Cash Flow Period (except to the extent such gain is subject to Section 2.10);

_______________
(vi) if deducted in the computation of Consolidated EBITDA, interest income; and	_______________

(vii) to the extent subtracted in determining Consolidated EBITDA, all items that did not result from a cash payment by U.S. Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period.

_______________
Excess Cash Flow	_______________

7 Any amount deducted pursuant of any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period

EXHIBIT E
[Form of]
INTEREST ELECTION REQUEST

[INTENTIONALLY OMITTED]

EXHIBIT F

[Form of]

JOINDER AGREEMENT

Reference is made to the Credit Agreement, dated as of February 12, 2004, first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004, third amended and restated as of February 24, 2006 and further amended and restated as of October 31, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower”), CWD WINDOWS AND DOORS, INC., a corporation organized under the federal laws of Canada (“Canadian Borrower” and together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”), PLY GEM HOLDINGS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as arranger (in such capacity, “Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank.

W I T N E S S E T H:

WHEREAS, the Guarantors have entered into the Credit Agreement and the Security Agreement in order to induce the Lenders to make the Loans and the Issuing Bank to issue Letters of Credit to or for the benefit of the Borrowers;

WHEREAS, pursuant to Section 5.10[(b)][(c)] of the Credit Agreement each Subsidiary (other than certain Foreign Subsidiaries and any Non-Guarantor Subsidiary) that was not in existence on the date of the Credit Agreement is required to become a Guarantor under the Credit Agreement by executing a Joinder Agreement. The undersigned Subsidiary (the “New Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Credit Agreement [in order to induce the U.S. Lenders to make additional Revolving Loans and the Issuing Bank to issue Letters of Credit and] as consideration for the Loans previously made [and Letters of Credit previously issued].

NOW, THEREFORE, the Administrative Agent, Collateral Agent and the New Guarantor hereby agree as follows:

1. Guarantee. In accordance with Section 5.10[(b)][(c)] of the Credit Agreement, the New Guarantor by its signature below becomes a [Canadian Subsidiary Guarantor] [U.S. Guarantor] under the Credit Agreement with the same force and effect as if originally named therein as such a Guarantor and hereby guarantees the prompt payment in full of the [Canadian] Obligations.

2. Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as such a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof, except to the extent such representations expressly relate to an earlier date. Each reference to a [Canadian Subsidiary Guarantor] [U.S. Guarantor] in the Credit Agreement shall be deemed to include the New Guarantor. The New Guarantor hereby attaches supplements to each of the schedules to the Credit Agreement applicable to it.

3. Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

5. No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

6. Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 11.01 of the Credit Agreement.

7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:
Address for Notices:

UBS AG, STAMFORD BRANCH, as
                                Administrative Agent and Collateral Agent

By:
Name:
Title:
By:
Name:
Title:

[Note: Schedules to be attached.]

EXHIBIT G-1

[Form of]
U.S. LANDLORD ACCESS AGREEMENT

[Provided under Separate Cover]

G-1-

EXHIBIT G-2

[Form of]
CANADIAN LANDLORD ACCESS AGREEMENT

[Provided under Separate Cover]

G-2-

EXHIBIT H

[Form of]

RESTATED LC REQUEST [AMENDMENT]

Dated (1)

UBS AG, Stamford Branch, as Administrative Agent under the Fourth Amended and Restated Credit Agreement dated as of February 12, 2004, as first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004, and further amended and restated as of February 24, 2006, and further amended and restated as of October 31, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower”), CWD WINDOWS AND DOORS, INC., a corporation organized under the federal laws of Canada (“Canadian Borrower” and together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”), PLY GEM HOLDINGS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as co-arranger (in such capacity, “Co-Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank,

677 Washington Boulevard
Stamford, Connecticut 06901
Attention: [ ]
[Name and Address of Issuing Bank
if different from Administrative Agent]

Ladies and Gentlemen:

We hereby request that [UBS AG, STAMFORD BRANCH][name of proposed Issuing Bank], as Issuing Bank under the Credit Agreement, [issue] [amend] [renew] [extend] [a] [an existing] [Standby] [Commercial][Auto-Renewal] Letter of Credit for the account of the undersigned(2) on (3) (the “Date of [Issuance] [Amendment] [Renewal] [Extension]”) in the aggregate stated amount of (4). [Such Letter of Credit was originally issued on [date].]

For purposes of this LC Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

The beneficiary of the requested Letter of Credit [will be] [is] (5), and such Letter of Credit [will be] [is] in support of (6) and [[will have] [has] a stated expiration date of (7)][will have automatic renewal provisions; provided that the Issuing Bank shall be permitted to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of this Letter of Credit) by giving prior notice to the beneficiary thereof not later than [a day in each such twelve-month period to be agreed upon at the time this Letter of Credit is issued]. Unless otherwise directed by the Issuing Bank, U.S. Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal.]. [Describe the nature of the amendment, renewal or extension.]

We hereby certify that:

(1) [Each of U.S. Borrower and each other Loan Party is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed, and, as of today and at the time of and immediately after giving effect to the [issuance] [amendment] [renewal] [extension] of the Letter of Credit requested herein, no Default has or will have occurred and be continuing.

(2) Each of the representations and warranties made by any Loan Party set forth in any Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of today’s date and with the same effect as though made on and as of today’s date, except to the extent such representations and warranties expressly relate to an earlier date.

(3) No order, judgment or decree of any Governmental Authority purports to restrain any Lender from taking any actions to be made hereunder or from making any Loans to be made by it. No injunction or other restraining order has been issued, is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this LC Request, the Credit Agreement or the making of Loans thereunder.

(4) After giving effect to the request herein, the LC Exposure will not exceed the LC Commitment and the total Revolving Exposures will not exceed the total Revolving Commitments.

Copies of all relevant documentation with respect to the supported transaction are attached hereto.

[                                                ]

By:
Name:
Title:

1 Date of LC Request.

2 Note that if the LC Request is for the account of a Subsidiary, U.S. Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account or in favor of any Subsidiary.

3 Date of Issuance [Amendment] [Renewal] [Extension] which shall be at least three Business Days after the date of this LC Request, if this LC Request is delivered to the Issuing Bank by 11:00 a.m., New York City time (or such shorter period as is acceptable to the Issuing Bank).

4 Aggregate initial stated amount of Letter of Credit.

5 Insert name and address of beneficiary.

6 Insert description of the obligation to which it relates in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Commercial Letters of Credit.

7 Insert last date upon which drafts may be presented which may not be later than (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

H-

EXHIBIT I

[Form of]

LENDER ADDENDUM

Reference is made to the Credit Agreement dated as of February 12, 2004, first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004, third amended and restated as of February 24, 2006 and further amended and restated as of October 31, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower”), CWD WINDOWS AND DOORS, INC., a corporation organized under the federal laws of Canada (“Canadian Borrower” and together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”), PLY GEM HOLDINGS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as co-arranger (in such capacity, “Co-Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank.

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 11.14 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 hereto, effective as of the Closing Date.

THIS LENDER ADDENDUM SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this       day of [  ], 200[ ].

as a Lender
                                   [Please type legal name of Lender above]

By:

Name:
                                    Title:

[If second signature is necessary:]

By:

Name:
                                    Title:

Accepted and agreed:

[PLY GEM INDUSTRIES, INC.]
[CWD WINDOWS AND DOORS, INC.]

By:____________________________
Name:
Title:

UBS AG, STAMFORD BRANCH, as
Administrative Agent

By:__________________________
Name:
Title:

By:__________________________
Name:
Title:

Schedule 1

COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:

Notice Address:

Attention:

Telephone:

Facsimile:

2.	Existing U.S. Term Loan Commitment:

Canadian Term Loan Commitment:

Revolving Commitment:

Additional U.S. Term Loan Commitment:

I-

EXHIBIT J-1

[Form of]
MORTGAGE

[Provided under Separate Cover]

EXHIBIT J-2

[Form of]
CANADIAN MORTGAGE

[Provided under Separate Cover]

EXHIBIT J-3

[Form of]
LEASEHOLD MORTGAGE

[Provided under Separate Cover]

EXHIBIT K-1

[Form of]
U.S. TERM NOTE

$_______________
New York, New York
       [Date]

FOR VALUE RECEIVED, the undersigned, PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower”), hereby promises to pay to the order of [                                    ] (the “Lender”) on the Term Loan Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of ____________ DOLLARS ($____________), or, if less, the aggregate unpaid principal amount of all Existing U.S. Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement referred to below. U.S. Borrower further agrees to pay interest in like money at such office specified in Section 2.14 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Existing U.S. Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of U.S. Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of February 12, 2004, first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004, third amended and restated as of February 24, 2006 and further amended and restated as of October 31, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among U.S. Borrower, CWD WINDOWS AND DOORS, INC., a corporation organized under the federal laws of Canada (“Canadian Borrower” and together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”), PLY GEM HOLDINGS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as co-arranger (in such capacity, “Co-Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Page Follows]

PLY GEM INDUSTRIES, INC.,

as U.S. Borrower

By:
Name:
Title:

EXHIBIT K-2

[Form of]
CANADIAN TERM NOTE

$_______________
New York, New York

        [Date]

FOR VALUE RECEIVED, the undersigned, CWD WINDOWS AND DOORS, INC., a corporation organized under the federal laws of Canada (the “Canadian Borrower”), hereby promises to pay to the order of [                                    ] (the “Lender”) on the Term Loan Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of ____________ DOLLARS ($____________), or, if less, the aggregate unpaid principal amount of all Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. Borrower further agrees to pay interest in like money at such office specified in Section 2.14 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of February 12, 2004, first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004, third amended and restated as of February 24, 2006 and further amended and restated as of October 31, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Canadian Borrower, PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower” and together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”), PLY GEM HOLDINGS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as co-arranger (in such capacity, “Co-Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Page Follows]

CWD WINDOWS AND DOORS, INC.,

as Canadian Borrower

By:
Name:
Title:

EXHIBIT K-3

[Form of]
REVOLVING NOTE

$_________________
New York, New York

        [Date]

FOR VALUE RECEIVED, the undersigned, PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower”), CWD Windows and Doors, Inc., a corporation organized under the federal laws of Canada (“Canadian Borrower” and, together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”), hereby promises to pay to the order of [                                    ] (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) ____________ DOLLARS ($____________) and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. Borrower further agrees to pay interest in like money at such office specified in Section 2.14 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of each of the Borrowers hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of February 12, 2004, first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004, third amended and restated as of February 24, 2006 and further amended and restated as of October 31, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, PLY GEM HOLDINGS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as co-arranger (in such capacity, “Co-Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Page Follows]

PLY GEM INDUSTRIES, INC.,

as U.S. Borrower

By:
Name:
Title:

CWD WINDOWS AND DOORS, INC.,

as Canadian Borrower

By:
Name:
Title:

EXHIBIT K-4

[Form of]
SWINGLINE NOTE

$____________
New York, New York

         [Date]

FOR VALUE RECEIVED, the undersigned, PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower”), CWD Windows and Doors, Inc., a corporation organized under the federal laws of Canada (“Canadian Borrower” and, together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”), hereby promises to pay to the order of [                                    ] (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) ____________ ($____________) and (b) the aggregate unpaid principal amount of all Swingline Loans made by Lender to the undersigned pursuant to Section 2.17 of the Credit Agreement referred to below. Borrower further agrees to pay interest on the unpaid principal amount hereof in like money at such office specified in Section 2.17(c) of the Credit Agreement from time to time from the date hereof at the rates and on the dates specified in Section 2.06 of the Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, the amount of each Swingline Loan and the date and amount of each payment or prepayment of principal thereof; provided that the failure of Lender to make such recordation (or any error in such recordation) shall not affect the obligations of each of the Borrowers hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of of February 12, 2004, first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004, third amended and restated as of February 24, 2006 and further amended and restated as of October 31, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrowers, PLY GEM HOLDINGS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as co-arranger (in such capacity, “Co-Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Page Follows]

PLY GEM INDUSTRIES, INC.,

as U.S. Borrower

By:
Name:
Title:

CWD WINDOWS AND DOORS, INC.,

as Canadian Borrower

By:

Name:
                                    Title:

EXHIBIT L-1

[Form of]
PERFECTION CERTIFICATE
[Provided under Separate Cover]

EXHIBIT L-2

[Form of]
PERFECTION CERTIFICATE SUPPLEMENT

[Provided under Separate Cover]

EXHIBIT M-1

[Form of]
U.S. SECURITY AGREEMENT

[Provided under Separate Cover]

EXHIBIT M-1

[Form of]
CANADIAN SECURITY AGREEMENT

[Provided under Separate Cover]

EXHIBIT N

[Form of]
OPINION OF COMPANY COUNSEL

[Provided under Separate Cover]

EXHIBIT N-2

[Form of]
OPINION OF LOCAL COUNSEL

[Provided under Separate Cover]

EXHIBIT N-3

[Form of]
OPINION OF CANADIAN COUNSEL

[Provided under Separate Cover]

EXHIBIT O

[Form of]

SOLVENCY CERTIFICATE

I, the undersigned, [financial officer] of PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower”), DO HEREBY CERTIFY on behalf of U.S. Borrower that:

1. This Certificate is furnished pursuant to Section 4.03(d) of the Fourth Amended and Restated Credit Agreement (the capitalized terms defined therein being used herein as therein defined), dated as of October 31, 2006, among U.S. Borrower, CWD WINDOWS AND DOORS, INC., a corporation organized under the federal laws of Canada (“Canadian Borrower” and together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”), PLY GEM HOLDINGS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as arranger (in such capacity, “Co-Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank (the “Amended and Restated Credit Agreement”).

2. Immediately following the consummation of the Fourth Amendment Transactions in connection with the Amended and Restated Credit Agreement, and after giving effect to the application of the proceeds of each Loan made on the date hereof, (a) the fair value of the assets of each Loan Party (individually and on a consolidated basis with its Subsidiaries) exceeds its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party (individually and on a consolidated basis with its Subsidiaries) is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Fourth Amendment Effectiveness Date pursuant to the Amended and Restated Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand this [ ]th day of [                  ].

PLY GEM INDUSTRIES, INC.

By:
Name:
Title:

EXHIBIT P-1

[Form of]

AMENDED AND RESTATED U.S. INTERCOMPANY NOTE

New York, New York

        [date]

This note (“Note”) amends and restates the U.S. Intercompany Note executed by the parties hereto (other than the entities listed under the heading “New Subsidiaries”) on February 12, 2004 in its entirety.

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This Note is a U.S. Intercompany Note referred to in the Credit Agreement dated as of February 12, 2004, first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004, third amended and restated as of February 24, 2006 and further amended and restated as of October 31, 2006 (“Credit Agreement”), among PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower”), CWD WINDOWS AND DOORS, INC., a corporation organized under the federal laws of Canada (“Canadian Borrower” and together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”), PLY GEM HOLDINGS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as co-arranger (in such capacity, “Co-Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank, and is subject to the terms thereof, and shall be pledged by each Payee to the extent required by the Security Agreement. Each Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is U.S. Borrower or a U.S. Guarantor to any Payee other than U.S. Borrower shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Obligations under the Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) if any default occurs and is continuing with respect to any Senior Indebtedness (including any Default under the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the itself, the Issuing Bank and the Lenders, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not U.S. Borrower or a U.S. Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                                PLY GEM INDUSTRIES, INC.

                                By:
                          Name:
                           Title:

                                PLY GEM HOLDINGS, INC.

                                By:
Name:
                       Title:

GREAT LAKES WINDOW, INC.
                            KROY BUILDING PRODUCTS, INC.
                            NAPCO, INC.
                            NAPCO WINDOW SYSTEMS, INC.
                            THERMAL-GARD, INC.
                            VARIFORM, INC.

                                By:
Name:
            Title:

MWM HOLDING, INC.
MW MANUFACTURERS INC.
PATRIOT MANUFACTURING, INC.

By:
Name:
Title:

AWC HOLDING COMPANY
ALENCO HOLDING CORPORATION
ALENCO TRANS, INC.
AWC ARIZONA, INC.
ALENCO EXTRUSION MANAGEMENT, L.L.C.
ALENCO EXTRUSION GA, L.L.C.
ALUMINUM SCRAP RECYCLE, L.L.C.
ALENCO BUILDING PRODUCTS MANAGEMENT, L.L.C.
ALENCO WINDOW GA, L.L.C.
GLAZING INDUSTRIES MANAGEMENT, L.L.C.
ALENCO INTERESTS, L.L.C.

By:
Name: Shawn K. Poe
Title: Vice President, Treasurer and Secretary

NEW ALENCO EXTRUSION, LTD.

By: Alenco Extrusion Management, L.L.C.
its General Partner

By:
Name: Shawn K. Poe
Title: Vice President, Treasurer and Secretary

NEW ALENCO WINDOW, LTD.
By: Alenco Building Products Management, L.L.C.
its General Partner

By:
Name: Shawn K. Poe
Title: Vice President, Treasurer and Secretary

NEW GLAZING INDUSTRIES, LTD.
By: Glazing Industries Management, L.L.C.
its General Partner

By:
Name: Shawn K. Poe
Title: Vice President, Treasurer and Secretary

ALCOA HOME EXTERIORS, INC.

By:
Name: Shawn K. Poe
Title: Vice President, Treasurer and Secretary

EXHIBIT P-2

[Form of]

AMENDED AND RESTATED CANADIAN INTERCOMPANY NOTE

New York, New York

[date]

This note (“Note”) amends and restates the Canadian Intercompany Note executed by the parties hereto (other than the entities listed under the heading “New Subsidiaries”) on February 12, 2004 in its entirety.

FOR VALUE RECEIVED, (i) each of the undersigned to the extent a borrower from time to time from Canadian Borrower or any Canadian Subsidiary Guarantor and (ii) Canadian Borrower or any Canadian Subsidiary Guarantor, to the extent a borrower from any other entity listed on the signature pages hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables, but not including any amount under the subordinated promissory note dated February 12, 2004 issued by the Canadian Borrower in favour of the U.S. Borrower in the principal amount of U.S. $45,000,000) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This Note is a Canadian Intercompany Note referred to in the Credit Agreement dated as of February 12, 2004, first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004, third amended and restated as of February 24, 2006 and further amended and restated as of October 31, 2006 (“Credit Agreement”), among PLY GEM INDUSTRIES, INC., a Delaware corporation (“U.S. Borrower”), CWD WINDOWS AND DOORS, INC., a corporation organized under the federal laws of Canada (“Canadian Borrower” and together with U.S. Borrower, each a “Borrower” and collectively the “Borrowers”), PLY GEM HOLDINGS, INC., a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), J.P. MORGAN SECURITIES INC., as co-arranger (in such capacity, “Co-Arranger”), JPMORGAN CHASE BANK, N.A., as documentation agent (in such capacity, “Documentation Agent”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank, and is subject to the terms thereof, and shall be pledged by each Payee to the extent required by the Security Documents. Each Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Documents with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is Canadian Borrower or a Canadian Subsidiary Guarantor to any Payee other than Canadian Borrower shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Obligations under the Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) if any default occurs and is continuing with respect to any Senior Indebtedness (including any Default under the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the itself, the Issuing Bank and the Lenders, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not Canadian Borrower or a Canadian Subsidiary Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

PLY GEM INDUSTRIES, INC.
By:
Name:
Title:

CWD WINDOWS AND DOORS, INC.
By:
Name:
Title:

PLY GEM HOLDINGS, INC.
By:
Name:
Title:

GREAT LAKES WINDOW, INC.
NAPCO, INC.
NAPCO WINDOW SYSTEMS, INC.
THERMAL-GARD, INC.
VARIFORM, INC.
KROY BUILDING PRODUCTS, INC.
By:
Name:
Title:

MWM HOLDING, INC.
MW MANUFACTURERS INC.
PATRIOT MANUFACTURING, INC.

By:
Name:
Title:

AWC HOLDING COMPANY
ALENCO HOLDING CORPORATION
ALENCO TRANS, INC.
AWC ARIZONA, INC.
ALENCO EXTRUSION MANAGEMENT, L.L.C.
ALENCO EXTRUSION GA, L.L.C.
ALUMINUM SCRAP RECYCLE, L.L.C.
ALENCO BUILDING PRODUCTS MANAGEMENT, L.L.C.
ALENCO WINDOW GA, L.L.C.
GLAZING INDUSTRIES MANAGEMENT, L.L.C.
ALENCO INTERESTS, L.L.C.

By:
Name:
Title: Vice President, Treasurer and Secretary:

NEW ALENCO EXTRUSION, LTD.

By: Alenco Extrusion Management, L.L.C.
its General Partner

By:
    Name: Shawn K. Poe
    Title: Vice President, Treasurer and Secretary

NEW ALENCO WINDOW, LTD.
By: Alenco Building Products Management, L.L.C.
its General Partner

By:

Name: Shawn K. Poe
Title: Vice President, Treasurer and Secretary

NEW GLAZING INDUSTRIES, LTD.
By: Glazing Industries Management, L.L.C.
its General Partner

By:
Name: Shawn K. Poe
Title: Vice President, Treasurer and Secretary

ALCOA HOME EXTERIORS, INC.

By:
Name: Shawn K. Poe
Title: Vice President, Treasurer and Secretary

EXHIBIT Q

[Form of]
U.S. TAX COMPLIANCE CERTIFICATE

[Provided under Separate Cover]

EXHIBIT R

[Form of]
INTERCREDITOR AGREEMENT